EXHIBIT (b)(4)

EXECUTION COPY

$450,000,000 Senior Unsecured Term Loan Agreement

(TWO-DRAW TERM LOAN)

BY AND AMONG

LEHMAN BROTHERS INC.,

AS JOINT LEAD ARRANGER AND JOINT BOOKRUNNER

CREDIT SUISSE SECURITIES (USA) LLC,

AS JOINT LEAD ARRANGER AND JOINT BOOKRUNNER

LEHMAN COMMERCIAL PAPER INC.

AS ADMINISTRATIVE AGENT

CREDIT SUISSE

AS SYNDICATION AGENT AND SYNDICATION PARTY

LEHMAN COMMERCIAL PAPER INC.

AS SYNDICATION PARTY AND THE OTHER SYNDICATION PARTIES NAMED HEREIN

AND

PILGRIM’S PRIDE CORPORATION, AS BORROWER

DATED AS OF NOVEMBER 29, 2006

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TERM LOAN AGREEMENT

(TWO-DRAW TERM LOAN)

Agreement

THIS Term Loan Agreement (“Term Loan Agreement”) is entered into as of the 29th day of November 2006 (“Effective Date”), by and among LEHMAN COMMERCIAL PAPER INC. (“LCPI”) as the Administrative Agent for the benefit of the present and future Syndication Parties, LEHMAN BROTHERS INC. as Joint Lead Arranger and Joint Bookrunner, CREDIT SUISSE SECURITIES (USA) LLC as Joint Lead Arranger and Joint Bookrunner, CREDIT SUISSE as Syndication Agent, the Syndication Parties identified on Schedule 1 hereto, and PILGRIM’S PRIDE CORPORATION, a corporation formed under the laws of the State of Delaware, whose address is 4845 US Highway 271 N., Pittsburg, Texas 75686 (“Borrower”), and is effective as of the Effective Date.

Article 1. DEFINED TERMS

As used in this Term Loan Agreement, the following terms shall have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

1.1 Acquisition Completion Date: means the date on which the Borrower has acquired 100% of the Gold Kist Stock.

1.2 [Reserved].

1.3 Agents : means the Administrative Agent, the Syndication Agent and the Joint Lead Arrangers, collectively.

1.4 Aggregate Commitment: shall be the sum of the Individual Commitments shown on Schedule 1, as reduced on a pro rata basis by the principal amount of the GK Senior Notes not repaid with the proceeds hereof, cash on hand or other Debt of the Borrower.

1.5 Applicable Lending Office: means, for each Syndication Party and for each Advance, the lending office of such Syndication Party designated as such for such Advance on its signature page hereof or in the applicable Syndication Acquisition Agreement or such other office of such Syndication Party as such Syndication Party may from time to time specify to the Administrative Agent and Borrower as the office by which its Advances are to be made and maintained.

1.6 Bank Debt: means all amounts owing under or on account of the Notes, Funding Losses and all interest, fees, expenses, charges and other amounts payable by Borrower pursuant to the Loan Documents.

1.7 Banking Day: means (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, any day which is a Banking Day described in clause (a) and which is also a day for trading by and between banks in U.S. Dollar deposits in the interbank eurodollar market.

1.8 Base Rate: means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. For purposes hereof: “Prime Rate” shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. Any change in the Base Rate due to a change in the Prime Rate actually available or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

1.9 Base Rate Loan: means a Loan that bears interest at the Base Rate.

1.10 Borrower’s Account: means Borrower’s account # 3788148 at Harris N.A. (ABA #071000288).

1.11 Borrower Benefit Plan: means (a) any funded “employee welfare benefit plan,” as that term is defined in Section 3(1) of ERISA; (b) any “multiemployer plans,” as defined in Section 3(37) of ERISA; (c) any “employee pension benefit plan” as defined in Section 3(2) of ERISA; (d) any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA; (e) any “multiple employer plan” within the meaning of Section 413 of the Code; (f) any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; (g) a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code; (h) a “welfare benefit fund” within the meaning of Section 419 of the Code; or (i) any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees, which is maintained by the Borrower or in which Borrower participates or to which Borrower is obligated to contribute, but excluding any such plan, arrangement, association or fund that is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens.

1.12 [Reserved].

1.13 Capital Lease: means any lease of property (whether real, personal or mixed) by a Person, the discounted present value of the rental obligations of such Person as lessee under such lease, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person.

1.14 Casualty Event: means a loss or taking caused by or resulting from a fire, earthquake, explosion, wind, rain, or condemnation, or substantially similar occurrence.

1.15 Casualty Proceeds: the amount received on account of a Casualty Event from insurance, condemnation award, judgment, or settlement.

1.16 Change of Control: has the meaning ascribed to such term in the Senior Indenture.

1.17 Closing Date: means that date on which (i) the Administrative Agent, the Syndication Parties, and Borrower have executed all Loan Documents to which they are parties, (ii) the conditions set forth in Section 8.1 of this Term Loan Agreement have been met, and (iii) the Initial Advance has been made in accordance with the terms hereof, which shall be no later than September 27, 2007.

1.18 CoBank Loan: means the loans pursuant to that certain 2006 Amended and Restated Credit Agreement among CoBank, ACB as administrative agent, Agriland, FCS as lender and the other agents and lenders named therein, dated on or about September 21, 2006, as it may be amended, supplemented or modified from time to time (the “CoBank Credit Agreement”), and including any loan to refinance the principal owing under such loan.

1.19 CoBank Loan Administrative Agent: has the meaning ascribed to the term “Administrative Agent” in the CoBank Credit Agreement.

1.20 CoBank Loan Collateral: has the meaning ascribed to the term “Collateral” in the CoBank Credit Agreement.

1.21 Code: means the Internal Revenue Code of 1986, as amended from time to time.

1.22 Commitment Letter: means that certain Commitment Letter among Borrower, Lehman Brothers Inc., Lehman Brothers Commercial Bank and LCPI, dated as of September 27, 2006, as supplemented by that certain Supplemental Commitment Letter among Borrower, Lehman Brothers Inc., Lehman Brothers Commercial Bank, LCPI, Credit Suisse and Credit Suisse Securities (USA) LLC dated as of October 20, 2006.

1.23 Committed Advances: means the principal amount of all Advances which any Syndication Party is obligated to make as a result of Borrower having presented a Borrowing Notice to the Administrative Agent as provided in Section 8.2 hereof, but which has not been funded.

1.24 Compliance Certificate: means a certificate of the chief financial officer of Borrower in the form to be agreed upon by the Borrower and the Administrative Agent.

1.25 Consolidated Subsidiary: means any Subsidiary whose accounts are consolidated with those of Borrower in accordance with GAAP.

1.26 Control Acquisition Date: means the date on which the amount of Gold Kist Stock that Borrower has acquired initially exceeds fifty percent (50%).

1.27 Debt: means as to any Person, without duplication: (a) indebtedness, obligations, or liability of such Person for borrowed money (including by the issuance of debt securities), or for the deferred purchase price of property or services (excluding trade obligations); (b) the aggregate of the principal components of all Capital Leases and other agreements for the use, acquisition or retention of real or personal property which are required to be capitalized under GAAP; (c) to the extent drawn upon, obligations of such Person arising under bankers’ or trade acceptance facilities, letters of credit, customer advances and other extensions of credit whether or not representing obligations for borrowed money; (d) all guarantees, endorsements and other contingent obligations of such Person with respect to indebtedness arising from money borrowed by others; (e) all obligations secured by a lien on property owned by such Person, whether or not such Person has assumed or become liable for such obligations; and (f) all obligations of such Person under any Hedge Agreement with respect to interest payable on any of the items described in this definition.

1.28 Default Interest Rate: means with respect to any Loan, a rate of interest equal to 200 basis points in excess of the interest rate which would otherwise be applicable on such Loan as of the date or dates of calculation.

1.29 Environmental Laws: means any federal, state, or local law, statute, ordinance, rule, regulation, administration order, or permit now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about the assets of the Borrower and its Subsidiaries, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. 9601-9657 (“CERCLA”) and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987 (“RCRA”).

1.30 ERISA: means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.31 ERISA Affiliate: means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower, provided, however, that for purposes of provisions herein concerning minimum funding obligations (imposed under Section 412 of the Code or Section 302 of ERISA), the term “ERISA Affiliate” shall also include any entity required to be aggregated with Borrower under Section 414(m) or 414(o) of the Code.

1.32 Eurocurrency Reserve Requirements: means, for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Governors of the Federal Reserve System of the United States (or any successor) or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

1.33 Existing Gold Kist Indebtedness: means Gold Kist’s (i) outstanding Senior Notes due 2014 (the “GK Senior Notes”) and any premiums associated therewith, (ii) existing credit agreement with Cooperative Centrale Raiffeisen-Boerenleen Bank B.A., New York Branch, and a syndicate of banks and (iii) existing subordinated capital certificates.

1.34 Extended Maturity Date: means the date that is the ten (10) year anniversary of the Closing Date.

1.35 Federal Funds Effective Rate: means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Banking Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

1.36 Fee Letter: means the Fee Letter among Lehman Brothers Commercial Bank, LCPI, Lehman Brothers Inc. and Borrower dated September 27, 2006, as supplemented by that certain Supplemental Commitment Letter among Borrower, Lehman Brothers Inc., Lehman Brothers Commercial Bank, LCPI, Credit Suisse and Credit Suisse Securities (USA) LLC dated as of October 20, 2006.

1.37 Financial Projections: means financial projections of the operations of Borrower and its Subsidiaries provided to the Administrative Agent prior to the date hereof.

1.38 Fiscal Quarter: means each of the four (4) quarter accounting periods of thirteen (13) or fourteen (14) weeks of Borrower that together comprise a Fiscal Year.

1.39 Fiscal Year: means the 52 or 53 week period (a) ending on the Saturday closest to September 30 in each calendar year, regardless of whether such Saturday occurs in September or October of any calendar year and (b) beginning on the day immediately following the end of the preceding Fiscal Year.

1.40 Foreign Subsidiary Debt. means Debt of a non-U.S. Subsidiary of Borrower in an aggregate principal amount not to exceed seventy-five percent (75.0%) of such Subsidiary’s working capital.

1.41 Funding Material Adverse Effect: (a) any event, circumstance, change or effect having occurred or been threatened that, individually or in the aggregate with any other events, circumstances, changes and effects is or may be materially adverse to the business, condition (financial or otherwise), assets, liabilities, capitalization, prospects, operations or results of operations of the Borrower and its affiliates taken as a whole, Gold Kist and its affiliates taken as a whole or to the industry in which the Borrower and Gold Kist operate (including events relating to occurrences or cases of avian influenza affecting the markets or industry in which the Borrower and Gold Kist operate) that, in the reasonable judgment of the Joint Lead Arrangers, is or may be materially adverse to the Borrower and its affiliates taken as a whole, or the Joint Lead Arrangers become aware of any facts that, in their reasonable judgment, have or may have material adverse significance with respect to the value of Gold Kist and its affiliates taken as a whole or result or may result in a material diminution of the value of Gold Kist’s shares or the benefits expected to be derived by the Borrower of any of its affiliates as a result of the transactions contemplated by the Acquisition, or (b) the Joint Lead Arrangers becomes aware of any information or other matter affecting Gold Kist and its affiliates taken as a whole that is inconsistent in a material and adverse manner with any such information or other matter disclosed to the Joint Lead Arrangers on or prior to the execution of the Commitment Letter on September 27, 2006.

1.42 Funding Share: shall mean the amount of any Advance which each Syndication Party is required to fund, which shall be the amount of such Advance multiplied by such Syndication Party’s Individual Loan Pro Rata Share, in each case as of, but without giving effect to, such Advance.

1.43 GAAP: means generally accepted accounting principles in the United States of America, applied consistently, as in effect from time to time.

1.44 Gold Kist: means Gold Kist Inc., a Delaware corporation.

1.45 Gold Kist Stock: means the issued and outstanding common stock of Gold Kist.

1.46 Good Faith Contest: means the contest of an item if (a) the item is diligently contested in good faith by appropriate proceedings timely instituted, (b) either the item is (i) bonded or (ii) adequate reserves are established in accordance with GAAP with respect to the contested item if and to the extent reasonably satisfactory to the Required Lenders, and (c) during the period of such contest, the enforcement of any contested item is effectively stayed.

1.47 Governmental Authority: means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.48 Grower Settlement Agreements: means those certain promissory notes dated October 22, 1987 payable to the order of each of (a) Earl B. Lott, (b) Thomas David Mott, (c) Perry L. Stricklin, and (d) Irone Sumblin.

1.49 Hancock Loan: shall mean the loan to Borrower from John Hancock Mutual Life Insurance Company, ING Capital LLC and other lenders in the maximum principal amount of $185,000,000 made pursuant to that certain Fourth Amended and Restated Note Purchase Agreement dated as of November 18, 2003, as it may be amended from time to time (the “Hancock Credit Agreement”) (provided that the principal amount owing does not exceed $185,000,000) and the notes issued thereunder and providing a maturity date for said notes of December 15, 2013 or earlier.

1.50 Harris Loan: means the loans, letters of credit and reimbursement obligations relating to letters of credit in the current principal amount of not more than $175,239,727 to Borrower from Harris Bank, N.A. (individually and as Agent), and a group of lenders arranged by Harris Bank, N.A., and their respective successors and assigns, pursuant to that certain Third Amended and Restated Secured Credit Agreement dated as of April 7, 2004, as it may be amended from time to time (the “Harris Credit Agreement”) (provided that the principal amount owing thereunder does not exceed $375,239,727).

1.51 Hazardous Substances: means dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Laws or any other federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto (“Environmental Regulations”), and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substance, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Regulations.

1.52 Hedge Agreements: means all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

1.53 Individual Commitment: shall mean with respect to any Syndication Party the amount shown as its Individual Commitment on Schedule 1 hereto, subject to adjustment in the event of the sale of all or a portion of a Syndication Interest in accordance with Section 13.25 hereof, or a reduction in the Aggregate Commitment in accordance with Section 2.7 hereof.

1.54 Individual Loan Pro Rata Share: shall mean with respect to any Syndication Party a fraction, expressed as a percentage (rounded to 8 decimal points), (a) where the numerator is such Syndication Party’s Individual Commitment; and the denominator is the Aggregate Commitment, determined in each case (y) in the case of LIBO Rate Loans, at 12:00 noon (New York City time) on the Banking Day Borrower delivers a Borrowing Notice pursuant to which Borrower requests such LIBO Rate Loan, and (z) in all other cases, 12:00 noon (New York City time) on the Banking Day such determination is to be made.

1.55 Individual Term Outstanding Obligations: shall mean with respect to any Syndication Party the total at any time, without duplication, of (a) the aggregate outstanding principal amount of all Advances made by such Syndication Party; and (b) all of such Syndication Party’s Committed Advances.

1.56 ING Loan: means that loan in the current principal amount of not more than $75,000,000, pursuant to that certain Credit Agreement among Avicola Pilgrim’s Pride de Mexico, S de RL de CV, and certain of its Subsidiaries, the Borrower, ING Capital LLC and the other lenders named therein, dated on or about September 25, 2006, as it may be amended from time to time (the “ING Credit Agreement”), and including any loan to refinance the principal owing under such loan so long as the amount of such refinance loan does not exceed $75,000,000 principal.

1.57 Initial Maturity Date: means the date that is the one year anniversary of the Closing Date.

1.58 Intangible Asset: means, license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long term assets and excluded from inventory) and goodwill (all determined on a consolidated basis in accordance with GAAP).

1.59 Intercompany Bond: means an Investment by Borrower or a Subsidiary in, and Debt of the Borrower or another Subsidiary incurred in connection with, bonds, notes, debentures or similar instruments issued by any federal, state or local government of the United States or any state, territory, municipality, regulatory or administrative authority or instrumentality or agency thereof in which such bonds, notes, debentures or instruments are fully secured as to payment of both principal and interest by a requisition, loan, lease or similar payment agreement with the Borrower or a Subsidiary.

1.60 Investment: means, with respect to any Person, (a) any loan or advance by such Person to any other Person, (b) the purchase or other acquisition by such Person of any capital stock, obligations or securities of, or any capital contribution to, or investment in, or the acquisition by such Person of all or substantially all of the assets of, or any interest in, any other Person, (c) any performance or standby letter of credit where (i) that Person has the reimbursement obligation to the issuer, and (ii) the proceeds of such letter of credit are to be used for the benefit of any other Person, (d) the agreement by such Person to make funds available for the benefit of another Person to either cover cost overruns incurred in connection with the construction of a project or facility, or to fund a debt service reserve account, (e) the agreement by such Person to assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations or Debts of any other Person (other than by endorsement for collection in the ordinary course of business), (f) an agreement to purchase any obligations, stocks, assets, goods or services but excluding an agreement to purchase any assets, goods or services entered into in the ordinary course of business, (g) an agreement to supply or advance any funds, assets, goods or services entered into outside the ordinary course of business, or (h) an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss.

1.61 LIBO Rate Loan: means a Loan that bears interest at the One-Month LIBO Rate.

1.62 Lien: means with respect to any asset any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for security purposes, encumbrance, lien

(statutory or other), or other security agreement or charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale, Capital Lease or other title retention agreement related to such asset).

1.63 Loans: means each and all Term Loans or Extended Term Loans outstanding at any time.

1.64 Loan Documents: shall mean, collectively, this Term Loan Agreement, the Notes, any Guaranty, the Fee Letter and any other similar documents executed on or as of the Closing Date in connection with this Term Loan Agreement.

1.65 Material Adverse Effect: means a material adverse effect on (a) results of operation, business, assets, property or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to perform its obligations under this Term Loan Agreement and the other Loan Documents, or (c) the validity or enforceability of this Term Loan Agreement or the other Loan Documents or the rights or remedies of the Administrative Agent, Syndication Agent or the Syndication Parties hereunder or thereunder.

1.66 Material Agreements: means all agreements of a Person, the termination or breach of which, based upon the knowledge of such Person (or such other Person as may be specifically designated herein) as of the date of making any representation with respect thereto, would have a Material Adverse Effect.

1.67 Maturity Date: means, prior to the Conversion Date, the Initial Maturity Date, and from on and after the Conversion Date, the Extended Maturity Date.

1.68 Moody’s: means Moody’s Investors Service, Inc.

1.69 Multiemployer Plan: means a Plan defined as such in Section 3(37) of ERISA.

1.70 Net Tangible Assets: means the excess of the value of total assets (as determined in accordance with GAAP) over the value of Intangible Assets of the Borrower and its Consolidated Subsidiaries.

1.71 Non-Recourse Debt: means Debt (a) as to which neither Borrower nor any of its Subsidiaries (other than Unrestricted Subsidiaries) (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Senior Unsecured Notes or Senior Subordinated Notes) of Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

1.72 Note or Notes: means the Term Notes executed by Borrower pursuant to Section 2.2 hereof, and all amendments, renewals, substitutions and extensions thereof.

1.73 One-Month LIBO Rate: means (a) the rate per annum determined on the basis of the rate for deposits in U.S. Dollars for a one-month period commencing on the first day of such period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Banking Days prior to the beginning of such one-month period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the “One-Month LIBO Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying LIBO rates as may be selected by the Administrative Agent; (b) divided by a percentage equal to 100% minus the Eurocurrency Reserve Requirements.

1.74 Operating Lease: means any lease of property (whether real, personal or mixed) for a period of longer than one year by a Person under which such Person is lessee, other than a Capital Lease.

1.75 Organizational Documents: means, (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a partnership, its partnership agreement and certificate of limited partnership, if applicable; and (c) in the case of a limited liability company, its articles of organization and its operating agreement, limited liability company agreement or regulations.

1.76 Other Taxes: means any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes, charges or similar levies (including any interest or penalties thereon) arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Term Loan Agreement or any other Loan Document.

1.77 Patriot Act: means the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.).

1.78 Permitted Capital Raising Transaction: means any issuance by the Borrower, on or before the date which is eighteen (18) months after the Control Acquisition Date, of unsecured debt and/or equity securities (and including any unsecured loan or other transaction under which the debt instruments issued thereunder automatically convert to equity or any refinancings thereof, or any exchanges or conversions of such debt instruments into debt instruments on or before twelve (12)

months of their issuance) in an aggregate amount not in excess of $200,000,000 to finance in part the Acquisition, the GK Refinancing or related fees and expenses, which debt does not provide for scheduled principal payments prior to the Maturity Date.

1.79 Permitted Refinancing Indebtedness: has the meaning ascribed to such term in the Senior Indenture.

1.80 Permitted Unrestricted Subsidiary Debt: means any issuance of unsecured debt in a Permitted Capital Raising Transaction by an Unrestricted Subsidiary.

1.81 Person: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, cooperative association, institution, or government or governmental agency (whether national, federal, state, provincial, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof), or other entity.

1.82 Pilgrim Family: means (a) Lonnie A. “Bo” Pilgrim, his spouse, his issue, his estate and any trust, partnership or other entity primarily for the benefit of him, his spouse and/or issue or (b) Pilgrim Interests, Ltd., a Texas limited partnership.

1.83 Plan: means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by Borrower or any Subsidiary or any ERISA Affiliate or with respect to which Borrower or any Subsidiary or any ERISA Affiliate at any relevant time has any liability or obligation to contribute, but excluding any such plan, arrangement, association or fund that is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens.

1.84 Potential Default: means any event, other than an event described in Section 12.1(a) hereof, which with the giving of notice or lapse of time, or both, would become an Event of Default.

1.85 Prohibited Transaction: means any transaction prohibited under Section 406 of ERISA or Section 4975 of the Code.

1.86 Receivables Securitization Program: shall mean any receivables securitization program to which Borrower or a Subsidiary is a party which provides for the sale by Borrower or such Subsidiary, without recourse, of their receivables for a cash consideration, and including in any event the receivables securitization program pursuant to which Borrower or such Subsidiary will sell to Pilgrim’s Pride Funding Corporation all or substantially all of Borrower’s receivables and Pilgrim’s Pride Funding Corporation will in turn sell an undivided interest in all of such receivables to Fairway Finance Company, LLC, and its successors or assigns.

1.87 Refinancing Indenture: means the Indenture to be dated the Conversion Date substantially in the form of Exhibit 1.87 hereto.

1.88 Related Fund: means with respect to any Syndication Party, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Syndication Party, by such Syndication Party or an affiliate of such Syndication Party.

1.89 Reportable Event: means any of the events set forth in Section 4043(b) of ERISA or in the regulations thereunder.

1.90 Required Lenders: shall mean Syndication Parties whose Individual Commitments constitute at least a majority of the Aggregate Commitment.

1.91 Requirement of Law: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

1.92 Responsible Officer: means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer (or another authorized Person) of a Person and, in each case with respect to any Person which is a limited partnership, the general partner thereof and any officer of such general partner.

1.93 S&P: means Standard & Poor’s Corporation, a division of McGraw Hill, Inc.

1.94 Senior Subordinated Notes: means (a) Borrower’s existing 9 1/4% Senior Subordinated Notes due 2013 in an aggregate amount equal to $100,000,000 and (b) additional notes with substantially the same terms as the 9 1/4% Senior Subordinated Notes due 2013 of Borrower that may be issued after the Effective Date in an aggregate amount not to exceed $100,000,000.

1.95 Senior Indenture: means the Indenture of the Borrower, dated August 9, 2001, with JPMorgan Chase Bank, as trustee, for the Senior Unsecured Notes, as amended, modified or supplemented from time to time.

1.96 Senior Subordinated Indenture: means the Subordinated Indenture of the Borrower, dated November 21, 2003, with The Bank of New York, as trustee, as amended, modified or supplemented from time to time.

1.97 Senior Unsecured Notes: means (a) Borrower’s existing 9 5/8% Senior Unsecured Notes due 2011 in an aggregate amount equal to $303,500,000 and (b) additional notes in an aggregate amount not to exceed $100,000,000 with substantially the same terms as the 9 5/8% Senior Unsecured Notes due 2011 issued by Borrower that may, in either case (a) or (b), be issued after the Closing Date.

1.98 Subsidiary: means with respect to any Person: (a) any corporation in which such Person, directly or indirectly, (i) owns more than fifty percent (50%) of the outstanding stock thereof (including, with respect to the Borrower after the Acquisition Control Date, Gold Kist), or (ii) has the power under ordinary circumstances to elect at least a majority of the directors thereof (measured by voting power rather than number of shares), or (b) any partnership, association, joint venture, limited liability company, or other unincorporated organization or entity with respect to which such Person, directly or indirectly, (i) owns more than fifty percent (50%) of the outstanding equity interest thereof, or (ii) has the power under ordinary circumstances to directly or indirectly elect or appoint a majority of the directors or equivalent governing body thereof; provided however (c) the cooperative association known as Food Processors Water Cooperative, Inc. shall not be deemed to be a Subsidiary.

1.99 Successor Agent: means such Person as may be appointed as successor to the rights and duties of the Administrative Agent or the Syndication Agent as provided in Section 13.20 of this Term Loan Agreement.

1.100 Syndication Parties: shall mean those entities listed on Schedule 1 hereto, and such Persons as shall from time to time execute a Syndication Acquisition Agreement in the form to be agreed upon by the Borrower and the Administrative Agent signifying their election to purchase all or a portion of the Syndication Interest of any Syndication Party, in accordance with Section 13.25 hereof, and to become a Syndication Party hereunder.

1.101 Tender Offer: shall mean the Borrower’s offer to purchase 100% of the Gold Kist Stock pursuant to the Tender Offer Statement on Schedule TO filed by the Borrower with the SEC on September 29, 2006, as amended or supplemented from time to time.

1.102 Tender Offer Expiration Time: shall mean the date and time on which the Tender Offer is set to expire in accordance with its terms as publicly announced by the Borrower.

1.103 Term Loan: shall mean the loan facility made available to Borrower under Section 2.1 of this Term Loan Agreement.

1.104 Term Loan Availability Period: shall mean the period from the Closing Date until the Banking Day immediately after the earlier of (a) the Acquisition Completion Date; or (b) September 27, 2007.

1.105 Unrestricted Subsidiary: means any Subsidiary of Borrower that is designated by the Board of Directors of Borrower as an “Unrestricted Subsidiary” pursuant to the indentures related to the Senior Unsecured Notes and the Senior Subordinated Notes, but only to the extent that such Subsidiary (a) has no Debt other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Borrower or any other Subsidiary (other than an Unrestricted Subsidiary) of Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not affiliates of Borrower; (c) is a Person with respect to which neither Borrower nor any of its Subsidiaries (other than Unrestricted Subsidiaries) has any direct or indirect obligation (i) to subscribe for additional equity interests of such Person or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries).

The following terms are defined in portions of this Term Loan Agreement other than Article 1:

Acquisition	Section 2.4
Acquisition Agreement	Subsection 8.3.5
Additional Costs	Section 14.12
Administrative Agent	Introductory Agreement paragraph
Advance	Section 2.1
Advance Date	Section 2.1
Advance Payment	Section 13.1
Affected Loans	Section 8.6
Anti-Terrorism Laws	Subsection 7.25.1
Authorized Officer	Subsection 8.1.7
Base Rate Margin	Subsection 3.5.1
Benefited Lender	Section 13.26(a)
Borrower	Introductory Agreement paragraph
Borrower Pension Plan	Subsection 7.10.2
Borrower Rating	Section 3.1

Borrowing Notice	Section 8.2
CERCLA	Section 1.29
Change in Law	Subsection 3.2.2
Change of Control Offer	Section 4.5
Change of Control Payment	Section 4.5
Change of Control Payment Date	Section 4.5
CoBank Credit Agreement	Section 1.18
COBRA	Subsection 7.10.12
Contributing Syndication Parties	Section 13.3
Conversion Date	Section 2.8.1
Delinquency Interest	Section 13.3
Delinquent Amount	Section 13.3
Delinquent Syndication Party	Section 13.3
Disposition	Section 10.4
Effective Date	Introductory Agreement paragraph
Embargoed Person	Section 9.12
Environmental Regulations	Section 1.51
Event of Default	Section 12.1
Event of Syndication Default	Subsection 13.28.1
Exchange Notes	Subsection 2.8.2
Executive Order	Subsection 7.25.1
Extended Term Loan	Subsection 2.8.1
Funding Losses	Section 4.9
Funding Loss Notice	Section 4.9
Funding Notice	Subsection 8.2.2
GK Refinancings	Section 2.4
GK Senior Notes	Section 1.33
Granting Lender	Section 13.25(f)
Guaranty	Section 6.1
Hancock Credit Agreement	Section 1.49
Harris Credit Agreement	Section 1.50
Holdout Lender	Section 13.30
Indemnified Agency Parties	Section 13.17
Indemnified Parties	Section 11.1
Individual Share	Subsection 2.1.2
ING Credit Agreement	Section 1.56
Initial Advance	Subsection 2.1.1
IRS	Subsection 7.10.2
Joint Lead Arrangers	Introductory Agreement paragraph
LCPI	Introductory Agreement paragraph
LIBOR Margin	Subsection 3.5.1
Licensing Laws	Section 7.4

Mandatory Prepayments	Section 4.4
Margin Report Deadline	Subsection 3.5.2
Margins	Subsection 3.5.1
Non-Excluded Taxes	Section 4.10(a)
Non-U.S. Lender	Section 4.10(d)
OFAC	Section 9.12
Other Lists	Section 9.12
Payment Account	Section 13.8
Payment Distribution	Section 13.8
Permitted Encumbrances	Section 10.3
Prime Rate	Section 1.8
Pro Rata Amount	Section 4.4
RCRA	Section 1.29
Register	Section 13.25(e)
Registration Rights Agreement	Subsection 2.8.2(c)
Regulatory Change	Section 14.12
Replacement Lender	Section 13.30
Restricted Payments	Section 10.10
Required Licenses	Section 7.9
SDN List	Section 9.12
Second Advance	Subsection 2.1.1
SPC	Section 13.25(f)
Subsidiary Guarantor	Section 6.1
Successor Agent	Section 13.20
Syndication Acquisition Agreement	Section 13.25(a)
Syndication Agent	Introductory Agreement paragraph
Syndication Interest	Section 13.1
Syndication Party Advance Date	Section 13.2
Tender Offer Notice	Subsection 9.2.7
Term Loan Agreement	Introductory Agreement paragraph
Term Note(s)	Section 2.2
Term Note	Section 2.2
Transfer	Section 13.25(a)
Voluntary Prepayments	Section 4.3
Wire Instructions	Section 13.27

ARTICLE 2. LOANS

2.1 Term Loan. On the terms and conditions set forth in this Term Loan Agreement, and so long as (i) no Event of Default or Potential Default has occurred and is continuing and (ii) after receipt of the Tender Offer Notice and prior to the Tender Offer Expiration Date, the Administrative Agent has not notified the Borrower of the termination of the Aggregate Commitment as a result of a Funding Material Adverse Effect having occurred, Borrower may request an Advance under the Term Loan (“Advance”), on any Banking Day during the Term Loan Availability Period (such date on which an Advance is made, the “Advance Date”), and each of the Syndication Parties severally agrees, to fund its Individual Loan Pro Rata Share of such Advance, subject to the following:

2.1.1 Maximum of Two Advances. Borrower may request one Advance (the “Initial Advance”) on the Closing Date (or on a date within a reasonable time period prior to such date if necessary to complete the Acquisition (pursuant to a customary escrow agreement if reasonably requested by the Administrative Agent)) and, if the Acquisition Completion Date occurs subsequent to the Closing Date, a second Advance (the “Second Advance”) on the Acquisition Completion Date.

2.1.2 Individual Syndication Party Term Lending Capacity. No Syndication Party shall be required or permitted to fund an Advance in an amount which would exceed its Individual Commitment (“Individual Share”) as in effect at the time of the Administrative Agent’s receipt of the Borrowing Notice requesting such Advance.

2.2 Promise to Pay; Term Loan Promissory Notes. Borrower promises to pay to the order of each Syndication Party, at the office of the Administrative Agent at 745 Seventh Avenue, New York, New York 10019, or such other place as the Administrative Agent shall direct in writing, an amount equal to (a) the outstanding amount of all Advances made by such Syndication Party; plus (b) any Bank Debt owing hereunder to such Syndication Party; plus (c) interest as set forth herein, payable to such Syndication Party for the account of its Applicable Lending Office. All such amounts are to be payable in the manner and at the time set forth in this Term Loan Agreement. At the request of any Syndication Party, made to the Administrative Agent which shall then provide notice to Borrower, Borrower, in order to further evidence its obligations to such Syndication Party as set forth above in this Section, agrees to execute its promissory note in the form to be agreed upon by the Borrower and the Administrative Agent (each a “Term Note”) hereto, in each case duly completed, in the stated maximum principal amount equal to such Syndication Party’s Individual Commitment, dated the date of this Term Loan Agreement, payable to such Syndication Party for the account of its Applicable Lending Office, and maturing as to principal on the Maturity Date (the Term Notes are sometimes collectively referred to as the “Term Notes”).

2.3 Syndication Party Records. Each Syndication Party shall record on its books and records the amount of its Advance, the rate and interest period applicable thereto, all payments of principal and interest, and the principal balance from time to time outstanding. The Syndication Party’s record thereof shall be prima facie evidence as to all such amounts and shall be binding on Borrower absent manifest error. Notwithstanding the foregoing, Borrower will never be required to pay as principal more than the principal amount of the Term Loan funded by the Syndication Parties.

2.4 Use of Proceeds. The proceeds of the Term Loan will be used by Borrower: (a) to fund a portion of the purchase price of a portion of the issued and outstanding Gold Kist Stock (the “Acquisition”); (b) to refinance the Debt of Gold Kist, including the GK Senior Notes (the “GK Refinancings”); and (c) to pay fees, commissions and expenses in connection with the Acquisition and GK Refinancings. In the event Borrower uses any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors, including for the purpose of acquiring Gold Kist Stock as described in clause (a) above, Borrower shall complete and provide to the Administrative Agent, Federal Reserve Board forms U-I and/or G-3, if reasonably requested to do so by the Administrative Agent or any Syndication Party pursuant to any Requirement of Law.

2.5 Advances; Funding. Borrower may request, and the Syndication Parties shall fund their applicable Individual Share of the portion of each Advance, in each case, in the manner and within the time deadlines as provided in Section 8.2 hereof.

2.6 Syndication Party Funding Failure. The failure of any Syndication Party to remit its applicable share of a requested Advance on the Advance Date shall not relieve any other Syndication Party of its obligation (if any) to remit its applicable share of such Advance on such date, but no Syndication Party shall be responsible for the failure of any other Syndication Party to remit its applicable share of an Advance to be funded by such other Syndication Party.

2.7 Reduction of Aggregate Commitment.

2.7.1 At Borrower’s Request. Borrower may, by written facsimile notice to the Administrative Agent on or before 10:00 A.M. (New York City time) on any Banking Day, irrevocably reduce the Aggregate Commitment; provided that such reduction must be in minimum amounts of $5,000,000 and incremental multiples of $1,000,000 or reduce the Aggregate Commitment to zero. Any such reduction shall reduce the Aggregate Commitment.

2.7.2 Automatically Subsequent to the Acquisition Completion Date. The Aggregate Commitment shall automatically be reduced after the Acquisition Completion Date to zero.

2.8 Permanent Refinancing.

2.8.1 Extended Term Loans. Provided that (i) no Potential Default or Event of Default shall have occurred and be continuing under the Loan Documents, the Fee Letter or any other document executed in connection therewith, (ii) Borrower shall have paid in immediately available funds all accrued and unpaid interest with respect to the Term Loans and all fees then due and owing under the Loan Documents and the Fee Letter in accordance with the terms thereof, and (iii) a shelf registration statement with respect to the Exchange Notes shall have been filed with the SEC, then any Term Loans that have not been previously repaid in full on or prior to the Maturity Date shall be converted (the date of such conversion, the “Conversion Date”) into a term loan (the “Extended Term Loan”) maturing on the Extended Maturity Date, but otherwise on the same terms as the Term Loans.

2.8.2 Exchange Notes.

(a) Pursuant to an agreement by any Syndication Party to transfer any Term Loans or Extended Term Loans to a third party and with the consent of the Administrative Agent, such Syndication Party shall have the option, in the case of Term Loans, on the Initial Maturity Date, and in the case of Extended Term Loans, at any time or from time to time on or after the Initial Maturity Date, to have such Loans be converted on such date into securities (the “Exchange Notes”) having an aggregate principal amount equal to the unpaid principal amount of such Loan and maturing on the Extended Maturity Date pursuant to customary procedures to be agreed upon by the Borrower and the Administrative Agent. The Exchange Notes shall be issued in the appropriate form set forth in the Refinancing Indenture, and will bear interest on the terms and at the rates provided for therein.

(b) If, on the date that any applicable amount of net proceeds are required to be applied in mandatory prepayment of the Extended Term Loans pursuant to Section 4.4, any Exchange Notes have been issued and are outstanding and the terms of the Refinancing Indenture require such net proceeds to be applied in making mandatory offers to purchase the Exchange Notes, such net proceeds shall be applied as follows: (A) the Borrower shall promptly notify the Administrative Agent of the receipt of applicable net proceeds and the amount thereof which is required to be applied, on a pro rata basis, in mandatory prepayment of the Loans and in making mandatory offers to purchase any Exchange Notes (to the extent required by the Refinancing Indenture), (B) not later than the earlier of (x) three (3) Banking Days prior to the date on which the Borrower is required to make any payment to purchase Exchange Notes pursuant to accepted offers to purchase made as provided in clause (A) above and (y) three (3) Banking Days after the date on which all holders of Exchange Notes have declined (or pursuant to the Refinancing Indenture are deemed to have declined) such offers to purchase, the Borrower shall notify the Administrative Agent of the respective pro rata allocated amounts of the Loans to be prepaid and any Exchange Notes to be purchased pursuant to accepted offers to redeem made as provided in clause (A) above, and (C) not later than three (3) Banking Days following the date of the notice delivered pursuant to clause (B) above, the Loans shall be prepaid in the applicable pro rata allocated amount thereof referred to in clause (B) above in accordance with Section 4.4.

(c) On or prior to the Initial Maturity Date, the Borrower shall deliver to the Administrative Agent each of the following, each dated the Initial Maturity Date unless otherwise agreed by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and in sufficient copies for each Syndication Party:

(i) the Refinancing Indenture, duly executed by the Borrower as issuer, each Subsidiary Guarantor and the trustee thereunder and in compliance with the Trust Indenture Act;

(ii) a Registration Rights Agreement (the “Registration Rights Agreement”), in a form to be agreed upon by the Borrower and the Administrative Agent, duly executed by the Borrower;

(iii) a favorable opinion of counsel to the Borrower and any Subsidiary Guarantors in New York, addressed to the Administrative Agent and the Syndication Parties and as to the enforceability of the Refinancing Indenture, the Exchange Notes and the Registration Rights Agreement, and addressing such other matters and with such qualifications as the Administrative Agent may mutually agree with the Borrower;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that Borrower and each of the Subsidiary Guarantors is duly organized or formed, and that the Borrower and each of the Subsidiary Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and

(v) such certificates or resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower and each Subsidiary Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of the Borrower and each Subsidiary Guarantor and Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Refinancing Indenture, the Exchange Notes and the Registration Rights Agreement and related matters.

ARTICLE 3. INTEREST AND FEES

3.1 Interest on Loans. The unpaid principal balance of the Loans shall bear interest at the One-Month LIBO Rate plus the LIBOR Margin, provided, however, that the interest on the Loans shall be no greater than (x) 9.75% per annum, if Borrower’s senior unsecured debt credit rating (the “Borrower Rating”) is Ba3 by Moody’s or better and BB- by S&P or better on the Closing Date, or (y) 10.25%, if the Borrower Rating is B1 by Moody’s or lower or B+ by S&P or lower on the Closing Date (including if it shall be unrated by Moody’s or S&P).

3.2 Additional Provisions for LIBO Rate Loans .

3.2.1 Inapplicability or Unavailability of LIBO Rate. If the Administrative Agent at any time shall reasonably determine that for any reason adequate and reasonable means do not exist for ascertaining the One-Month LIBO Rate, then the Administrative Agent shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by the Administrative Agent, then any portion of the outstanding principal balance hereof which bears interest determined in relation to the One-Month LIBO Rate shall, subsequent to the end of the month applicable thereto, bear interest at the Base Rate plus the Base Rate Margin.

3.2.2 Change in Law; LIBO Rate Loan Unlawful. If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a “Change in Law”) shall make it unlawful for any of the Syndication Parties to (a) advance its Funding Share of any LIBO Rate Loan or (b) maintain its share of all or any portion of the LIBO Rate Loans, each such Syndication Party shall promptly, by facsimile, notify the Administrative Agent thereof, and of the reasons therefor and the Administrative Agent shall promptly notify Borrower thereof and if the notice from such Syndication Party is in writing, the Administrative Agent shall provide a copy of such notice to Borrower. In the former event, the obligation of any such Syndication Party to make available its Funding Share of any future LIBO Rate Loan shall immediately be canceled (and, in lieu thereof shall be made as a Base Rate Loan, and in the latter event, any such unlawful LIBO Rate Loans or portions thereof then outstanding shall be converted, at the option of such Syndication Party, to a Base Rate Loan; provided, however, that if any such Change in Law shall permit the One-Month LIBO Rate to remain in effect until the expiration of the one-month period applicable to any such unlawful LIBO Rate Loan, then such LIBO Rate Loan shall continue in effect until the expiration of such period. Upon the occurrence of any of the foregoing events on account of any change in any law, treaty, rule, regulation or determination of a court or governmental authority or in the interpretation or application thereof, Borrower shall pay to the Administrative Agent immediately upon demand such amounts as may be necessary to compensate any such Syndication Party for any fees, charges, or other costs incurred or payable by such Syndication Party as a result thereof and which are attributable to any LIBO Rate Loan made available to Borrower hereunder, and any reasonable allocation made by any such Syndication Party among its operations shall be conclusive and binding upon Borrower absent manifest error. In the event any Syndication Party provides the Administrative

Agent a notice under this Subsection, then Borrower shall have the right, but not the obligation, upon written notice to the Administrative Agent, accompanied by the payment of such amounts as are described above and any applicable Funding Losses on account of the prepayment required below, on or before 10:00 A.M. (New York City time) on or before ten (10) Banking Days following receipt of such notice, to reduce the Individual Commitment of such Syndication Party upon making a prepayment, to be treated as a Voluntary Prepayment to the extent not inconsistent with the provisions of this Subsection, equal to the amount of such Syndication Party’s Individual Term Outstanding Obligations. In the event Borrower makes such an election, then a reduction in a dollar amount corresponding to such reduction in the Syndication Party’s Individual Commitment shall be made in the Aggregate Commitment, and a corresponding reduction shall be made to the Aggregate Commitment. Notwithstanding any provisions of this Term Loan Agreement to the contrary, including, without limitation, Section 2.7, the amount of such prepayment shall be applied to outstanding LIBO Rate Loans to the extent of such Syndication Party’s Individual Loan Pro Rata Share thereof and, along with the amount paid on account of such fees, charges, Funding Losses, or other costs, distributed to the Syndication Party providing such notice and as to which Borrower has made such election.

3.3 Default Interest Rate. All past due payments on the Loans or of any other Bank Debt (whether as a result of nonpayment by Borrower when due, at maturity, or upon acceleration) shall bear interest at the Default Interest Rate from and after the due date for the payment, or on the date of maturity or acceleration, as the case may be.

3.4 Interest and Fees Calculation.

(a) Interest on all Loans and fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Syndication Parties of each determination of a LIBO Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Syndication Parties of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Syndication Parties in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.1.

3.5 Interest Rate Margins. The Margins shall be determined as follows:

3.5.1 Calculation. The “Base Rate Margin” and the “LIBOR Margin” (collectively the “Margins”) shall

(a) For the period commencing on the date on which the initial Advance occurs, and continuing until the 180 day anniversary of such date, the LIBOR Margin shall be 275.0 basis points and the Base Rate Margin shall be 175.0 basis points.

(b) For the 90-day period commencing after the expiration of the period covered in clause (a) above, the LIBOR Margin shall be 350.0 basis points and the Base Rate Margin shall be 250.0 basis points.

(c) For each 90-day period commencing after the expiration of the period covered in clause (b) above until the Initial Maturity Date or the Extended Maturity Date, as applicable, the respective Margins shall be further increased by an additional 50 basis points for each such period.

(d) Notwithstanding the foregoing, the interest on the Loans shall not exceed the maximum amounts set forth in Section 3.1 hereunder

3.5.2 Compliance Certificate. (a) On the Closing Date (and based on results as of the last day of the most recently ended Fiscal Quarter); and (b) on or before the 45th day after the beginning of the second, third and fourth Fiscal Quarter of each Fiscal Year and on or before the 90th day after the beginning of the first Fiscal Quarter of each Fiscal Year (“Margin Report Deadline”), commencing with the first Fiscal Quarter ending after the Closing Date, Borrower shall provide to the Administrative Agent the Compliance Certificate required pursuant to Subsections 9.2.1 and 9.2.2 hereof.

ARTICLE 4. PAYMENTS; FUNDING LOSSES

4.1 Principal Payments on Term Loan. Principal owing under the Loans shall be payable on the Maturity Date equal to the unpaid balance owing under the Term Loan.

4.2 Interest Payments. Interest shall be payable as follows: (a) interest on Term Loans or Extended Term Loans that are Base Rate Loans shall be payable quarterly in arrears on the fifteenth day (or if such date is not a Banking Day, the next Banking Day) of each January, April, July, and October; (b) interest on all LIBO Rate Loans shall be payable in arrears on the last day of the one-month period therefor (or if such date is not a Banking Day, the next Banking Day); and (c) interest on all Term Loans then accrued and unpaid shall be payable on the Initial Maturity Date (or if such date is not a Banking Day, the next Banking Day), unless the Term Loans are refinanced pursuant to Section 3.8.1, in which case interest on all such Loans then accrued and unpaid shall be payable on the Extended Maturity Date (or if such date is not a Banking Day, the next Banking Day).

4.3 Voluntary Prepayments. Borrower shall have the right to prepay (“Voluntary Prepayments”) all or any part of the outstanding principal balance under the Loans at any time, in minimum amounts of $1,000,000 and in integral multiples of $500,000 in the event such prepayment occurs prior to the Acquisition Completion Date, or in minimum amounts of $5,000,000 and integral multiples of $1,000,000 thereafter (or the entire outstanding balance in each case, if less) on any Banking Day; provided that (a) in the event of prepayment of any LIBO Rate Loan (i) Borrower must provide three (3) Banking Days notice to the Administrative Agent prior to making such prepayment, and (ii) Borrower must, at the time of making such prepayment, pay (A) all Funding Losses applicable to such prepayment, and (B) all interest accrued as of the date of such prepayment. Principal amounts paid or voluntarily prepaid on the Loans may not be reborrowed.

4.4 Mandatory Prepayments. Borrower shall be required to make prepayments (“Mandatory Prepayments”) in each of the following events:

(a) in the event any of the CoBank Loan Collateral is the subject of a Casualty Event, a Mandatory Prepayment equal to the amount of the Casualty Proceeds received by Borrower on account thereof (provided that no such Mandatory Prepayment shall be required to the extent that Borrower uses such Casualty Proceeds (i) for repair or replacement for any Casualty Event if the amount of Casualty Proceeds does not exceed $25,000,000, or such higher amount as may be approved by the Required Lenders at their discretion, and so long as (x) a contract for such repair or replacement is entered into within 180 days of such Casualty Event for such repairs and/or the acquisition of such replacements and (y) such repair or replacement is effected within 360 days of such Casualty Event, or (ii) to repay Debt under the CoBank Credit Agreement;

(b) upon the incurrence or issuance of any Debt or convertible Debt (excluding any Debt permitted under Section 10.1 other than pursuant to Subsection 10.1(f)(ii) (except unsecured Debt outstanding on the date hereof or pursuant to a Permitted Capital Raising Transaction)) or equity securities (other than a Permitted Capital Raising Transaction) in a capital raising transaction resulting in net proceeds to Borrower of an amount in excess of $10,000,000 (which amount shall automatically increase to $20,000,000 upon the Acquisition Completion Date), a Mandatory Prepayment equal to (i) one hundred percent (100%) of the net proceeds of such incurrence or issuance of Debt or convertible Debt and (ii) fifty percent (50%) of the net proceeds of such offering of equity securities;

(c) upon sale or other disposition of any non-current assets (except for sales in the ordinary course of business) of the Borrower or any of its Subsidiaries which are a part of the CoBank Loan Collateral (other than CoBank Loan Collateral with respect to which the lien is released pursuant to the provisions of Section 10.15 (Production Cut Back) of the CoBank Credit Agreement), a Mandatory Prepayment equal to one hundred percent (100%) of the net proceeds in excess of $10,000,000 received by Borrower to the extent that such excess net proceeds are not used, (i) under the conditions set forth below, for acquisitions and/or capital investment within 360 days of receipt by Borrower, of or in assets under the CoBank Credit Agreement or (ii) to repay Debt under the CoBank Credit Agreement;

(d)(i) Prior to the Initial Maturity Date, upon sale or other disposition of any non-current assets (except for sales of investments available for sale and other sales in the ordinary course of business) which are not part of the CoBank Loan Collateral (and Borrower is not required to make any mandatory prepayments with respect to such asset sales or dispositions under the terms of a secured credit facility or indenture to the extent such assets constitute collateral thereunder), a Mandatory Prepayment equal to one hundred percent (100%) of the net proceeds in excess of $20,000,000 received by the Borrower.

(ii) From on and after the Initial Maturity Date, upon sale or other disposition of any non-current assets (except for sales of investments available for sale and other sales in the ordinary course of business) which are not part of the CoBank Loan Collateral, if Borrower at any time subsequent to such sale desires to use (and Borrower is not required to do so under the terms of a secured or unsecured credit facility or indenture) any of the net proceeds thereof to pay amounts owing under any of the Senior Unsecured Notes or Senior Subordinated Notes, Borrower (i) shall provide the Administrative Agent with ten (10) days advance written notice of its intention to make such payment and (ii) shall, if required to do so by the Administrative Agent, make a Mandatory Prepayment in the Pro Rata Amount.

In each case of proceeds from any offering of equity securities and from any sale or other disposition of CoBank Loan Collateral (other than CoBank Loan Collateral with respect to which the lien is released pursuant to the provisions of Section 10.15 of the CoBank Credit Agreement), to avoid Mandatory Prepayment based thereon, Borrower must, within 180 days of receipt of such proceeds, have used such proceeds for acquisitions and/or capital investments or executed a binding definitive contract for such acquisitions and/or capital investments. In determining the amount of any mandatory prepayment required pursuant to Section 4.4, the Borrower and its Subsidiaries shall be permitted to use such proceeds to the extent to make any prepayment required on account of such event pursuant to the Hancock Loan, the Harris Loan, the ING Loan, and the CoBank Loan, in each case as the provisions therein governing mandatory prepayments are in effect on the date hereof.

Mandatory Prepayments under clause (a) shall be due no later than ten (10) Banking Days after the expiration of the applicable repair or replacement period set forth above in clause (a). Mandatory Prepayments under clause (b) shall be due no later than ten (10) Banking Days after the expiration of the applicable acquisition or capital investment period set forth above in clause (b). Mandatory Prepayments under clause (c) shall be due no later than ten (10) Banking Days after the expiration of the applicable acquisition or capital investment period set forth above in clause (c). Mandatory Prepayments under clause (d) shall be due within ten (10) Banking Days following such occurrence. To the extent any holder of Senior Unsecured Notes or Senior Subordinated Notes elects not to accept any proceeds of a sale of assets, such proceeds shall be applied to repay Loans. Principal amounts paid or mandatorily prepaid on the Loans may not be reborrowed. The term “Pro Rata Amount”, as used in this Section, means an amount determined (1) by dividing the amount of Borrower’s proposed payment of the Senior Unsecured Notes, by the total amount of principal owing under the Senior Unsecured Notes, and multiplying the result by the average daily unpaid balance of the Loans over the immediately preceding 30 consecutive days, or (2) by dividing the amount of Borrower’s proposed payment of the Senior Subordinated Notes (where such payment is permitted hereunder), by the total amount of principal owing under the Senior Subordinated Notes, and multiplying the result by the average daily unpaid balance of the Loans over the immediately preceding 30 consecutive days, or (3) if Borrower proposes to make payments under both the Senior Unsecured Notes and the Senior Subordinated Notes (where such payment is permitted hereunder), by dividing the amount of Borrower’s proposed payment of the Senior Unsecured Notes plus the amount of Borrower’s proposed payment of the Senior Subordinated Notes, by the total amount of principal owing under the Senior Unsecured Notes plus the total amount of principal owing under the Senior Subordinated Notes, and multiplying the result by the average daily unpaid balance of the Loans over the immediately preceding 30 consecutive days. To the extent any holder of Senior Unsecured Notes or Senior Subordinated Notes elects not to accept any proceeds of a sale of assets, such proceeds shall be applied to repay Loans. Principal amounts paid or mandatorily prepaid on the Loans may not be reborrowed.

4.5 Offer to Repurchase upon Change of Control.

(a) Upon the occurrence of a Change of Control, the Borrower shall make an offer (a “Change of Control Offer”) to each Syndication Party to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Syndication Party’s Loans at an offer price in cash equal to (x) 101% of the aggregate principal amount of the unpaid principal amount of Loans of such Syndicated Party plus (y) all accrued fees and accrued and unpaid interest and other amounts thereon to the date of purchase (the “Change of Control Payment”). Within ninety (90) days following any Change of Control, unless and to the extent the Borrower has provided a notice of prepayment under and in accordance with Section 4.3, the Borrower shall provide written notice to Administrative Agent and each Syndication Party stating: (i) that the Change of Control Offer is being made pursuant to this Section 4.5 and that all Loans tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 15 days and no later than 60 days from the date such notice is provided hereunder (the “Change of Control Payment Date”); (iii) that any Loans not tendered will continue to accrue interest; (iv) that, unless the Borrower defaults in the payment of the Change of Control Payment, all Loans accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Syndication Parties electing to have any Loans purchased pursuant to a Change of Control Offer will be required to surrender the Loans, together with a form of election to provided to each Syndication Party no earlier than 15 days and no later than 60 days before the Change of Control Payment Date, to the Administrative Agent at the address specified in the notice prior to the close of business on the third Banking Day preceding the Change of Control Payment Date; (vi) that Syndication Parties will be entitled to withdraw their election if the Administrative Agent and the Borrower receive, not later than the close of business on the second Banking Day preceding the Change of Control Payment Date, a notice setting forth the name of the Syndication Party, the principal amount of Loans delivered for purchase, and a statement that such Syndication Party is withdrawing his election to have the Loans purchased; and (vii) that Syndication Parties whose Loans are being purchased only in part will remain the holder of Loans equal in principal amount to the unpurchased portion of the Loans surrendered.

(b) On the Change of Control Payment Date, the Borrower will, to the extent lawful, (i) accept for payment all Loans or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Administrative Agent an amount equal to the Change of Control Payment in respect of all Loans or portions thereof so tendered and (iii) deliver or cause to be delivered to the Administrative Agent the Loans so accepted together with an officers’ certificate of the Borrower stating the aggregate principal amount of Loans or portions thereof being purchased by the Borrower. The Administrative Agent will promptly thereafter mail to each Syndication Party of Notes so tendered the Change of Control Payment for such Loans. The Borrower will execute and deliver to each Syndication Party a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, if requested by such Syndication Party.

(c) The Borrower will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Loans as a result of a Change of Control. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 4.5, the Borrower will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.5 by virtue thereof.

(d) Notwithstanding the foregoing provisions of this Section 4.5, the Borrower will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.5 and purchases all Loans validly tendered and not withdrawn pursuant to such Change of Control Offer in accordance with the terms hereof.

4.6 Application of Principal Payments. All Voluntary Prepayments and Mandatory Prepayments shall be allocated among the Syndication Parties pro rata based on the principal amount of Loans held by such Syndication Parties. However, notwithstanding any of the foregoing provisions of this Subsection, upon the occurrence and during the continuance of an Event of Default, all prepayments shall be applied, as the Administrative Agent in its sole discretion shall determine, to fees, interest or principal indebtedness under the Notes, or to any other Bank Debt.

4.7 Manner of Payment. All payments, including prepayments, that Borrower is required or permitted to make under the terms of this Term Loan Agreement shall be made in US dollars to the Administrative Agent in immediately available federal funds, to be received no later than 1:00 P.M. New York City time of the Banking Day on which such payment is due by wire transfer to such account as the Administrative Agent may designate by notice.

4.8 Distribution of Principal and Interest Payments. The Administrative Agent shall distribute payments of principal and interest among the Syndication Parties as follows:

4.8.1 Principal Payments on Term Loan. Principal payments on or applied to the Term Loan shall be remitted to the Syndication Parties in accordance with the portion of their Individual Loan Pro Rata Share.

4.8.2 Interest Payments on Loans. Interest payments on or applied to the Loans shall be remitted to the Syndication Parties in accordance with their Individual Loan Pro Rata Rate Share.

4.9 Funding Losses. “Funding Losses” on account of the prepayment of a LIBO Rate Loan shall be determined on an individual Syndication Party basis as the amount which would result in such Syndication Party being made whole (on a present value basis) for the actual or imputed funding losses (including, without limitation, any loss, cost or expense incurred by reason of obtaining, liquidating or employing deposits or other funds acquired by such Syndication Party to fund or maintain such LIBO Rate

Loan) incurred by such Syndication Party as a result of the prepayment of such LIBO Rate Loan on any day other than the last day of the one-month period applicable thereto. In the event of any such prepayment, each Syndication Party which had funded the LIBO Rate Loan being prepaid shall, promptly after being notified of such prepayment, send written notice (“Funding Loss Notice”) to the Administrative Agent by facsimile setting forth the amount of attributable Funding Losses and the method of calculating the same. The Administrative Agent shall notify Borrower orally or in writing of the amount of such Funding Losses. A determination by a Syndication Party as to the amounts payable pursuant to this Section shall be conclusive absent manifest error. Notwithstanding the foregoing, each Syndication Party is entitled to fund all or any part of its Individual Loan Pro Rata Share of any LIBO Rate Loan in any manner it selects, and it is understood that for the purposes of determining any Funding Losses, determination shall be made by each Syndication Party as though it had actually funded and maintained each LIBO Rate Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to the relevant one-month period thereof.

4.10 Taxes.

(a) All payments made by the Borrower under this Term Loan Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Syndication Party as a result of a present or former connection between such Agent or Syndication Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent’s or Syndication Party’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Term Loan Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Syndication Party hereunder, the amounts so payable to such Agent or Syndication Party shall be increased to the extent necessary to yield to such Agent or Syndication Party (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Term Loan Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Syndication Party with respect to any Non-Excluded Taxes (i) that are attributable to such Syndication Party’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Syndication Party at the time such Syndication Party becomes a party to this Term Loan Agreement, except to the extent that such Syndication Party’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

(b) In addition, the Borrower shall pay any Other Taxes over to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as soon as reasonably practicable thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Syndication Party, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Syndication Parties for any incremental taxes, interest or penalties that may become payable by any Agent or any Syndication Party as a result of any such failure. The agreements in this Section shall survive the termination of this Term Loan Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) Each Syndication Party (or transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a participant, to the Syndication Party from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form to be agreed upon by the Borrower and the Administrative Agent and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Term Loan Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Term Loan Agreement (or, in the case of any participant, on or before the date such participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(e) A Syndication Party that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Term Loan Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Syndication Party is legally entitled to complete, execute and deliver such documentation and in such Syndication Party’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Syndication Party.

(f) If the Administrative Agent or a Syndication Party determines, in its reasonable judgment, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.11, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.11 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Syndication Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). This Section shall not be construed to require the Administrative Agent or any Syndication Party to make available its tax returns (or any other information relating to its taxes which it deems in its sole judgment confidential) to the Borrower or any other person.

4.11 Change of Lending Office. Each Syndication Party agrees that, upon the occurrence of any event giving rise to the operation of Section 3.2.2, 4.10, or 8.5 with respect to such Syndication Party, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Syndication Party) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Syndication Party, cause such Syndication Party and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Syndication Party pursuant to Section 3.2.2, 4.10 or 8.5.

4.12 Replacement of Syndication Parties. The Borrower may, upon no less than three Banking Days’ notice, require that any Syndication Party that (a) requests reimbursement for amounts owing pursuant to Section 3.2.2 or 4.10, (b) may receive from the Borrower a Voluntary Prepayment as a result of the operation of Section 8.5 or (c) defaults in its obligation to make its Loan hereunder, be replaced with a replacement financial institution identified by the Borrower in such notice; provided that (i) such replacement does not conflict with any applicable law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Syndication Party shall not have eliminated the continued need for payment of amounts owing pursuant to Section 3.2.2 or 4.10 or the operation of Section 8.5, (iv) the replacement financial institution shall purchase, at par, the Loan and other amounts owing to such replaced Syndication Party on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 4.9 if the Loan owing to such replaced Syndication Party is a LIBO Rate Loan and is purchased other than on the last day of the one-month period applicable thereto, (vi) the replacement financial institution, if not already a Syndication Party, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Syndication Party shall be obligated to make such replacement in accordance with the provisions of Section 13.25 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.2.2 or 4.10, as the case may be and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Syndication Party shall have against the replaced Syndication Party.

ARTICLE 5. RESERVED.

ARTICLE 6. GUARANTY

6.1 Guaranty. In the event that any Domestic Subsidiary (as defined in the Senior Indenture) of Borrower that is not an Unrestricted Subsidiary (other than a securitization subsidiary that has entered into or established a securitization program), guarantees, assumes or in any other manner becomes liable with respect to the Debt evidenced by the Senior Unsecured Notes or the Senior Subordinated Notes, such Subsidiary shall simultaneously execute and deliver a senior guaranty (the “Guaranty”) of the Borrower’s obligations under this Term Loan Agreement reasonably acceptable to the Administrative Agent, the Notes and all other Loan Documents in form and substance acceptable to the Administrative Agent. The terms of the Guaranty shall be substantially identical to the terms of any guaranty provided in connection with the Senior Indenture and the Senior Subordinated Indenture. Any Subsidiary as to which a Guaranty is in effect at any time shall be a “Subsidiary Guarantor”.

ARTICLE 7. REPRESENTATIONS AND WARRANTIES

To induce the Syndication Parties to make the Advances and recognizing that the Syndication Parties and Agents are relying thereon, Borrower represents and warrants as follows:

7.1 Organization, Good Standing, Etc. Borrower: (a) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (b) is duly qualified to do business and is in good standing in the State of Texas, and each other jurisdiction in which the transaction of its business makes such qualification necessary, except to the extent that the failure to so qualify has not resulted in, and could not reasonably be expected to cause, a Material Adverse Effect; and (c) has all requisite corporate and legal power to own and operate its assets and to carry on its business, and to enter into and perform the Loan Documents to which it is a party. Each Subsidiary: (x) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (y) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except to the extent that the failure to so qualify has not resulted in, and could not reasonably be expected to cause, a Material Adverse Effect; and (z) has all requisite corporate and legal power to own and operate its assets and to carry on its business.

7.2 Corporate Authority, Due Authorization; Consents. Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow the Advances hereunder. Borrower has taken all corporate action necessary to execute, deliver and perform its obligations under the Loan Documents and any Acquisition Agreement to which it is a party. All consents or approvals of any Person which are necessary for, or are required as a condition of Borrower’s execution, delivery and performance of and under the Loan Documents and Acquisition Agreement, have been obtained and are in full force and effect except where the failure to obtain such consent or approval could not reasonably be expected to cause a Material Adverse Effect.

7.3 Litigation. Except as described on Schedule 7.3 hereto, there are no pending legal or governmental actions, proceedings or investigations to which Borrower or any Subsidiary is a party or to which any property of Borrower or any Subsidiary is subject which could reasonably be expected to result in any Material Adverse Effect and, to Borrower’s and/or any Subsidiary’s knowledge, no such actions or proceedings are threatened or contemplated by any federal, state, county, or city (or similar unit) governmental agency or any other Person.

7.4 No Violations. The execution, delivery and performance of the Loan Documents will not: (a) violate any provision of Borrower’s Organizational Documents, or any law, rule, regulation (including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System), or any judgment, order or ruling of any court or governmental agency, or result in or require the creation or imposition of any Lien on any of its properties or revenues, (b) violate, require consent under (except such consent as has been obtained), conflict with, result in a breach of, constitute a default under, result in or require the creation or imposition of any Lien on any of its properties or revenues, or with the giving of notice or the expiration of time or both, constitute a default under, any existing real estate mortgage, indenture, lease, security agreement, contract, note, instrument or any other agreements or documents binding on Borrower or affecting its property which, in any such circumstance, could reasonably be expected to result in any Material Adverse Effect; or (c) violate, conflict with, result in a breach of, constitute a default under, or result in the loss of, or restriction of rights under, any Required License or any order, law, rule, or regulation under or pursuant to which any Required License was issued or is maintained (“Licensing Laws”) which, in any such circumstance, could reasonably be expected to result in any Material Adverse Effect.

7.5 Binding Agreement. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity.

7.6 Compliance with Laws. Borrower and each Subsidiary are in compliance with all federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all Environmental Laws, all Licensing Laws and the Food Security Act of 1985 (16 U.S.C. §§ 3801-3862), with respect to which noncompliance would result in a Material Adverse Effect.

7.7 Principal Place of Business. As of the Closing Date, Borrower’s place of business, or chief executive office if it has more than one place of business, and the place where the records required by Section 9.1 hereof are kept, is located at 4845 US Highway 271 N, Pittsburg, Texas 75686.

7.8 Payment of Taxes. Except as shown on Schedule 7.8 hereto, Borrower and each Subsidiary have filed all required federal, state, local and other material tax returns and have paid all taxes as shown on such returns as they have become due, and have paid when due all other taxes, assessments or impositions levied or assessed against Borrower or any Subsidiary, or their business or properties, except for those subject to a Good Faith Contest or where the failure to make such filing or payment could not reasonably be expected to result in a Material Adverse Effect and Schedule 7.8 specifically indicates all such taxes which are subject to a Good Faith Contest as of the Closing Date.

7.9 Licenses and Approvals. Borrower and each Subsidiary have ownership of, or license to use, or have been issued, all trademarks, patents, copyrights, franchises, certificates, approvals, permits, authorities, agreements, and licenses which are used or necessary to permit it to own its properties and to conduct the business as presently being conducted as to which the termination or revocation thereof could reasonably be expected to have a Material Adverse Effect (“Required Licenses”). Each Required License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Borrower’s knowledge, any threatened cancellation or termination in connection therewith, nor has an event occurred with respect to any Required License which, with the giving of notice or passage of time or both, could result in the revocation or termination thereof or otherwise in any impairment of Borrower’s rights with respect thereto, which impairment could reasonably be expected to have a Material Adverse Effect. Borrower is not required to obtain any consent, permission, authorization, order, or license of any governmental authority, in connection with the execution, delivery, performance, or enforcement of and under the Loan Documents to which Borrower is a party except such as have been obtained and are in full force and effect.

7.10 Employee Benefit Plans. Except as otherwise disclosed in writing to the Administrative Agents and on Schedule 7.10 hereto:

7.10.1 Employee Benefit Plans; Multiemployer Plans. Schedule 7.10 hereto sets forth as of the Closing Date a true and complete list of each Borrower Benefit Plan, Borrower Pension Plan, and Multiemployer Plan that is maintained by Borrower or in which Borrower participates or to which Borrower is obligated to contribute, in each case as of the Closing Date. Borrower has received no written notification that any Multiemployer Plan to which Borrower currently has any obligation to contribute which is an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA fails to qualify under the Code.

7.10.2 Pension Benefit Plans. To the knowledge of Borrower, each Borrower Benefit Plan that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is intended to satisfy the requirements of Section 401(a) of the Code (each a “Borrower Pension Plan”), and the trust, if any, forming a part thereof, meets in all material respects, and, in all material respects, since its inception has met, the requirements for qualification under Section 401(a) of the Code, and for exemption from taxation under Section 501(a) of the Code (except that these representations shall not be deemed to have been made subsequent to the Closing Date). Except as disclosed on Schedule 7.10 hereto, the Internal Revenue Service (“IRS”) has issued a favorable determination letter with respect to the qualification of each Borrower Pension Plan as of the Closing Date and the trust, if any, relating thereto, and, to the knowledge of Borrower, the IRS has not taken any action to revoke any such letter.

7.10.3 Prohibited Transactions. With respect to each Borrower Benefit Plan sponsored or maintained by Borrower or in which Borrower participates or to which Borrower is obligated to contribute (with the exception of any Multiemployer Plan), neither Borrower nor any Borrower Benefit Plan or, to the knowledge of Borrower, a fiduciary thereof, is engaged or has engaged in any transaction which is prohibited by Part 4 of Subtitle B of Title I of ERISA or which might subject any such plan or related trust, or any trustee or administrator thereof, to a tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA or to liability under Section 409 of ERISA, any of which would have a Material Adverse Effect. With respect to each Multiemployer Plan to which Borrower or a member of Borrower’s “controlled group” (as that term is defined in Section 414(b) or (c) of the Code) has any obligation to contribute, to the knowledge of Borrower, neither Borrower nor any Multiemployer Plan or a fiduciary thereof is engaged or has engaged in any transaction which is prohibited by Part 4 of Subtitle B of Title I of ERISA or which might subject Borrower to a tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA or to liability under Section 409 of ERISA, any of which would have a Material Adverse Effect.

7.10.4 Civil/Criminal Action. To the knowledge of Borrower, no civil or criminal action brought pursuant to Part 5 of Subtitle B of Title I of ERISA is pending, or, to the knowledge of Borrower, is threatened against Borrower, any Borrower Benefit Plan or any fiduciary thereof with respect to any Borrower Benefit Plan (except that these representations shall not be deemed to have been made subsequent to the Closing Date).

7.10.5 Funding. (a) Each Borrower Pension Plan is in compliance with the minimum funding standards of Section 412 of the Code and Part 3 of Subtitle B of Title I of ERISA, and (b) no waivers of the minimum funding standards have been requested, and no Borrower Pension Plan has any “accumulated funding deficiency” within the meaning of Section 412 of the Code.

7.10.6 Compliance With Law. To the knowledge of Borrower, Borrower is in compliance in all material respects with, and each Borrower Benefit Plan has been operated in all material respects in accordance with, the provisions of such plan and in compliance in all material respects with, ERISA, the Code and all other applicable law governing each such Borrower Benefit Plan, including but not limited to rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation, and the Department of the Treasury pursuant to the provisions of ERISA and the Code, including without limitation, the bonding requirements of Section 412 of ERISA and the disclosure and reporting requirements of Part 1 of Subtitle B of Title I of ERISA, except to the extent any such failure would not have a Material Adverse Effect (except that these representations shall not be deemed to have been made subsequent to the Closing Date).

7.10.7 Multiple Employer Plan. As of the Closing Date, Borrower does not participate in any “multiple employer plan” within the meaning of Section 413 of the Code.

7.10.8 Plan Termination Liability; Multiemployer Plan Withdrawal Liability. (a) Borrower has not incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any employee pension benefit plan (as defined in Section 3(2) of ERISA), covered or previously covered by Title IV of ERISA, which liability, or any portion thereof, will constitute a liability of Borrower at or after the Closing Date except to the extent that any such liability would not have a Material Adverse Effect, and (b) neither Borrower nor any member of Borrower’s “controlled group” as defined in Code Section 414(b), (c), (m), or (o) prior to the Closing Date has incurred any liability under Title IV of ERISA arising in connection with the complete or partial withdrawal from any Multiemployer Plan, which liability, or any portion thereof, will constitute a liability of Borrower at or after the Closing Date, except to the extent that any such liability would not have a Material Adverse Effect.

7.10.9 Pension Plan Termination. No proceedings to terminate any Borrower Pension Plan have been instituted under Subtitle C of Title IV of ERISA.

7.10.10 Reportable Event. To the knowledge of Borrower, no “reportable event” within the meaning of Section 4043 of ERISA and the regulations thereunder has occurred with respect to any Borrower Pension Plan (other than a Multiemployer Plan), other than a reportable event for which notice or penalty for noncompliance has been waived by regulation or otherwise. With respect to any Multiemployer Plan that is a defined benefit plan to which Borrower has any obligation to contribute, to the knowledge of Borrower, no such “reportable event” has occurred which would materially and adversely affect such plan, and, to the knowledge of Borrower, no such plan is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA (except that the representations contained in this sentence shall not be deemed to have been made subsequent to the Closing Date).

7.10.11 Payment of Contributions. Except as disclosed in Schedule 7.10, in respect of each Borrower Benefit Plan, Borrower has paid or will have paid or accrued as of the Closing Date (a) all contributions or premiums required to be made by it for all plan years ending on or prior to the Closing Date and, (b) for the plan year which includes the Closing Date, any contributions or premiums required to be made by it by the Closing Date under the terms of the Borrower Benefit Plan.

Except as disclosed in Schedule 7.10, Borrower is not, as of the Closing Date, obligated to pay any contributions or premiums to a Multiemployer Plan. Except as set forth in Schedule 7.10 hereto, all contributions paid or accrued by Borrower on or prior to the Closing Date in respect of any Borrower Pension Plan that is a defined benefit plan have been based on the actuarial assumptions and methods used for the last plan year ended on or before the Closing Date, or if there is no prior plan year for any such plan, contributions have been based upon reasonable actuarial assumptions and methods.

7.10.12 Welfare Benefit Plans. As of the Closing Date, Borrower does not participate in a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. Except as disclosed in Schedule 7.10 hereto, Borrower does not, as of the Closing Date, maintain or contribute to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code or a “welfare benefit fund” within the meaning of Section 419 of the Code, nor does Borrower maintain or contribute to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees (other than as required by Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA”) or other applicable law). Borrower has complied in all material respects with the applicable provisions of COBRA with respect to the Borrower Benefit Plans.

7.11 Equity Investments. Borrower does not, as of the Closing Date, own any stock or other voting or equity interest, directly or indirectly, in any Person valued at the greater of book value or market value at $5,000,000 or more, other than as set forth on Schedule 7.11 hereto.

7.12 Title to Real and Personal Property. Borrower and each Subsidiary (a) have all real and personal property necessary for the conduct of their respective business, and (b) have good and marketable title to, or valid leasehold interests in, all of their material properties and assets, real and personal, including, as of the Closing Date, the properties and assets and leasehold interests reflected in the financial statements of the Borrower and its Subsidiaries referred to in Section 7.13 hereof, except (i) any properties or assets disposed of in the ordinary course of business, (ii) rights of way, easements, and similar interests in real property or defects in title which in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (iii) Permitted Encumbrances; and none of the properties of Borrower or any Subsidiary are subject to any Lien, except Permitted Encumbrances. All such property is in good operating condition and repair, reasonable wear and tear excepted, and suitable in all material respects for the purposes for which it is being utilized except where their failure to be in good operating condition could not reasonably be expected to result in a Material Adverse Effect. All of the leases of Borrower and each Subsidiary which constitute Material Agreements are in full force and effect and afford Borrower or such Subsidiary peaceful and undisturbed possession of the subject matter thereof.

7.13 Financial Statements. The consolidated balance sheets of Borrower and its Subsidiaries for the Fiscal Quarter ended September 30, 2006, the related consolidated statements of operations, cash flows and consolidated statements of capital shares and equities for the Fiscal Quarter then ended, and the accompanying footnotes, copies of which have been furnished to the Administrative Agent and the Syndication Parties, fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at such dates and the results of the consolidated operations of Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP. Between September 30, 2006 and the Closing Date, there has been no material adverse change in the financial condition, results of operations, or business of Borrower or any of its Subsidiaries taken as a whole. As of the Closing Date, there are no liabilities of Borrower or any of its Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements of Borrower and its Subsidiaries referred to above or referred to in the notes thereto, other than liabilities arising in the ordinary course of business since September 30, 2006 or referred to in periodic filings of Borrower with the Securities and Exchange Commission subsequent to September 30, 2006 but prior to the Closing Date, copies of which have been provided to the Administrative Agent by Borrower. No information, schedule, or report furnished by Borrower or any of its Subsidiaries to the Administrative Agent and the Syndication Parties in connection with Borrower’s application for the Loans and the negotiation of this Term Loan Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made and taken together with the other information, schedules and reports furnished to the Administrative Agent and the Syndication Parties.

7.14 Environmental Compliance. Except as set forth on Schedule 7.14 hereto, Borrower and each Subsidiary have obtained all permits, licenses and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 7.14 hereto, Borrower and each Subsidiary are in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent, in each case, failure to comply has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

7.15 Fiscal Year. Each Fiscal Year of Borrower is a year (a) ending on the Saturday closest to September 30 in each calendar year, regardless of whether such Saturday occurs in September or October of any calendar year and (b) beginning on the day immediately following the end of the preceding Fiscal Year.

7.16 Material Agreements. The periodic reports of Borrower filed with the Securities and Exchange Commission, copies of which have been provided to the Administrative Agent by Borrower, and/or Schedule 7.16 hereto list each Material Agreement of the Borrower and each Subsidiary as of the Closing Date. Borrower is not in default under any of its Material Agreements, nor, to Borrower’s knowledge, (a) is any other party to any of Borrower’s Material Agreements in default thereunder, or (b) do any facts exist which with the giving of notice or the passage of time, or both, would constitute such a default by any party to any of Borrower’s Material Agreement.

7.17 Regulations U and X. No portion of any Advance will be used for the purpose of purchasing, carrying, or making loans to finance the purchase of, any “margin security” or “margin stock” as such terms are used in Regulations U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224, including the purchase of the Gold Kist Stock, unless Borrower completes and provides to the Administrative Agent, Federal Reserve Board forms U-I and/or G-3, if requested to do so by the Administrative Agent or any Syndication Party.

7.18 Trademarks, Tradenames. Borrower and each Subsidiary have ownership or the lawful right to use all tradenames, trademarks, patents, and other intellectual property which they utilizes in their business as presently being conducted and as anticipated to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

7.19 No Default on Outstanding Judgments or Orders. Borrower and each Subsidiary have satisfied all final and non-appealable judgments and Borrower and each Subsidiary are not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except to the extent such failure to satisfy any or all such final and non-appealable judgments or to be in such a default has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

7.20 No Default in Other Agreements. Neither Borrower nor any Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument where such failure to perform, observe or fulfill has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

7.21 Labor Matters; Labor Agreements. Except as set forth in Schedule 7.21 hereof: (a) As of the Closing Date, there are no collective bargaining agreements or other labor agreements covering any employees of Borrower or any Subsidiary the termination, cessation, or breach of which could reasonably be expected to result in a Material Adverse Effect, and a true and correct copy of each such agreement will be furnished to the Administrative Agent upon its written request from time to time. (b) There is no organizing activity involving Borrower or any Subsidiary pending or, to Borrower’s knowledge, threatened by any labor union or group of employees. (c) There are, to Borrower’s knowledge, no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or any Subsidiary has made a pending demand for recognition. (d) There are no complaints or charges against Borrower or any Subsidiary pending or, to Borrower’s knowledge threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or any Subsidiary of any individual. (e) There are no strikes or other labor disputes against Borrower or any Subsidiary that are pending or, to Borrower’s knowledge, threatened. (f) Hours worked by and payment made to employees of Borrower or any Subsidiary have not been in violation of the Fair Labor Standards Act (29 U.S.C. § 201 et seq.) or any other applicable law dealing with such matters. The representations made in subparagraphs (b) through (f) of this Section are made with respect to those occurrences described which could, considered in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.22 Governmental Regulation. Neither Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation, in each case, limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

7.23 Financial Projections. The Financial Projections provided to the Administrative Agent and the Syndication Parties with respect to Borrower and its Subsidiaries fairly present, as of the Effective Date, in all material respects the projected operations, financial condition, assets and liabilities as of the dates covered thereby. To Borrower’s knowledge, no undisclosed facts existed at the time of submission of the Financial Projections which, if taken into account, would have resulted in any material change in any of the Financial Projections. The Financial Projections were, at the time of submission, based upon reasonable estimates and assumptions, all of which were fair in light of then-current conditions, were prepared on the basis of the assumptions stated therein, and reflected the reasonable estimate of Borrower of the results of operations and other information projected therein. Nothing in this Section shall be deemed to constitute an assurance by Borrower that it will meet the results contained in the Financial Projections.

7.24 Solvency. After giving effect to the consummation of each Loan to be made under this Term Loan Agreement as of the time this representation is given, Borrower (a) will be able to pay its Debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property in the aggregate having a value both at fair valuation and at fair saleable value in the ordinary course of Borrower’s business greater than the amount required to pay its Debt, including for this purpose unliquidated, contingent, and disputed claims.

7.25 Anti-Terrorism Laws.

7.25.1 Violation of Law. Neither the Borrower nor, to the knowledge of Borrower, any of its Subsidiaries, is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (“Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

7.25.2 Classification. Neither Borrower nor, to the knowledge of Borrower, any of its Subsidiaries, or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans, is any of the following:

(a) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(b) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(c) a Person or entity with which any Syndication Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(e) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

7.25.3 Conduct of Business. Neither Borrower nor to the knowledge of Borrower, any of its brokers or other agents acting in any capacity in connection with the Loans (a) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) of Subsection 7.25.2 above, (b) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (c) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

7.26 Funding Material Adverse Effect. As of the Tender Offer Expiration Time, no Funding Material Adverse Effect has occurred.

7.27 Disclosure. The representations and warranties contained in this Article 8 and in the other Loan Documents and in any financial statements provided to the Administrative Agent do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such representations or warranties not misleading; and all projections provided to the Administrative Agent were prepared in good faith based on reasonable assumptions.

ARTICLE 8. CONDITIONS TO CLOSING AND TO ADVANCES

8.1 Conditions to Closing. The obligation of the Syndication Parties to make the Initial Advance is subject to satisfaction, in the sole discretion of the Administrative Agent and the Syndication Parties, of each of the following conditions precedent:

8.1.1 Loan Documents. The Administrative Agent shall have received duly executed originals of this Term Loan Agreement and the other Loan Documents.

8.1.2 [Reserved].

8.1.3 Organizational Documents. The Administrative Agent shall have received the following, dated no more than thirty (30) days prior to the Closing Date: (a) good standing certificate (or comparable), for Borrower for its state of incorporation and the states of Arkansas, Texas, Louisiana, Tennessee, and Kentucky; (b) a copy of the certificate of incorporation of Borrower certified by the Secretary of State (or comparable office) of the state of Delaware; and (c) a copy of the bylaws of Borrower, certified as true and complete by the Secretary or Assistant Secretary of Borrower.

8.1.4 Evidence of Insurance. Borrower shall have provided the Administrative Agent with insurance certificates and such other evidence, in form and substance satisfactory to the Administrative Agent, of all insurance required to be maintained by it under the Loan Documents.

8.1.5 [Reserved].

8.1.6 Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds all fees set forth in the Fee Letter and the Commitment Letter, and any other fees owing to the Administrative Agent which are due on the Closing Date, and all expenses owing as of the Closing Date pursuant to Section 14.1 hereof and for which Borrower has received an invoice.

8.1.7 Evidence of Corporate Action. The Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent (a) documents, certified to be true and correct by the Secretary or Assistant Secretary of Borrower, evidencing all corporate action taken by Borrower to authorize (including the specific names and titles of the persons authorized to so act (each an “Authorized Officer”)) the execution, delivery and performance of the Loan Documents to which it is a party; and (b) a certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, certifying the names and true signatures of the Authorized Officers.

8.1.8 Opinion of Counsel. Borrower shall have provided a favorable opinion of its counsel addressed to the Administrative Agent and each of the present and future Syndication Parties, covering such matters as the Administrative Agent may reasonably require, including, without limitation, due incorporation, authorization and execution, enforceability and usury, fees, taxes and qualification requirements.

8.1.9 Financial Projections. Borrower shall have provided to the Administrative Agent financial projections for the five (5) Fiscal Years, commencing with the Fiscal Year during which the Closing Date falls, acceptable to the Administrative Agent (it being understood that the Financial Projections delivered to the Administrative Agent prior to the date hereof are acceptable to the Administrative Agent).

8.1.10 KYC/AML Documentation The Joint Lead Arrangers shall have received all documentation and other information required by Bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

8.2 Borrowing Notice; Funding Notice. Borrower shall give the Administrative Agent prior written notice by facsimile (effective upon receipt):

8.2.1 Term Loan. With respect to the request for the Initial Advance, at least two Banking Days (but in no event less than 48 hours) prior to the Tender Offer Expiration Time, and with respect to the Second Advance, on or before 10:00 A.M. (New York City time) at least three (3) Banking Days prior to the date of making such Advance (or such shorter period as the Borrower and Administrative Agent may agree). Each notice must be in the form to be agreed upon by the Borrower and the Administrative Agent (the “Borrowing Notice”) and must specify (a) the amount of such Advance; and (b) the proposed date of making such Advance.

8.2.2 Funding Notice and Funding. The Administrative Agent shall, on or before 12:00 noon (New York City time) of the same Banking Day, notify each Syndication Party (“Funding Notice”) of its receipt of each such Borrowing Notice and the amount of such Syndication Party’s Funding Share thereunder. Not later than 12:00 noon (New York City time) on the date of an Advance, each Syndication Party will make available to the Administrative Agent at the Administrative Agent’s Office, in immediately available funds, such Syndication Party’s Funding Share of such Advance. After the Administrative Agent’s receipt of such funds, but not later than 3:00 P.M. (New York City time), and upon fulfillment of the applicable conditions set forth in Article 9 hereof, the Administrative Agent will make such Advance available to Borrower, in immediately available funds, and will transmit such funds by wire transfer to Borrower’s Account.

8.3 Conditions to Advance. The Syndication Parties’ obligation to fund each Advance is subject to the satisfaction, in the sole discretion of the Administrative Agent and the Syndication Parties, of each of the following conditions precedent, in addition to those set forth in Sections 8.1 and 8.2 hereof, and each request by Borrower for an Advance shall constitute a representation by Borrower, upon which the Administrative Agent and Syndication Parties may rely, that (i) the conditions set forth in Sections 8.1 and 8.2 continue to be satisfied as of the date of the Advance (including, without limitation, that as of the date of the Advance it shall still be the case that no material change as described in Section 8.1.5 shall have occurred since the dates indicated therein), (ii) the conditions in this Section have been satisfied, and (iii) that the amount of the Advance does not exceed the limits set forth in Section 2.1 hereof:

8.3.1 Default. As of the Advance Date no Event of Default or Potential Default shall have occurred and be continuing, and the disbursing of the amount of the Advance requested shall not result in an Event of Default or Potential Default.

8.3.2 Availability Period. The Borrowing Notice does not specify an Advance Date which is later than the last Banking Day of the Availability Period.

8.3.3 Representations and Warranties; Fees and Expenses. The representations and warranties of Borrower herein shall be true and correct in all material respects on and as of the date on which the Advance is to be made as though made on such date. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available U.S. funds all fees set forth in Section 3.2 hereof and in the Fee Letter and the Commitment Letter, in each case executed by LCPI and Borrower, which are then due and payable, including all expenses owing as of the Advance Date pursuant to Section 14.1 hereof for which Borrower has received an invoice.

8.3.4 CoBank Credit Agreement Funding. Borrower shall have received proceeds of at least $600,000,000 pursuant to the CoBank Credit Agreement, and the Administrative Agent shall have received copies of the CoBank Credit Agreement and any reasonably requested Loan Documents (as defined in the CoBank Credit Agreement) certified as true, complete and in effect on the date hereof by the Secretary or Assistant Secretary of Borrower.

8.3.5 Acquisition.

(a)(i) With respect to the Initial Advance, Borrower has (or simultaneous with the Initial Advance will have) acquired or accepted for purchase, pursuant to the Tender Offer, from the holders thereof more than fifty percent (50%) of the Gold Kist Stock, and (ii) with respect to the Second Advance, Borrower has (or simultaneous with the Second Advance will have) acquired from the holders thereof 100% of the Gold Kist Stock, in each case pursuant to agreements having terms and conditions reasonably satisfactory to the Joint Lead Arrangers, including an acquisition agreement or tender offer documentation (as applicable, the “Acquisition Agreement”), and no material provision thereof shall have been waived, amended, supplemented or otherwise modified except with the consent of the Joint Lead Arrangers, which shall not be unreasonably withheld or delayed.

(b) Borrower provides to the Administrative Agent such proof as the Administrative Agent may reasonably require (i) that Borrower’s acquisition of the Gold Kist Stock has been approved by the U.S. Department of Justice and, if required by applicable law, by the U.S. Federal Trade Commission or other relevant federal agency; or (ii) that such approval as described in clause (i) above is not required including by way of all applicable waiting periods having expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the Acquisition or the financing thereof under the Loan Documents. The Administrative Agent shall have received evidence satisfactory to it that all consents and approvals of governmental authorities and third parties which are with respect to Borrower necessary for, required or, in the reasonable discretion of the Joint Lead Arrangers, advisable, as a condition of the validity and enforceability of the Loan Documents to which it is a party, and the continuing operations of the Borrower.

(c) Borrower provides to the Administrative Agent a written certificate from Borrower’s Chief Financial Officer certifying : (i) to the aggregate purchase price paid for the acquisition of the relevant Gold Kist Stock and the number of shares acquired, and (ii) that Borrower has (or simultaneous with the Advance will have) (x) with respect to the Initial Advance, acquired or accepted for purchase pursuant to the Tender Offer from the holders thereof more than fifty percent (50%) of the Gold Kist Stock and (y) with respect to the Second Advance, acquired from the holders thereof one hundred percent (100%) of the Gold Kist Stock.

(d) Gold Kist’s Board of Directors shall have redeemed the Series A Junior Participating Stock of Gold Kist purchase rights or the rights have been invalidated or are otherwise inapplicable to Borrower’s acquisition of Gold Kist Stock.

(e) Borrower shall deliver a pro forma consolidated balance sheet for Borrower prepared in good faith as at the date of the most recent Form 10-Q or 10-K (as applicable) of the Borrower filed with the SEC giving effect to the transactions contemplated hereby; provided that such pro forma consolidated balance sheet need not be prepared in compliance with Regulation S-X.

8.3.6 Lien Searches. Borrower provides to the Administrative Agent searches of appropriate filing offices showing that no state or federal tax liens or financing statements which remain in effect have been filed against the assets of the Borrower, Gold Kist or any of their Subsidiaries other than Permitted Encumbrances and liens to be discharged on or prior to the making of the Initial Advance.

8.3.7 Solvency Certificate and Pro Forma Financial Statements. Borrower provides to the Administrative Agent a certificate executed by the chief financial officer of Borrower demonstrating that, after giving effect to the Advance and Acquisition, Borrower (i) will be able to pay its debts as they become due, (ii) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (iii) will own property in the aggregate having a value both at fair valuation and at fair saleable value in the ordinary course of its business greater than the amount required to pay its Debt, including for this purpose unliquidated and contingent claims, and including disputed claims.

8.3.8 No Material Change. (a) With respect to the Initial Advance only, no Funding Material Adverse Effect shall have occurred, as to which Borrower has received notice from the Administrative Agent pursuant to Section 2.1 that the Aggregate Commitments have been terminated as a result thereof and (b) with respect to the Second Advance only, no change shall have occurred in the condition or operations of Borrower or any Subsidiary since September 30, 2006 which, when considered in the aggregate, could reasonably be expected to result in a Material Adverse Effect

8.4 Limitation on LIBO Rate Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the period for which the One-Month LIBO Rate is to be applied:

(a) The Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates in the definition of One-Month LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBO Rate Loans as provided in this Term Loan Agreement; or

(b) any Syndication Party determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of One-Month LIBO Rate upon the basis of which the rate of interest for LIBO Rate Loans for such One-Month LIBO Rate period is to be determined do not adequately cover the cost to such Syndication Party of making or maintaining such LIBO Rate Loans for such One-Month LIBO Rate period;

then the Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, in the case of clause (a) above, the Syndication Parties, and in the case of clause (b) above, the Syndication Party that makes the determination, shall be under no obligation to make LIBO Rate Loans, convert Base Rate Loans into LIBO Rate Loans, or continue LIBO Rate Loans, and Borrower shall, on the last day(s) of the then current applicable One-Month LIBO Rate period for the outstanding LIBO Rate Loans, either prepay such LIBO Rate Loans or convert such LIBO Rate Loans into a Base Rate Loan. In addition to the foregoing, in the event a determination is made under clause (b) above, Borrower shall have the right, but not the obligation, upon written notice to the Administrative Agent, on or before 10:00 A.M. (New York City time) on or before ten (10) Banking Days following receipt of notice from the Administrative Agent of such condition, to reduce the Individual Commitment of such Syndication Party to zero upon making a prepayment, to be treated as a Voluntary Prepayment to the extent not inconsistent with the provisions of this Section, equal to the amount of such Syndication Party’s Individual Term Outstanding Obligations plus any Funding Losses attributed to the portion of such payment applied to LIBO Rate Loans as provided below. In the event Borrower makes such an election, then a reduction in a dollar amount corresponding to such reduction in Individual Commitment shall be made to the Aggregate Commitment and, notwithstanding any provisions of this Term Loan Agreement to the contrary, including, without limitation, Section 2.7, the amount of such prepayment shall be applied to outstanding LIBO Rate Loans to the extent of such Syndication Party’s Individual Loan Pro Rata Share thereof and, along with the amount paid on account of such Funding Losses, distributed to the Syndication Party making such determination and as to which Borrower has made such election.

8.5 Illegality of Loan. Notwithstanding any other provision of this Term Loan Agreement, in the event that it becomes unlawful for any Syndication Party or its Applicable Lending Office to honor its obligation to make or maintain LIBO Rate Loans hereunder or convert Base Rate Loans into LIBO Rate Loans, then such Syndication Party shall promptly notify the Administrative Agent and Borrower thereof and such Syndication Party’s obligation to make or continue, or to convert Base Rate Loans into, LIBO Rate Loans shall be suspended until such time as such Syndication Party may again make and maintain LIBO Rate Loans (in which case the provisions of Section 8.5 hereof shall be applicable) and, unless and until Borrower exercises the rights granted in the next sentence, such Syndication Party’s Individual Loan Pro Rata Share, of all Loans and all subsequent Advances shall be made as Base Rate Loans (and such Syndication Party’s share of interest payments shall reflect the foregoing), in each case, until such time as such Syndication Party may again make and maintain LIBO Rate Loans (in which case the provisions of Section 8.5 hereof shall be applicable). In the event a such a notification is made, Borrower shall have the right, but not the obligation, upon written notice to the Administrative Agent, on or before 10:00 A.M. (New York City time) on or before ten (10) Banking Days following receipt of notice from such Syndication Party, to reduce the Individual Commitment of such Syndication Party to zero upon making a prepayment, to be treated as a Voluntary repayment to the extent not inconsistent with the provisions of this Section, equal to the amount of such Syndication Party’s Individual Term Outstanding Obligations plus any Funding Losses attributed to the portion of such payment applied to LIBO Rate Loans as provided below. In the event Borrower makes such an election, then a reduction in a dollar amount corresponding to such reduction in Individual Commitment shall be made to the Aggregate Commitment and, notwithstanding any provisions of this Term Loan Agreement to the contrary, including, without limitation, Section 2.7, the amount of such prepayment shall be applied to outstanding LIBO Rate Loans to the extent of such Syndication Party’s Individual Loan Pro Rata Share thereof and, along with the amount paid on account of such Funding Losses, distributed to the Syndication Party making such determination and as to which Borrower has made such election.

8.6 Treatment of Affected Loans. If the obligations of any Syndication Party to make or continue LIBO Rate Loans, or to convert Base Rate Loans into LIBO Rate Loans, are suspended pursuant to Section 8.3 or 8.4 hereof (all LIBO Rate Loans so affected being herein called “Affected Loans”), such Syndication Party’s Affected Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current period for which the One-Month LIBO Rate applies for the Affected Loans (or, in the case of a conversion required by Section 8.3 or 8.4, on such earlier date as such Syndication Party may specify to Borrower). To the extent that such Syndication Party’s Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Syndication Party’s Affected Loans shall be applied instead to its Base Rate Loans. All Advances which would otherwise be made or continued by such Syndication Party as LIBO Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Syndication Party which would otherwise be converted into LIBO Rate Loans shall remain as Base Rate Loans.

ARTICLE 9. AFFIRMATIVE COVENANTS

From and after the date of this Term Loan Agreement and until the Bank Debt is indefeasibly paid in full and the Syndication Parties have no obligation to make an Advance, Borrower agrees that it will observe and comply with the following covenants for the benefit of the Administrative Agent and Syndication Parties:

9.1 Books and Records. Borrower shall at all times keep, and cause each Subsidiary to keep, proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP.

9.2 Reports and Notices. Borrower shall provide to the Administrative Agent the following reports, information and notices:

9.2.1 Annual Financial Statements. As soon as available, but in no event later than ninety (90) days after the end of any Fiscal Year of Borrower occurring during the term hereof one copy of the audit report for such year and accompanying consolidated financial statements (including all footnotes thereto), including a consolidated balance sheet, a consolidated statement of earnings, a consolidated statement of capital, and a consolidated statement of cash flow for the Borrower and its Subsidiaries, showing in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in conformance with GAAP consistently applied and certified without qualification by Ernst & Young, LLP, or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Administrative Agent, and to be accompanied by a copy of any management letter of such accountants addressed to and received by the board of directors of Borrower related to such annual audit and annual financial statements. Such annual financial statements required pursuant to this Subsection shall be accompanied by a Compliance Certificate signed by Borrower’s Chief Financial Officer.

9.2.2 Quarterly Financial Statements. As soon as available but in no event more than forty-five (45) days after the end of each Fiscal Quarter (excluding the last Fiscal Quarter of Borrower’s Fiscal Year) the following financial statements or other information concerning the operations of Borrower and its Subsidiaries for such Fiscal Quarter, the Fiscal Year to date, and for the corresponding periods of the preceding Fiscal Year, all prepared in accordance with GAAP consistently applied: (a) a consolidated balance sheet, (b) a consolidated summary of earnings, (c) a consolidated statement of cash flows, and (d) such other statements as the Administrative Agent may reasonably request. Such quarterly financial statements required pursuant to this Subsection shall be accompanied by a Compliance Certificate signed by Borrower’s Chief Financial Officer or other officer of Borrower acceptable to the Administrative Agent (subject to normal year end adjustments).

9.2.3 Notice of Default. As soon as the existence of any Event of Default or Potential Default becomes known to any officer of Borrower, prompt written notice of such Event of Default or Potential Default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

9.2.4 ERISA Reports. As soon as possible and in any event within twenty (20) days after Borrower or any Subsidiary knows or has reason to know that any Reportable Event (for which notice is not waived under ERISA or by regulation) or Prohibited Transaction (for which a statutory, class, or individual exemption has not been obtained) has occurred with respect to any Plan or that the Pension Benefit Guaranty Corporation or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, or that Borrower, any Subsidiary or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan, or that a Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating, a certificate of the Chief Financial Officer of Borrower or such Subsidiary setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or withdrawal or reorganization or insolvency and the action Borrower or such Subsidiary proposes to take with respect thereto, provided, however, that notwithstanding the foregoing, no reporting is required under this Subsection unless the matter(s), individually or in the aggregate, result, or could be reasonably expected to result, in aggregate obligations or liabilities of Borrower and/or the Subsidiaries in excess of ten million dollars ($10,000,000) (which amount shall automatically increase to $20,000,000 upon the Acquisition Completion Date).

9.2.5 Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, arbitration and any other proceedings before any Governmental Authority, affecting Borrower or any Subsidiary which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to require Borrower or any Subsidiary to have to pay or deliver assets having a value of ten million dollars ($10,000,000) (which amount shall automatically increase to $20,000,000 upon the Acquisition Completion Date) or more (whether or not the claim is covered by insurance) or could reasonably be expected to result in a Material Adverse Effect.

9.2.6 Notice of Material Adverse Effect. Promptly after Borrower obtains knowledge thereof, notice of any matter which, alone or when considered together with other matters, has resulted or could reasonably be expected to result in, a Material Adverse Effect.

9.2.7 Notice of Tender Offer and Funding Material Adverse Effect. At least two Banking Days (but in no event less than 48 hours) prior to the Tender Offer Expiration Time (whether or not requesting an Advance in connection therewith), Borrower must give notice (the “Tender Offer Notice”) to the Administrative Agent (i) that Borrower intends to irrevocably purchase all shares of Gold Kist Stock tendered pursuant to the Tender Offer (subject to satisfaction of the conditions set forth in the Tender Offer) and (ii) stating whether a Funding Material Adverse Effect has occurred.

9.2.8 Notice of Environmental Proceedings. Without limiting the provisions of Subsection 9.2.5 hereof, promptly after Borrower’s receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communication alleging a condition that may require Borrower or any Subsidiary to undertake or to contribute to a cleanup or other response under Environmental Regulations, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

9.2.9 Regulatory and Other Notices. Promptly after Borrower’s receipt thereof, copies of any notices or other communications received from any Governmental Authority with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect.

9.2.10 Adverse Action Regarding Required Licenses. As soon as Borrower learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to the best of Borrower’s knowledge, threatened, to seek to revoke, cancel, suspend, modify, or limit any of the Required Licenses, prompt written notice thereof and Borrower shall contest any such action in a Good Faith Contest.

9.2.11 Notice of Certain Changes. Borrower shall: notify the Administrative Agent at least ten (10) Banking Days prior to the occurrence of any change in the name or business form of Borrower.

9.2.12 Filings and Reports. Promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which Borrower shall have filed with the Securities and Exchange Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of Borrower’s Form 10-K annual report, Form 10-Q quarterly report and any Form 8-K report filed with the Securities and Exchange Commission.

9.2.13 Additional Information. With reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of Borrower or any Subsidiary as any Syndication Party or the Administrative Agent may from time to time reasonably request.

9.3 Maintenance of Existence and Qualification. Borrower shall maintain its corporate existence in good standing under the laws of the State of Delaware. Borrower shall, and shall cause each Subsidiary to, qualify and remain qualified as a foreign corporation or other entity in each jurisdiction in which such qualification is necessary in view of its business, operations and properties except where the failure to so qualify has not and could not reasonably be expected to result in a Material Adverse Effect.

9.4 Compliance with Legal Requirements and Agreements. Borrower shall, and shall cause each Subsidiary to: (a) comply with all laws, rules, regulations and orders applicable to Borrower (or such Subsidiary, as applicable) or its business unless such failure to comply is the subject of a Good Faith Contest; and (b) comply with all agreements, indentures, mortgages, and other instruments to which it (or any Subsidiary, as applicable) is a party or by which it or any of its (or any Subsidiary, or any of such Subsidiary’s, as applicable) property is bound; provided, however, that the failure of Borrower to comply with this sentence in any instance not directly involving the Administrative Agent or a Syndication Party shall not constitute a Potential Default or an Event of Default unless such failure could reasonably be expected to result in a Material Adverse Effect.

9.5 Compliance with Environmental Laws. Without limiting the provisions of Section 9.4 of this Term Loan Agreement, Borrower shall, and shall cause Subsidiary to, comply in all material respects with, and take all reasonable steps necessary to cause all persons occupying or present on any properties owned or leased by Borrower (or any Subsidiary, as applicable) to comply with, all Environmental Regulations, the failure to comply with which could reasonably be expected to result in a Material Adverse Effect or unless such failure to comply is the subject of a Good Faith Contest.

9.6 Taxes. Borrower shall cause to be paid, and shall cause each Subsidiary to pay, when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties (or upon each Subsidiary and its income, sales, and properties, as applicable), and federal and state taxes withheld from its (or each Subsidiary’s, as applicable) employees’ earnings, unless (a) the failure to pay such taxes, assessments, or other governmental charges could not reasonably be expected to result in a Material Adverse Effect, or (b) such taxes, assessments, or other governmental charges are the subject of a Good Faith Contest.

9.7 Insurance. Borrower shall, and shall cause each Subsidiary to, maintain insurance coverage by good and responsible insurance underwriters in such forms and amounts and against such risks and hazards as are customary for companies engaged in similar businesses and owing and operating similar properties, provided that Borrower and its Subsidiaries may self-insure for workmen’s compensation, group health risks and their live chicken inventory in accordance with applicable industry standards. All such policies of insurance shall be issued by sound and reputable insurers that, at the time of issuance or renewal of such policies, are accorded a rating of A-XII or better by A.M. Best Company or A or better by S&P or Moody’s. All liability policies shall name the Administrative Agent, for the benefit of the Syndication Parties, as additional insured as its interests may appear. All such insurance policies shall be endorsed with a mortgagee’s or loss payable clause, as appropriate, in favor of the Administrative Agent, for the benefit of the Syndication Parties. Copies of the policy or policies evidencing all insurance referred to in this Section and receipts for the payment of premiums thereon or certificates of such insurance satisfactory to the Administrative Agent shall be delivered to and held by the Administrative Agent. All such insurance policies shall contain a provision requiring at least ten (10) days’ notice to the Administrative Agent prior to any cancellation for non-payment of premiums. Borrower shall give the Administrative Agent satisfactory written evidence of renewal or substitution of all such policies. Borrower agrees to pay, or cause to be paid, all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to its assets which would wholly or partially invalidate any insurance thereon. Borrower shall give immediate written notice to the insurance carrier and the Administrative Agent of any loss.

9.8 Title to and Maintenance of Properties. Borrower shall defend and maintain title to, and shall maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its material properties (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as in the sole judgment of Borrower or such Subsidiary may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

9.9 Inspection. Borrower shall permit, and cause its Subsidiaries to permit, the Administrative Agent or any Syndication Party or their agents, during normal business hours or at such other times as the parties may agree, to examine, and make copies of or abstracts from, Borrower’s properties, books, and records, and to discuss Borrower’s affairs, finances, operations, and accounts with its respective officers, directors, employees, and independent certified public accountants and Borrower shall reimburse the Administrative Agent for the reasonable costs incurred in connection with such inspection, provided that so long as no Event of Default has occurred and is continuing, Borrower shall not be required to reimburse the Administrative Agent for costs incurred under this paragraph with respect to more than one such inspection in each Fiscal Year.

9.10 Required Licenses; Permits; Etc. Borrower shall duly and lawfully obtain and maintain in full force and effect, and shall cause its Subsidiaries to obtain and maintain in full force and effect, all Required Licenses as appropriate for the business being conducted and properties owned by Borrower or such Subsidiaries at any given time except where the failure to obtain or maintain such Required Licenses could not reasonably be expected to result in a Material Adverse Effect.

9.11 ERISA. Borrower shall (a) cause each Borrower Benefit Plan to comply in all material respects with the Code and ERISA; (b) cause any Borrower Benefit Plan that is intended to satisfy the requirements of Section 401(a) of the Code to satisfy such requirements in all material respects; (c) prepare and deliver each material report, statement or other document required by ERISA and the Code within the period specified therein and conforming in form and substance in all material respects to the provisions thereof; and (d) cause each Borrower Benefit Plan (other than a Multiemployer Plan) to be administered in all material respects in accordance with the terms of each such plan and with ERISA, the Code, and any other applicable law, except to the extent any failure to comply with the preceding clauses (a), (b) (c), or (d) would not have a Material Adverse Effect. Within ten (10) Banking Days after receiving such notice, Borrower shall furnish to Administrative Agent any written notice received by Borrower relating to an assertion of withdrawal liability imposed by any Multiemployer Plan upon Borrower or Borrower’s controlled group, as defined in Code Section 414(b), (c), (m), or (o), or relating to any violation of the provisions of the Code or ERISA asserted by the Department of Labor, the Pension Benefit Guaranty Corporation or the Department of the Treasury with respect to any Borrower Benefit Plan that could reasonably be expected to have a Material Adverse Effect. Borrower shall notify the Administrative Agent within sixty (60) days after: (l) commencing participation in any “multiple employer plan” within the meaning of Section 413 of the Code; (m) commencing participation in a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; or (n) establishing or becoming obligated to contribute to any employee “retiree health plan” within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees (other than as required by Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA”) or other applicable law). Borrower shall notify the Administrative Agent within sixty (60) days after Borrower has knowledge of the occurrence of any fact or event which would make any of the representations contained in Subsections 7.10.2,

7.10.4, 7.10.6, or 7.10.10 hereof incorrect if such representations were made as of the date of such occurrence with respect to any Borrower Benefit Plan that is a Multiemployer Plan.

9.12 Embargoed Person. At all times throughout the term of the Loans, (a) none of the funds or assets of Borrower that are used to repay the Loans shall constitute property of, or shall be beneficially owned directly or, to the knowledge of Borrower, indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), U.S. Department of the Treasury, and/or to the knowledge of Borrower, as of the date thereof, based upon reasonable inquiry by Borrower, on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law, or the Loans made by the Syndication Parties would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders, and (b) no Embargoed Person shall have any direct interest, and to the knowledge of Borrower, as of the date hereof, based upon reasonable inquiry by Borrower, indirect interest, of any nature whatsoever in Borrower, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loans are in violation of law.

9.13 Anti-Money Laundering. At all times throughout the term of the Loans, to the knowledge of Borrower, as of the date hereof, based upon reasonable inquiry by Borrower, none of the funds of Borrower, that are used to repay the Loans shall be derived from any unlawful activity, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loans would be in violation of law.

9.14 Payment of Obligations. Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower or its Subsidiaries, as the case may be.

9.15 Compliance with Fee Letter . Borrower shall, and shall cause each Subsidiary to comply with the terms of the Fee Letter, including, without limitation, in relation to a Securities Demand (as defined in the Fee Letter).

9.16 Further Assurances. Borrower shall from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Term Loan Agreement and the other Loan Documents pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Syndication Party of any power, right, privilege or remedy pursuant to this Term Loan Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Syndication Party may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization. Borrower shall designate the obligations hereunder as “Designated Senior Indebtedness” for the purposes of the Senior Subordinated Notes Indenture.

9.17 Subsequent to the Control Acquisition Date . On or before the earlier of (i) nine (9) months following the Control Acquisition Date, and (ii) six (6) months after the Acquisition Completion Date, Borrower shall provide to the Administrative Agent the following:

9.17.1 Gold Kist Solvency Certificate and Pro Forma Financial Statements. (a) A certificate executed by the chief financial officer of Borrower or Gold Kist, as applicable, stating that Gold Kist (i) will be able to pay its debts as they become due, (ii) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (iii) will own property in the aggregate having a value both at fair valuation and at fair saleable value in the ordinary course of Gold Kist’s business greater than the amount required to pay its Debt, including for this purpose unliquidated and contingent claims, and including disputed claims; and (b) financial statements supporting the certification described in clause (a) above, which shall be certified to by the chief financial officer of Borrower or Gold Kist, as applicable, and shall include the following: (i) a pro forma balance sheet for Borrower or Gold Kist, as applicable, setting forth the fair salable value of its assets and (ii) a 1 year pro forma cash flow projection for such Person, with respect to which Gold Kist’s chief financial officer on behalf of Gold Kist shall certify that such projections are based on reasonable assumptions.

9.17.2 Legal Opinion. A favorable opinion of counsel for Gold Kist addressed to the Administrative Agent and each of the present and future Syndication Parties, covering such matters as the Administrative Agent may reasonably require, including, without limitation, authorization and execution, enforceability, usury, fees, taxes, and qualification requirements.

9.17.3 Update to Schedules. Following the Control Acquisition Date, Borrower shall be allowed to update the Schedules to this Term Loan Agreement as necessary to reflect changes in such Schedules attributable to the such acquisition.

ARTICLE 10. NEGATIVE COVENANTS

From and after the date of this Term Loan Agreement until the Bank Debt is indefeasibly paid in full, and the Syndication Parties have no obligation to make any Advance, Borrower agrees that it will observe and comply with, and, to the extent applicable, will cause its Subsidiaries to observe and comply with, the following covenants:

10.1 Borrowing. Borrower shall not (nor shall it permit any of its Subsidiaries to) create, incur, or assume, directly or indirectly, any Debt, except for:

(a) indebtedness of Borrower arising under this Term Loan Agreement and the other Loan Documents;

(b) trade payables arising in the ordinary course of business;

(c) Capital Leases in existence from time to time;

(d) current operating liabilities (other than trade payables or for borrowed money) incurred in the ordinary course of business;

(e) (i) the CoBank Loan and the Pari Passu Loans (as defined in the CoBank Credit Agreement), and (ii) other secured Debt (including amounts owing under the Harris Loan, Hancock Loan, and ING Loan) in an aggregate amount at any time outstanding of up to the sum of (x) eighty-five percent (85%) of the book value of the outstanding accounts receivable of Borrower and its Subsidiaries (as such accounts receivable would be shown on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP), less allowance for doubtful accounts, plus (y) seventy-five percent (75%) of the higher of book value or fair market value, determined in accordance with GAAP, of the assets of Borrower and its Subsidiaries, but excluding from such calculation under this clause (y), the assets covered by clause (x), CoBank Loan Collateral and good will;

(f)(i) the Bank Debt, and (ii) other unsecured Debt in any amounts provided that no more than $50,000,000 (which amount shall automatically increase to $100,000,000 upon the Acquisition Completion Date) of unsecured indebtedness outstanding at any time (but excluding from such restriction, the Bank Debt, Senior Unsecured Notes, or any refinancing thereof, the Senior Subordinated Notes or any refinancing thereof, the Grower Settlement Agreements, and the Foreign Subsidiary Debt) may provide for scheduled principal payments prior to the Maturity Date;

(g) loans between Subsidiaries or between Borrower and Subsidiaries, in each case either (i) in the ordinary course and pursuant to the reasonable requirements of Borrower’s business and consistent with demonstratable past practices; provided that any such loans to Borrower are expressly subordinated to the prior payment in full in cash of all of Borrower’s indebtedness, obligations and liabilities to the Administrative Agent and the Syndication Parties under this Term Loan Agreement and the other Loan Documents; or (ii) in connection with a Receivables Securitization Program;

(h) on and after the Control Acquisition Date, Debt on account of Gold Kist’s subordinated capital certificates in the principal amount of up to $25,000,000 plus any premiums, fees or other transaction costs in connection therewith, or any refinancing thereof, provided that Borrower shall use commercially reasonable best efforts to cause such Debt to be repaid in full as soon as possible after the Acquisition Completion Date if such Debt contains provisions restricting the payment of dividends to the Borrower; and

(i) on and after the Control Acquisition Date, Debt on account of Gold Kist’s senior notes in the principal amount of up to $140,000,000 plus any premiums, fees or other transaction costs in connection therewith, or any refinancing thereof, provided that Borrower shall use commercially reasonable best efforts to cause such Debt to be repaid in full as soon as possible after the Acquisition Completion Date.

10.2 No Other Businesses. Borrower shall not, and shall not permit its Subsidiaries to, engage in any material respects in any business activity or operations other than operations or activities (a) in the poultry industry, (b) in the processing, packaging, distribution, and wholesale sales of poultry products, or (c) which are not substantially different from or are related to its present business activities or operations.

10.3 Liens. Borrower shall not (nor shall it permit any of its Subsidiaries to) create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance on, or any security interest in, any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except the following (“Permitted Encumbrances”):

(a) Liens for taxes or assessments or other charges or levies of any Governmental Authority, that are not delinquent or if delinquent are the subject of a Good Faith Contest;

(b) Liens imposed by law, such as mechanic’s, worker’s, repairman’s, miner’s, agister’s, attorney’s, materialmen’s, landlord’s, warehousemen’s and carrier’s Liens and other similar Liens which are securing obligations incurred in the ordinary course of business for sums not yet due and payable or, if due and payable, which (i) do not exceed an aggregate at any one time of $30,000,000 or (ii) are the subject of a Good Faith Contest;

(c) Liens under workers’ compensation, unemployment insurance, social security or similar legislation (other than ERISA), or to secure payments of premiums for insurance purchased in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appearance bonds and bids, bonds for release of an attachment, stay of execution or injunction, leases, government contracts, performance and return-of-money bonds and other similar obligations, all of which are incurred in the ordinary course of business and not in connection with the borrowing of money;

(d) Any attachment or judgment Lien, the time for appeal or petition for rehearing of which shall not have expired or in respect of which Borrower or the Subsidiary is protected in all material respects by insurance or for the payment of which adequate reserves have been provided, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Good Faith Contest, and provided further that the aggregate amount of liabilities of Borrower and its Subsidiaries so secured (including interest and penalties) shall not be in excess of $30,000,000 at any one time outstanding;

(e) Easements, rights-of-way, restrictions, encroachments, covenants, servitudes, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

(f) All precautionary filings of financing statements under the Uniform Commercial Code which cover property that is made available to or used by Borrower or any Subsidiary pursuant to the terms of an Operating Lease or Capital Lease;

(g) Liens, other than on the CoBank Loan Collateral, securing its reimbursement obligations under any letter of credit issued in connection with the acquisition of an asset; provided that (i) the lien attaches only to such asset, and (ii) the lien is released upon satisfaction of such reimbursement obligation;

(h) Liens on the CoBank Loan Collateral pursuant to the CoBank Credit Agreement or any permitted Pari Passu Loan (as defined in the CoBank Credit Agreement);

(i) Liens on assets of Borrower or its Subsidiaries, other than on the CoBank Loan Collateral, to secure indebtedness permitted under Sections 10.1(c) and 10.1(f);

(j) [Reserved];

(k) Liens existing on the Effective Date and described on Schedule 10.3 hereto (as such Schedule may be approved by the Administrative Agent);

(l) Liens on the accounts receivable of Borrower or its Subsidiaries or rights with respect thereto which are the subject of a Receivables Securitization Program; and

(m) Liens of Agriland, FCS on the Bank Equity Interests (as defined in the CoBank Credit Agreement) and Liens of any other Farm Credit System Institution (as defined in the CoBank Credit Agreement) on equity interests therein required to be purchased from time to time by Borrower under the CoBank Credit Agreement.

10.4 Sale of Collateral. Borrower shall not (nor shall it permit any of its Subsidiaries to) sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise (collectively “Disposition”), any of the CoBank Loan Collateral except: (a) the Disposition of CoBank Loan Collateral in the ordinary course of business, and which are either replaced or are no longer necessary or useful for the business conducted at the facilities which are included within the CoBank Loan Collateral; (b) without duplication of clause (a) or clause (c), the Disposition in any calendar year, in one or more events or transactions, of CoBank Loan Collateral with a book value in the aggregate of up to $5,000,000 (which amount shall automatically increase to $10,000,000 upon the Acquisition Completion Date); and (c) the Disposition of CoBank Loan Collateral utilized at a facility with respect to which there has been a Permanent Reduction of Production (as defined in the CoBank Credit Agreement); provided that the following conditions are met: (x) in the case of clause (c), either (i) (A) the book value of such CoBank Loan Collateral is $10,000,000 (which amount shall automatically increase to $20,000,000 upon the Acquisition Completion Date) or less and the CoBank Loan Administrative Agent has agreed, in advance of such sale, to release its lien thereon, and (B) the aggregate book value of all CoBank Loan Collateral as to which the CoBank Loan Administrative Agent has released, or is being asked to release, its lien in any calendar year pursuant to clause (c) of this Section (excluding liens released upon the written authorization of the lenders required under the CoBank Credit Agreement), as provided in clause (x)(ii) of this Section) shall not exceed $15,000,000 (which amount shall automatically increase to $30,000,000 upon the Acquisition Completion Date), or (ii) (A) the book value of such CoBank Loan Collateral is greater than $10,000,000 (which amount shall automatically increase to $20,000,000 upon the Acquisition Completion Date) and/or (B) the aggregate book value of such CoBank Loan Collateral as to which the CoBank Loan Administrative Agent has released, or is being asked to release, its lien in any calendar year pursuant to clause (c) of this Section is in excess of $15,000,000 (which amount shall automatically increase to $30,000,000 upon the Acquisition Completion Date) and, (C) in either case (x)(ii)(A) or (x)(ii)(B), the CoBank Loan Administrative Agent has received any required approval of the Syndication Parties under the CoBank Credit Agreement, in advance of such sale, to release its lien thereon on behalf of the Syndication Parties; and (y) in the case of either clause (b) or clause (c), (i) such Disposition of CoBank Loan Collateral shall not cause or give rise to a Potential Default or an Event of Default, and (ii) at the time of any such Disposition of CoBank Loan Collateral no Event of Default shall have occurred and be continuing.

10.5 Liabilities of Others. Borrower shall not (nor shall it permit any of its Subsidiaries to) assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any Person (other than the Bank Debt), except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Borrower’s or any Subsidiary’s business, (b) the guarantee of the obligations of Borrower’s wholly owned Subsidiaries, (c) guarantees by any Subsidiary of the indebtedness of Borrower under the Senior Unsecured Notes, the Senior Subordinated Notes, the Hancock Loan, the Harris Loan and the CoBank Loan; provided that each such Subsidiary also executes a guaranty reasonably satisfactory in form and substance to the Administrative Agent guaranteeing all of Borrower’s obligations under this Term Loan Agreement, the Notes, and all other Loan Documents; and (d) without duplication of clauses (b) or (c), guarantees made from time to time by Borrower and its Subsidiaries in the ordinary course of their respective businesses; provided, however, that the aggregate amount of all indebtedness guaranteed at any time under this clause (d) shall not exceed $20,000,000 in the aggregate (which amount shall automatically increase to $40,000,000 upon the Acquisition Completion Date).

10.6 Loans. Borrower shall not (nor shall it permit any of its Subsidiaries to) lend or advance money, credit, or property to any Person, except for:

(a) loans between Subsidiaries or between Borrower and Subsidiaries, in each case in the ordinary course and pursuant to the reasonable requirements of Borrower’s business and consistent with demonstratable past practices;

(b) trade credit extended in the ordinary course of business;

(c) loans and advances to employees and contract growers (other than executive officers and directors of the Borrower or its Subsidiaries) for reasonable expenses incurred in the ordinary course of business and made on an arms length basis;

(d) loans and advances to officers and employees of Borrower and its Subsidiaries made in connection with such officer’s or employee’s housing related expenses or loans associated with the procurement or sale of personal residences or necessary for the moving of key personnel, in an aggregate amount outstanding at any time not to exceed $3,000,000 (which amount shall automatically increase to $6,000,000 upon the Acquisition Completion Date); and

(e) loans and advances to contract growers in an aggregate amount at any time not to exceed $25,000,000 (which amount shall automatically increase to $50,000,000 upon the Acquisition Completion Date).

10.7 Merger; Acquisitions; Business Form; Etc. Borrower shall not (nor shall it permit any of its Subsidiaries to) merge or consolidate with any entity, or acquire all or substantially all of the assets of any person or entity, nor shall Borrower change its business form from a corporation, nor voluntarily liquidate, wind up or dissolve itself, nor shall Borrower Dispose of all or substantially all of its property or business (measured on a consolidated basis); provided, however, that the foregoing shall not prevent any such acquisition, consolidation, or merger if after giving effect thereto either clauses (a), (c) and (d) are satisfied or clauses (b), (c), and (d) are satisfied, nor any such disposition of assets if clauses (c), (d) and (e) are satisfied, as such clauses are set forth below:

(a) Both (i) the fair market value of all consideration paid or payable (whether paid or payable in money, stock, or some other form, including, without limitation, by promissory note or some other installment obligation) by Borrower and/or its Subsidiaries on account of all such mergers, consolidations or acquisitions does not exceed $250,000,000 in any Fiscal Year of Borrower, and (ii) Borrower (or, if the consolidation or merger is by a Subsidiary, then the Subsidiary) is the surviving entity;

(b) The consolidation or merger is between Borrower and a Subsidiary or subsidiary of a Subsidiary, and Borrower is the surviving entity, or the consolidation or merger is between a Subsidiary and another Subsidiary or a Subsidiary and the subsidiary of a Subsidiary, and the Subsidiary is the surviving entity (except that a Subsidiary Guarantor may not consolidate or merge with a non-Subsidiary Guarantor unless the surviving or resulting entity is or becomes a Subsidiary Guarantor);

(c) No Event of Default or Potential Default shall have occurred and be continuing;

(d) After giving effect to the merger or consolidation on a pro forma basis, there would be no Event of Default or Potential Default;

(e)(i) any Subsidiary of the Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or (ii) any Subsidiary of the Borrower that is not a Subsidiary Guarantor may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary of the Borrower that is not a Subsidiary Guarantor.

10.8 Investments. Borrower shall not (nor shall it permit any of its Subsidiaries to) own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that Borrower and the Subsidiaries may own, purchase or acquire:

(a) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody’s or A1 by S&P on the date of acquisition;

(b) certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;

(c) obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition;

(d) repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government;

(e) banker’s acceptances maturing within one year issued by any bank or trust company organized under the laws of the United States or any state thereof and having capital, surplus and undivided profits of at least $50,000,000;

(f) Eurodollar time deposits maturing within six months purchased directly from a bank meeting the requirements of Section 10.8(b);

(g) direct obligations issued by any state of the United States or any political subdivision of any such state or public instrumentality thereof maturing within one year and having, at the time of acquisition, the highest rating obtainable from either S&P or Moody’s;

(h) investments in mutual funds that invest not less than 95% of their assets in cash and cash equivalents or investments of the kinds described in clauses (a) through (g) above;

(i) investments in an aggregate amount of up to $8,000,000 (which amount shall automatically increase to $16,000,000 upon the Acquisition Completion Date) in deposits maintained with the Pilgrim Bank of Pittsburg;

(j) corporate bonds rated investment grade by S&P or by Moody’s;

(k) Investments permitted under Sections 10.5, 10.6, 10.7, and 10.9;

(l) Investments made prior to the Effective Date in Persons, which are not Subsidiaries, and which are identified on Schedule 10.8 hereto;

(m) Investments in the Subsidiaries;

(n) Investments in Intercompany Bonds;

(o) Investments in Southern Hens, Inc. in an aggregate amount not to exceed $5,000,000 (which amount shall automatically increase to $10,000,000 upon the Acquisition Completion Date);

(p) Investments from time to time made after the Effective Date in Food Processors Water Cooperative, Inc. and the Greater Shenandoah Valley Development Company in accordance with past practice and their respective organizational documents as in effect on the date hereof;

(q) Investments described in, or similar to those described in, the attached Schedule 10.8(q), so long as at the time of purchase such Investments (other than those described in clauses (B) and (D) of Schedule 10.8(q)) had a long-term senior unsecured debt rating of not less than Baa3 by Moody’s and not less than BBB by S&P;

(r) Gold Kist Stock and GK Senior Notes, so long as Borrower has acquired in excess of fifty percent (50.0%) of all such Gold Kist Stock issued and outstanding; and

(s) Investments not covered by clauses (a) through (r) above, in an amount not to exceed at any time an aggregate of $50,000,000 (which amount shall automatically increase to $75,000,000 upon the Acquisition Completion Date).

10.9 Transactions With Related Parties. Borrower shall not purchase, acquire, provide, or sell any equipment, other personal property, real property or services from or to any Subsidiary, except in the ordinary course and pursuant to the reasonable requirements of Borrower’s business and consistent with demonstratable past practices of the type disclosed in Borrower’s proxy statement for its Fiscal Year ended September 2005.

10.10 Dividends, etc. Borrower shall not, directly or indirectly, declare or pay any dividends (other than dividends payable solely in stock of Borrower) on account of any shares of any class (including common or preferred stock) of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction or capital or otherwise) in respect of any such shares (collectively, “Restricted Payments”) or agree to do any of the foregoing; provided that if no Potential Default or Event of Default shall exist before and after giving effect thereto, Borrower may (a) pay dividends on preferred stock and other capital stock of Borrower that are convertible, exchangeable or exercisable into Borrower’s common stock and on any common stock of Borrower which may be issued upon conversion, exchange or exercise of such capital stock, (b) in addition to the dividends permitted by clauses (a) and (e) pay dividends in an aggregate amount not to exceed $13,000,000 (which amount shall automatically increase to $26,000,000 upon the Acquisition Completion Date) in any Fiscal Year; (c) pay dividends permitted under clause (b) hereof during the immediately preceding Fiscal Year that were declared but not paid in the immediately preceding Fiscal Year (without giving effect to any carry over); and (d) repurchase, at any time after the April 7, 2004, its shares of capital stock in an amount not to exceed $25,000,000 (which amount shall automatically increase to $50,000,000 upon the Acquisition Completion Date) in the aggregate.

10.11 ERISA. Borrower shall not: (a) engage in or permit any transaction which could result in a “prohibited transaction” (as such term is defined in Section 406 of ERISA) that is not exempt under a statutory, class or individual exemption or in the imposition of an excise tax pursuant to Section 4975 of the Code; (b) engage in or permit any transaction or other event which could result in a “reportable event” (as such term is defined in Section 4043 of ERISA) for which the reporting obligation is not waived under ERISA or by regulation for any Borrower Pension Plan; (c) fail to make full payment when due of all amounts which, under the provisions of any Borrower Benefit Plan, Borrower is required to pay as contributions thereto; (d) permit to exist any “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA) in excess of $100,000 if waived or in excess of $25,000, if not waived, with respect to any Borrower Pension Plan; (e) fail to make any payments to any “multiemployer plan” that Borrower may be required to make under any agreement relating to such “multiemployer plan” or any law pertaining thereto; or (f) terminate any Borrower Pension Plan in a manner which could result in the imposition of a lien on any property of Borrower pursuant to Section 4068 of ERISA. Borrower shall not terminate any Borrower Pension Plan so as to result in any liability to the Pension Benefit Guaranty Corporation. As used in this Section, all terms enclosed in quotation marks shall have the meanings set forth in ERISA. Borrower’s failure to comply with any of the foregoing provisions of this Section shall not constitute a breach of this Term Loan Agreement or an Event of Default unless such failure has a Material Adverse Effect.

10.12 Change in Fiscal Year. Borrower shall not change its Fiscal Year unless required to do so by the Internal Revenue Service, in which case Borrower agrees to such amendment of the terms Fiscal Quarter and Fiscal Year, as used herein, as the Administrative Agent reasonably deems necessary.

10.13 Leases. Borrower shall not, and shall not permit any Subsidiary to, incur non-cancelable obligations on Operating Leases or sale and leaseback transactions if the aggregate annual amount of all minimum or guaranteed net rentals payable under such leases would exceed four percent (4%) of the Net Tangible Assets of Borrower and its Consolidated Subsidiaries (as determined immediately preceding the execution of such lease).

10.14 Principal Payments. Borrower shall not make any principal payments on any subordinated or unsecured debt instruments or related documents unless and until 105 days have passed since the Maturity Date without a voluntary or involuntary petition having been filed against Borrower under the federal bankruptcy laws during that period, other than (a) scheduled payments of Senior Unsecured Notes and the Senior Subordinated Notes; (b) payments under debt instruments between and among Borrower and its Subsidiaries; (c) prepayment, redemption or purchase of an aggregate of up to $50,000,000 of the Senior Unsecured Notes and/or the Senior Subordinated Notes; (d) redemption or repurchase of Senior Unsecured Notes and/or Senior Subordinated Notes with the proceeds of the issuance of any equity securities; (e) repayment of Senior Unsecured Notes with the proceeds of the sale or other disposition of any non-current assets in accordance with the provisions and limitations of Section 4.4 hereof; (f) prepayment of the Senior Unsecured Notes and/or Senior Subordinated Notes with the proceeds of a refinancing thereof, provided that such refinancing does not require any principal payments until September 21, 2011; (g) from and after the first date on which the Leverage Ratio (as defined in the CoBank Credit Agreement) is equal to or less than 0.50x, there shall be no restrictions on prepayment of existing Senior Unsecured Notes and/or Senior Subordinated Notes; (h) prepayments required on account of asset sales, change of control, equity issuances, or similar events; (i) repayment of Foreign Subsidiary Debt; (j) repayment of amounts owing pursuant to or in connection with the Grower Settlement Agreements existing as of the Effective Date in an aggregate amount not to exceed $1,000,000; (k) repayment or refinancing of amounts due in connection with the Debt permitted under Section 10.1(h) and (i); (l) prepayment of amounts under this Term Loan Agreement; (m) payments of up to $100,000,000 as permitted by Section 10.1(f) hereof and (n) prepayment of a Permitted Capital Raising Transaction with the proceeds of a refinancing thereof.

10.15 Anti-Terrorism Law. Borrower shall not (a) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Subsection 7.25.2 above, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to the Administrative Agent any certification or other evidence requested from time to time by the Administrative Agent in its reasonable discretion, confirming Borrower’ compliance with this Section).

10.16 [Reserved].

10.17 Limitation on Modifications of Debt Instruments. Borrower shall not amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes in a manner adverse to the Syndication Parties (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee).

10.18 Limitation on Restrictions on Subsidiary Distributions.1

(a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

(i) pay dividends or make any other distributions on its capital stock to the Borrower or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Borrower or any of its Subsidiaries;

[1]	Subject to further revisions to conform to the indenture, if any.

(ii) make loans or advances to the Borrower or any of its Subsidiaries; or

(iii) transfer any of its properties or assets to the Borrower or any of its Subsidiaries.

(b) The provisions of paragraph (a) of this Section 10.18 will not apply to encumbrances or restrictions existing under or by reason of:

(i) the CoBank Credit Agreement, the Hancock Credit Agreement, the Harris Credit Agreement, the ING Credit Agreement, any agreements or instruments evidencing the Existing Gold Kist Indebtedness or any Debt of Gold Kist, the Borrower or any Subsidiary and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such credit facilities, as in effect on the date of this Term Loan Agreement;

(ii) this Term Loan Agreement, the Senior Indenture, the Senior Subordinated Indenture, the Subsidiary Guarantee (as defined in the Senior Indenture and the Senior Subordinated Indenture) and the Senior Unsecured Notes and, if any, the Additional Notes (as defined in the Senior Indenture and the Senior Subordinated Indenture);

(iii) applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(iv) any instrument governing Debt or capital stock of a Person acquired by the Borrower or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, that, in the case of Debt, such Debt was permitted by the terms of this Term Loan Agreement to be incurred;

(v) customary non-assignment provisions in contracts, licenses and leases entered into in the ordinary course of business and consistent with past practices;

(vi) purchase money obligations for property (including capital stock) acquired in the ordinary course of business and Capital Lease obligations that impose restrictions on the property so acquired;

(vii) any agreement for the sale or other disposition of assets or capital stock of a Subsidiary that restricts distributions by that Subsidiary pending such sale or other disposition;

(viii) Permitted Refinancing Indebtedness, provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing the Debt being refinanced;

(ix) Liens securing Debt that limit the right of the debtor to dispose of the assets subject to such Lien;

(x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements, sale and leaseback agreements and other similar agreements entered into in the ordinary course of business;

(xi) customary restrictions imposed on any securitization Subsidiary in connection with a Permitted Securitization Program (as defined in the Senior Indenture and Senior Subordinated Indenture), including, without limitation, those imposed on Pilgrim’s Pride Funding Corporation on the Closing Date;

(xii) restrictions on cash, cash equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(xiii) encumbrances on property that exist at the time the property was acquired by the Borrower or a Subsidiary;

(xiv) Hedge Agreement obligations incurred from time to time;

(xv) any Investment permitted under this Term Loan Agreement; and

(xvi) contractual encumbrances or restrictions in effect on the Closing Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements;

provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements in effect on the Closing Date.

10.19 Limitation on Negative Pledge Clauses. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under any Loan Document, other than (a) this Agreement and the other Loan Documents, (b) the Senior Subordinated Indenture, (c) the CoBank Credit Agreement, (d) any agreements governing any purchase money Liens or Capital Lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (e) any agreements governing other Debt permitted herein and (f) any restrictions permitted by Section 10.18.

ARTICLE 11. INDEMNIFICATION

11.1 General; Stamp Taxes; Intangibles Tax. Borrower agrees to indemnify and hold the Administrative Agent and each Syndication Party and their directors, officers, employees, agents, professional advisers and representatives (“Indemnified Parties”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrative Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys’ fees incurred by any Indemnified Party, arising out of or resulting from: (a) the material inaccuracy of any representation or warranty of or with respect to Borrower in this Term Loan Agreement or the other Loan Documents; (b) the material failure of Borrower to perform or comply with any covenant or obligation of Borrower under this Term Loan Agreement or the other Loan Documents; (c) the exercise by the Administrative Agent of any right or remedy set forth in this Term Loan Agreement or the other Loan Documents; or (d) any liabilities arising out of the Acquisition, provided that Borrower shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction renders a final non-appealable determination that the foregoing are solely the result of the willful misconduct or gross negligence of such Indemnified Party. In addition, Borrower agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrative Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys’ fees incurred by any Indemnified Party, arising out of or resulting from the imposition or nonpayment by

Borrower of any stamp tax, intangibles tax, or similar tax imposed by any state, including any amounts owing by virtue of the assertion that the property valuation used to calculate any such tax was understated. Borrower shall have the right to assume the defense of any claim as would give rise to Borrower’s indemnification obligation under this Section with counsel of Borrower’s choosing so long as such defense is being diligently and properly conducted and Borrower shall establish to the Indemnified Party’s satisfaction that the amount of such claims are not, and will not be, material in comparison to the liquid and unrestricted assets of Borrower available to respond to any award which may be granted on account of such claim. So long as the conditions of the preceding sentence are met, Indemnified Party shall have no further right to reimbursement of attorneys’ fees incurred thereafter. The obligation to indemnify set forth in this Section shall survive the termination of this Term Loan Agreement and other covenants.

11.2 Indemnification Relating to Hazardous Substances. Borrower shall not, and shall cause the Subsidiaries not to, locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or held by Borrower or such Subsidiary, except in accordance with all Environmental Regulations; Borrower shall not, and shall cause the Subsidiaries not to, permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or held by Borrower or such Subsidiary, except in accordance with Environmental Regulations; and Borrower shall, and shall cause each Subsidiary to, comply with all Environmental Regulations which are applicable to such property except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect. Borrower shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys’ fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants in this Section or the covenants in Section 9.5 hereof, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, such property, it being the intent of Borrower and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances as the result of the Administrative Agent or any Syndication Party exercising any of its rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure, including foreclosure on a judgment lien, or conveyance in lieu of foreclosure; provided that such indemnification as it applies to the exercise by the Administrative Agent or any Syndication Party of its rights or remedies with respect to the Loan Documents shall not apply to claims arising solely with respect to Hazardous

Substances brought onto such property by the Administrative Agent or such Syndication Party while engaged in activities other than operations substantially the same as the operations previously conducted on such property by Borrower. The foregoing covenants of this Section shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to, any transferee of the title of the Administrative Agent or any Syndication Party or any subsequent owner of the property, and shall survive the satisfaction or release of any lien, any foreclosure of any lien and/or any acquisition of title to the property or any part thereof by the Administrative Agent or any Syndication Party, or anyone claiming by, through or under the Administrative Agent or any Syndication Party or Borrower by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate and shall be payable on demand. The indemnification and covenants of this Section shall survive the termination of this Term Loan Agreement and other covenants.

ARTICLE 12. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

12.1 Events of Default. The occurrence of any of the following events (each an “Event of Default”) shall, at the option of the Administrative Agent, make the entire Bank Debt immediately due and payable (provided, that in the case of an Event of Default under Subsection 12.1(g) all amounts owing under the Notes and the other Loan Documents shall automatically and immediately become due and payable without any action by or on behalf of the Administrative Agent), and the Administrative Agent may exercise all rights and remedies for the collection of any amounts outstanding hereunder and take whatever action it deems necessary to secure the Agents and Syndication Parties, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

(a) Failure of Borrower to pay (i) when due, whether by acceleration or otherwise, any principal in accordance with this Term Loan Agreement or the other Loan Documents, (ii) within five (5) Banking Days of the date when due, whether by acceleration or otherwise, any interest or amounts other than principal in accordance with this Term Loan Agreement or the other Loan Documents, or (iii) within ten (10) Banking Days of the date when due, any Delinquent Amount or Delinquency Interest.

(b) Any representation or warranty set forth in any Loan Document, any Borrowing Notice, any financial statements or reports, or in connection with any transaction contemplated by any such document, shall prove in any material respect to have been false or misleading when made or furnished by Borrower.

(c) Any default by Borrower in the performance or compliance with the covenants, promises, conditions or provisions of Sections 9.2.7, 9.9, 9.15 (other than payment obligations thereunder, which are covered by Section 12.1(a)(ii)), 10.1, 10.3, 10.4, 10.5, 10.7, 10.10, 10.13, or 10.14 of this Term Loan Agreement.

(d) Any default by Borrower in the performance or compliance with the covenants, promises, conditions or provisions of Sections 9.2, 9.4, 9.5, 9.6, 9.7, 9.8, 9.10, 9.11, 9.12, 9.13, 10.6, 10.8, 10.9, 10.11, 10.12, or 10.15 of this Term Loan Agreement, and such failure continues for fifteen (15) days after Borrower learns of such failure to comply, whether by Borrower’s own discovery or through notice from the Administrative Agent.

(e) Failure of Borrower to comply with any other provision of this Term Loan Agreement or the other Loan Documents not constituting an Event of Default under any of the preceding subparagraphs of this Section 12.1, and such failure continues for thirty (30) days after Borrower learns of such failure to comply, whether by Borrower’s own discovery or through notice from the Administrative Agent.

(f) The failure of Borrower to pay when due, or failure to perform or observe any other obligation or condition with respect to any of the following obligations to any Person, beyond any period of grace under the instrument creating such obligation: (i) any indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) any obligations under leases which have or should have been characterized as Capital Leases, or (iii) any contingent liabilities, such as guaranties and letters of credit, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as Capital Leases; provided that no such failure will be deemed to be an Event of Default hereunder unless the amount owing under the obligation with respect to which such failures have occurred and are continuing is at least $20,000,000.

(g) Borrower, Guarantor, or any Subsidiary applies for or consents to the appointment of a trustee or receiver for any part of its properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by Borrower, Guarantor, or any Subsidiary; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against Borrower, Guarantor, or any Subsidiary, and is not withdrawn or dismissed within ninety (90) days thereafter; provided that no such consent or filing by or against a Subsidiary shall constitute an Event of Default under this clause (g) unless it could reasonably be expected to result in a Material Adverse Effect.

(h) The entry of one or more judgments in an aggregate amount in excess of $30,000,000 against Borrower not stayed, discharged or paid within thirty (30) days after entry.

(i) In the event (i) the Pilgrim Family shall cease to “own” more than fifty percent (50%) of the total voting power generally entitled to vote in the election of directors, managers or trustees of Borrower, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then in office, or (iii) the stockholders of Borrower shall approve any plan for the liquidation or dissolution of Borrower. For purposes hereof, the Pilgrim Family shall be deemed to “own” the voting power generally entitled to vote in the election of directors, managers or trustees of Borrower if the Pilgrim Family either directly or indirectly legally or beneficially own such voting power.

12.2 Modification upon Gold Kist Acquisition. Notwithstanding anything contained herein or any Loan Document to the contrary, on and after the Control Acquisition Date, any occurrence which would otherwise constitute a Potential Default or an Event of Default under Section 12.1 hereof on account of a matter solely attributable to Gold Kist (and Borrower’s acquisition of the Gold Kist Stock), shall not be deemed to be a Potential Default or an Event of Default hereunder if such occurrence would not have constituted a default or an event of default under the that certain Fifth Credit Agreement dated as of December 16, 2005 among Gold Kist, as borrower, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., Rabobank Nederland “New York Branch”, and the other lenders named therein, attached hereto as Exhibit 12.2, as it may be amended from time to time, provided, however, that Borrower shall provide notice and copies of any further amendments thereto after the date hereof, and furthermore, from and after the time that Borrower’s nominees are elected as a majority of the members of the board of directors of Gold Kist, shall cause Gold Kist not to agree to any further amendments thereto that are material and adverse to the interests of the Lenders hereunder to the extent that Gold Kist’s consent is required, without the prior written consent of the Administrative Agent.

12.3 No Advance. The Syndication Parties shall have no obligation to make any Advance if a Potential Default or an Event of Default shall occur and be continuing.

12.4 Rights and Remedies. In addition to the remedies set forth in Section 12.1 and 12.3 hereof, upon the occurrence of an Event of Default, the Administrative Agent shall be entitled to exercise all the rights and remedies provided in the Loan Documents and by any applicable law. Each and every right or remedy granted to the Administrative Agent pursuant to this Term Loan Agreement and the other Loan Documents, or allowed the Administrative Agent by law or equity, shall be cumulative. Failure or delay on the part of the Administrative Agent to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by the Administrative Agent of any such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy.

12.5 Unrestricted Subsidiary. Notwithstanding anything contained herein to the contrary, no default with respect to any Permitted Unrestricted Subsidiary Debt (including any rights that the holders thereof may have to take enforcement action against the Subsidiary obligated in respect of such Permitted Unrestricted Subsidiary Debt) would constitute a Potential Default or Event of Default.

ARTICLE 13. AGENCY AGREEMENT

13.1 Funding of Syndication Interest. Each Syndication Party, severally but not jointly, hereby irrevocably agrees to fund its Funding Share of the Advances (“Advance Payment”) as determined pursuant to the terms and conditions contained herein and in particular, Articles 2 and 3 hereof. Each Syndication Party’s interest (“Syndication Interest”) in each Advance hereunder shall be without recourse to the Administrative Agent or any other Syndication Party and shall not be construed as a loan from any Syndication Party to the Administrative Agent or to any other Syndication Party.

13.2 Syndication Parties’ Obligations to Remit Funds. Each Syndication Party agrees to remit its Funding Share to the Administrative Agent as, and within the time deadlines (“Syndication Party Advance Date”), required in this Term Loan Agreement. Unless the Administrative Agent shall have received notice from a Syndication Party prior to the date on which such Syndication Party is to provide funds to the Administrative Agent for an Advance to be made by such Syndication Party that such Syndication Party will not make available to the Administrative Agent such funds, the Administrative Agent may assume that such Syndication Party has made such funds available to the Administrative Agent on the date of such Advance in accordance with the terms of this Term Loan Agreement and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Syndication Party shall not have made such funds available to the Administrative Agent by 2:00 P.M. (New York City time) on the Banking Day due, such Syndication Party agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the Banking Day such amount is repaid to the Administrative Agent (assuming payment is received by the Administrative Agent at or prior to 2:00 P.M. (New York City time), and until the next Banking Day if payment is not received until after 2:00 P.M.), at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If such Syndication Party shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Syndication Party’s Advance for purposes of this Term Loan Agreement. If such Syndication Party does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent with the interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable at the time to such Advance.

13.3 Syndication Party’s Failure to Remit Funds. If a Syndication Party (“Delinquent Syndication Party”) fails to remit its Funding Share in full by the date and time required (the unpaid amount of any such payment being hereinafter referred to as the “Delinquent Amount”), in addition to any other remedies available hereunder, any other Syndication Party or Syndication Parties may, but shall not be obligated to, advance the Delinquent Amount (the Syndication Party or Syndication Parties which advance such Delinquent Amount are referred to as the “Contributing Syndication Parties”), in which case (a) the Delinquent Amount which any Contributing Syndication Party advances shall be treated as a loan to the Delinquent Syndication Party and shall not be counted in determining the Individual Term Outstanding Obligations, of any Contributing Syndication Party, and (b) the Delinquent Syndication Party shall be obligated to pay to the Administrative Agent, for the account of the Contributing Syndication Parties, interest on the Delinquent Amount at a rate of interest equal to the rate of interest which Borrower is obligated to pay on the Delinquent Amount plus 200 basis points (“Delinquency Interest”) until the Delinquent Syndication Party remits the full Delinquent Amount and remits all Delinquency Interest to the Administrative Agent, which will distribute such payments to the Contributing Syndication Parties (pro rata (if more than one) based on the amount of the Delinquent Amount which each of them advanced) on the same Banking Day as such payments are received by the Administrative Agent if received no later than 11:00 A.M. New York City time or the next Banking Day if received by the Administrative Agent thereafter. In addition, the Contributing Syndication Parties shall be entitled to share, on the same pro rata basis, and the Administrative Agent shall pay over to them, for application against Delinquency Interest and the Delinquent Amount, the Delinquent Syndication Party’s Payment Distribution and any fee distributions or distributions made under Section 13.10 hereof until the Delinquent Amount and all Delinquency Interest have been paid in full. For voting purposes the Administrative Agent shall readjust the Individual Commitments of such Delinquent Syndication Party and the Contributing Syndication Parties from time to time first to reflect the advance of the Delinquent Amount by the Contributing Syndication Parties, and then to reflect the full or partial reimbursement to the Contributing Syndication Parties of such Delinquent Amount. As between the Delinquent Syndication Party and the Contributing Syndication Parties, the Delinquent Syndication Party’s interest in its Notes shall be deemed to have been partially assigned to the Contributing Syndication Parties in the amount of the Delinquent Amount and Delinquency Interest owing to the Contributing Syndication Parties from time to time. For the purposes of calculating interest owed by a Delinquent Syndication Party, payments received on other than a Banking Day shall be deemed to have been received on the next Banking Day, and payments received after 2:00 P.M. (New York City time) shall be deemed to have been received on the next Banking Day.

13.4 Agency Appointment. Each of the Syndication Parties hereby designates and appoints the Administrative Agent to act as agent to service and collect the Loans and its respective Notes, and to take such action on behalf of such Syndication Party with respect to the Loans, such Notes, and to execute such powers and to perform such duties, as specifically delegated or required herein, as well as to exercise such powers and to perform such duties as are reasonably incident thereto, and to receive and benefit from such fees and indemnifications as are provided for or set forth herein, until such time as a successor is appointed and qualified to act as the Administrative Agent.

13.5 Power and Authority of the Administrative Agent. Without limiting the generality of the power and authority vested in the Administrative Agent pursuant to Section 13.4 hereof, the power and authority vested in the Administrative Agent includes, but is not limited to, the following:

13.5.1 Advice. To solicit the advice and assistance of each of the Syndication Parties concerning the administration of the Loans and the exercise by the Administrative Agent of its various rights, remedies, powers, and discretions with respect thereto. As to any matters not expressly provided for by this Term Loan Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by all of the Syndication Parties or the Required Lenders, as the case may be, and any action taken or failure to act pursuant thereto shall be binding on all of the Syndication Parties and the Administrative Agent.

13.5.2 Documents . To execute, seal, acknowledge, and deliver as the Administrative Agent, (a) all such instruments as may be appropriate in connection with the administration of the Loans and the exercise by the Administrative Agent of its various rights with respect thereto; and (b) upon Borrower’s satisfaction of each condition thereto as specified in Section 1.75 hereof.

13.5.3 Proceedings. To initiate, prosecute, defend, and to participate in, actions and proceedings in its name as the Administrative Agent for the ratable benefit of the Syndication Parties.

13.5.4 Retain Professionals. To retain attorneys, accountants, and other professionals to provide advice and professional services to the Administrative Agent, with their fees and expenses reimbursable to the Administrative Agent by Syndication Parties pursuant to Section 13.16 hereof.

13.5.5 Incidental Powers. To exercise powers reasonably incident to the Administrative Agent’s discharge of its duties enumerated in Section 13.6 hereof.

13.6 Duties of the Administrative Agent. The duties of the Administrative Agent hereunder shall consist of the following:

13.6.1 Possession of Documents. To safekeep one original of each of the Loan Documents other than the Notes (which will be in the possession of the Syndication Party named as payee therein).

13.6.2 Distribute Payments. To receive and distribute to the Syndication Parties payments made by Borrower pursuant to the Loan Documents, as provided herein.

13.6.3 Loan Administration. Subject to the provisions of Section 13.7 hereof, to, on behalf of and for the ratable benefit of all Syndication Parties, in accordance with customary banking practices, exercise all rights, powers, privileges, and discretion to which the Administrative Agent is entitled to administer the Loans.

13.6.4 Action Upon Default. Each Syndication Party agrees that upon its learning of any facts which would constitute a Potential Default or Event of Default, it shall promptly notify the Administrative Agent by a writing designated as a notice of default specifying in detail the nature of such facts and default, and the Administrative Agent shall promptly send a copy of such notice to all other Syndication Parties. The Administrative Agent shall be entitled to assume that no Event of Default or Potential Default has occurred or is continuing unless an officer thereof primarily responsible for the Administrative Agent’s duties as such with respect to the Loans or primarily responsible for the credit relationship, if any, between the Administrative Agent and Borrower has actual knowledge of facts which would result in or constitute a Potential Default or Event of Default, or has received written notice from Borrower of such fact, or has received written notice of default from a Syndication Party. In the event the

Administrative Agent has obtained actual knowledge (in the manner described above) or received written notice of the occurrence of a Potential Default or Event of Default as provided in the preceding sentences, the Administrative Agent may, but is not required to exercise or refrain from exercising any rights which may be available under the Loan Documents or at law on account of such occurrence and shall be entitled to use its discretion with respect to exercising or refraining from exercising any such rights, unless and until the Administrative Agent has received specific written instruction from the Required Lenders to refrain from exercising such rights or to take specific designated action, in which case it shall follow such instruction; provided that the Administrative Agent shall not be required to take any action which will subject it to personal liability, or which is or may be contrary to any provision of the Loan Documents or applicable law. The Administrative Agent shall not be subject to any liability by reason of its acting or refraining from acting pursuant to any such instruction.

13.6.5 Indemnification as Condition to Action. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Syndication Parties under Section 13.17 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

13.6.6 Forwarding of Information. The Administrative Agent shall, within a reasonable time after receipt thereof, forward to the Syndication Parties notices and reports provided to the Administrative Agent by the Borrower pursuant to Section 9.2 hereof.

13.7 Consent Required for Certain Actions. Notwithstanding the fact that this Term Loan Agreement may otherwise provide that the Administrative Agent may act at its discretion, the Administrative Agent may not take any of the following actions with respect to, or under, the Loan Documents (nor may the Syndication Parties or the participants take the action described in Subsection 13.7.1(c)) without the prior written consent, given after notification by the Administrative Agent of its intention to take any such action (or notification by such Syndication Parties as are proposing the action described in Subsection 13.7.1(c) of their intention to do so), of:

13.7.1 Unanimous. Each of the Syndication Parties and participants holding, directly or, in the case of participants, indirectly, an Individual Commitment, before:

(a) Agreeing to an increase in the Aggregate Commitment;

(b) Agreeing to an extension of the Maturity Date (it being understood, that the extension of the Initial Maturity Date to the Extended Maturity Date pursuant to Section 2.8 hereof, shall not require any such consent);

(c) Agreeing to a reduction in the amount, or to a delay in the due date, of any payment by Borrower of interest, principal, or fees with respect to the Loans; or

(d) Amending any provisions of this Subsection 13.7.1.

13.7.2 Required Lenders. The Required Lenders before:

(a) Consenting to any action or amendment, or granting any waiver with respect to the Loans not covered in Subsection 13.7.1; or

(b) Agreeing to amend Article 14 of this Term Loan Agreement (other than Subsection 13.7.1).

13.7.3 Increase in Individual Commitment Amounts. The Individual Commitment of any Syndication Party may not be increased without (a) the prior written consent of such Syndication Party; and (b) if such increase would result in an increase in the Aggregate Commitment compliance with Subsection 13.7.1(a) hereof.

13.7.4 Action Without Vote. Notwithstanding any other provisions of this Section, the Administrative Agent may, without obtaining the consent of the Syndication Parties, determine (a) whether the conditions to an Advance have been met, and (b) the amount of such Advance.

13.7.5 Vote of Participants. Under the circumstances set forth in Section 13.7.1 hereof, each participant shall be accorded voting rights as though such Person was a Syndication Party, and in such case the voting rights of the Syndication Party from which such participant acquired its participation interest shall be reduced accordingly.

13.8 Distribution of Principal and Interest. The Administrative Agent will receive and accept all payments (including prepayments) of principal and interest made by Borrower on the Loans and the Notes and will hold all such payments in trust for the benefit of all present and future Syndication Parties, and, if requested in writing by the Required Lenders, in an account segregated from the Administrative Agent’s other funds and accounts (“Payment Account”). After the receipt by the Administrative Agent of any payment representing interest or principal on the Loans, the Administrative Agent shall remit to each Syndication Party its share of such payment as provided in Article 5 hereof in US dollars (“Payment Distribution”) no later than 3:00 P.M. (New York City time) on the same Banking Day as such payment is received by the Administrative Agent if received no later than 1:00 P.M. (New York City time) or the next Banking Day if received by the Administrative Agent thereafter. Any Syndication Party’s rights to its Payment Distribution shall be subject to the rights of any Contributing Syndication Parties to such amounts as set forth in Section 13.3 hereof.

13.9 Distribution of Certain Amounts. The Administrative Agent shall (a) receive and hold in trust for the benefit of all present and future Syndication Parties, in the Payment Account and, if requested in writing by the Required Lenders, segregated from the Administrative Agent’s other funds and accounts; and (b) shall remit to the Syndication Parties, as indicated, the amounts described below:

13.9.1 Funding Losses. To each Syndication Party the amount of any Funding Losses paid by Borrower to the Administrative Agent in connection with a prepayment of any portion of a LIBO Rate Loan, in accordance with the Funding Loss Notice such Syndication Party provided to the Administrative Agent, no later than 3:00 P.M. (New York City time) on the same Banking Day that payment of such Funding Losses is received by the Administrative Agent, if received no later than 1:00 P.M. (New York City time), or the next Banking Day if received by the Administrative Agent thereafter.

13.10 Possession of Loan Documents. The Loan Documents (other than the Notes) shall be held by the Administrative Agent in its name, for the ratable benefit of itself and the other Syndication Parties without preference or priority.

13.11 Collateral Application. The Syndication Parties shall have no interest in any other loans made to Borrower by any other Syndication Party other than the Loans, or in any property taken as security for any other loan or loans made to Borrower by any other Syndication Party, or in any property now or hereinafter in the possession or control of any other Syndication Party, which may be or become security for the Loans solely by reason of the provisions in a security instrument that would cause such security instrument and the property covered thereby to secure generally all indebtedness owing by Borrower to such other Syndication Party. Notwithstanding the foregoing, to the extent such other Syndication Party applies such funds or the proceeds of such property to reduction of the Loans, such other Syndication Party shall share such funds or proceeds with all Syndication Parties according to their respective Individual Loan Pro Rata Shares. In the event that any Syndication Party shall obtain payment, whether partial or full, from any source in respect of the Loans, including without limitation payment by reason of the exercise of a right of offset, banker’s lien, general lien, or counterclaim, such Syndication Party shall promptly make such adjustments (which may include payment in cash or the purchase of further syndications or participations in the Loans) to the end that such excess payment shall be shared with all other Syndication Parties in accordance with their respective Individual Loan Pro Rata Shares.

13.12 Amounts Required to be Returned. If the Administrative Agent makes any payment to a Syndication Party in anticipation of the receipt of final funds from Borrower, and such funds are not received from Borrower, or if excess funds are paid by the Administrative Agent to any Syndication Party as the result of a miscalculation by the Administrative Agent, then such Syndication Party shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent any such amounts, plus interest thereon (from the day such amounts were transferred by the Administrative Agent to the Syndication Party to, but not including, the day such amounts are returned by Syndication Party) at a rate per annum equal to the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If the Administrative Agent is required at any time to return to Borrower or a trustee, receiver, liquidator, custodian, or similar official any portion of the payments made by Borrower to the Administrative Agent, whether pursuant to any bankruptcy or insolvency law or otherwise, then each Syndication Party shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent any such payments transferred to such Syndication Party by the Administrative Agent but without interest or penalty (unless the Administrative Agent is required to pay interest or penalty on such amounts to the person recovering such payments).

13.13 Reports and Information to Syndication Parties. The Administrative Agent shall use reasonable efforts to provide to the Syndication Parties, as soon as practicable after actual knowledge thereof is acquired by an officer thereof primarily responsible for the Administrative Agent’s duties as such with respect to the Loans or primarily responsible for the credit relationship, if any, between the Administrative Agent and Borrower, any material factual information which has a material adverse effect on the creditworthiness of Borrower and Borrower hereby authorizes such disclosure by the Administrative Agent to the Syndication Parties (and by the Syndication Parties to any of their participants). Failure of the Administrative Agent to provide the information referred to in this Section or in Subsection 13.6.4 hereof shall not result in any liability upon, or right to make a claim against, the Administrative Agent except where a court of competent jurisdiction renders a final non-appealable determination that such failure is a result of the willful misconduct or gross negligence of the Administrative Agent. The Syndication Parties acknowledge and agree that all information and reports received pursuant to this Term Loan Agreement will be received in confidence in connection with their Syndication Interest, and that such information and reports constitute confidential information and shall not, without the prior written consent of the Administrative Agent or Borrower, as applicable, be (x) disclosed to any third party (other than the Administrative Agent, another Syndication Party or potential Syndication Party, or a participant or potential participant in the interest of a Syndication Party, which disclosure is hereby approved by Borrower), except pursuant to appropriate legal or regulatory process, or (y) used by the Syndication Party except in connection with the Loans and its Syndication Interest.

13.14 Standard of Care. The Administrative Agent shall not be liable to the Syndication Parties for any error in judgment or for any action taken or not taken by the Administrative Agent or its agents, except for its gross negligence or willful misconduct. Subject to the preceding sentence, the Administrative Agent will exercise the same care in administering the Loans and the Loan Documents as it exercises for similar loans which it holds for its own account and risk, and the Administrative Agent shall not have any further responsibility to the Syndication Parties. Without limiting the foregoing, the Administrative Agent may rely on the advice of counsel concerning legal matters and on any written document it believes to be genuine and correct and to have been signed or sent by the proper Person or Persons.

13.15 No Trust Relationship. Neither the execution of this Term Loan Agreement, nor the sharing in the Loans, nor the holding of the Loan Documents in its name by the Administrative Agent, nor the management and administration of the Loans and Loan Documents by the Administrative Agent (including the obligation to hold certain payments and proceeds in the Payment Account in trust for the Syndication Parties), nor any other right, duty or obligation of the Administrative Agent under or pursuant to this Term Loan Agreement, is intended to be or create, and none of the foregoing shall be construed to be or create, any express, implied or constructive trust relationship between the Administrative Agent and any Syndication Party. Each Syndication Party hereby agrees and stipulates that the Administrative Agent is not acting as trustee for such Syndication Party with respect to the Loans, this Term Loan Agreement, or any aspect of either, or in any other respect.

13.16 Sharing of Costs and Expenses. To the extent not paid by Borrower, each Syndication Party will promptly upon demand reimburse the Administrative Agent for its Individual Loan Pro Rata Share of all reasonable costs, disbursements, and expenses incurred by the Administrative Agent on or after the date of this Term Loan Agreement for legal, accounting, consulting, and other services rendered to the Administrative Agent in its role as the Administrative Agent in the administration of the Loans, interpreting the Loan Documents, and protecting, enforcing, or otherwise exercising any rights, both before and after default by Borrower under the Loan Documents, and including, without limitation, all costs and expenses incurred in connection with any bankruptcy proceedings; provided, however, that the costs and expenses to be shared in accordance with this Section shall not include any costs or expenses incurred by the Administrative Agent solely as a Syndication Party in connection with the Loans, nor the Administrative Agent’s internal costs and expenses.

13.17 Syndication Parties’ Indemnification of the Administrative Agent. Each of the Syndication Parties agree to indemnify the Administrative Agent, including any Successor Agent, and their respective directors, officers, employees, agents, professional advisers and representatives (“Indemnified Agency Parties”), (to the extent not reimbursed by Borrower, and without in any way limiting the obligation of Borrower to do so), ratably (based on their respective Individual Loan Pro Rata Shares), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and/or the expiration or termination of this Term Loan Agreement) be imposed on, incurred by or asserted against the Administrative Agent (or any of the Indemnified Agency Parties while acting for the Administrative Agent or for any Successor Agent) in any way relating to or arising out of this Term Loan Agreement or the Loan Documents, or the performance of the duties of the Administrative Agent hereunder or thereunder or any action taken or omitted while acting in the capacity of the Administrative Agent under or in connection with any of the foregoing; provided that the Syndication Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Indemnified Agency Party to the extent that any of the forgoing result from the gross negligence or willful misconduct of that Indemnified Agency Party as determined by the final non-appealable judgment of a court of competent jurisdiction. The agreements and obligations in this Section shall survive the payment of the Loans and the expiration or termination of this Term Loan Agreement.

13.18 Books and Records. The Administrative Agent shall maintain such books of account and records relating to the Loans as it maintains with respect to other loans of similar type and amount, and which shall clearly and accurately reflect the Syndication Interest of each Syndication Party. Syndication Parties, or their agents, may inspect such books of account and records at all reasonable times during the Administrative Agent’s regular business hours.

13.19 Administrative Agent Fee. The Administrative Agent and any Successor Agent shall be entitled to the Administrative Agent Fee (as such fee is set forth in the Fee Letter) for acting as the Administrative Agent. In the event the Successor Agent is contractually entitled to an additional fee, each Syndication Party will be responsible for its proportionate share (based on its Individual Loan Pro Rata Share) thereof.

13.20 The Administrative Agent’s Resignation or Removal. The Administrative Agent may resign at any time by giving at least thirty (30) days’ prior written notice of its intention to do so to each of the Syndication Parties and Borrower. After the receipt of such notice, the Required Lenders shall appoint a successor (“Successor Agent”). If (a) no Successor Agent shall have been so appointed which is either (i) a Syndication Party, or (ii) if not a Syndication Party, which is a Person approved by Borrower, or (b) if such Successor Agent has not accepted such appointment, in either case within thirty (30) days after the retiring Administrative Agent’s giving of such notice of resignation, then the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Syndication Parties shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any as the Required Lenders appoint a successor agent as provided for above. Any Administrative Agent may be removed upon the written demand of the Required Lenders, which demand shall also appoint a Successor Agent. Upon the appointment of a Successor Agent hereunder, (y) the term “Administrative Agent” shall for all purposes of this Term Loan Agreement thereafter mean such Successor Agent, and (z) the Successor Agent shall notify Borrower of its identity and of the information called for in Subsection 14.4.2 hereof. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, or the removal hereunder of any Administrative Agent, the provisions of this Term Loan Agreement shall continue to inure to the benefit of such Administrative Agent as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Term Loan Agreement. The Syndication Agent may, at any time, by notice to the Syndication Parties and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, right, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any lender.

13.21 Representations and Warranties of All Parties. The Administrative Agent and each Syndication Party represents and warrants that: (a) the execution and delivery of, and performance of its obligations under, this Term Loan Agreement is within its power and has been duly authorized by all necessary corporate and other action by it; (b) this Term Loan Agreement is in compliance with all applicable laws and regulations promulgated under such laws and does not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and does not violate any judgment, decree or governmental or administrative order, rule or regulation applicable to it; (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution and delivery of, and performance of its obligations under, this Term Loan Agreement; and (d) this Term Loan Agreement has been duly executed by it, and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). Each Syndication Party that is a state or national bank represents and warrants that the act of entering into and performing its obligations under this Term Loan Agreement has been approved by its board of directors or its loan committee and such action was duly noted in the written minutes of the meeting of such board or committee, and that it will, if requested to do so by the Administrative Agent, furnish the Administrative Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval.

13.22 Representations and Warranties of Administrative Agent. Except as expressly set forth in Section 13.21 hereof, the Administrative Agent makes no express or implied representation or warranty and assumes no responsibilities with respect to the due authorization, execution, or delivery of the Loan Documents; the accuracy of any information, statements, or certificates provided by Borrower, the legality, validity, or enforceability of the Loan Documents; the value of any assets of the Borrower and its Subsidiaries, the filing or recording of any document; the collectibility of the Loans; the performance by Borrower of any of its obligations under the Loan Documents; or the financial condition or solvency of Borrower or any other party obligated with respect to the Loans or the Loan Documents.

13.23 Syndication Parties’ Independent Credit Analysis. Each Syndication Party acknowledges receipt of true and correct copies of all Loan Documents (other than any Note payable to another Syndication Party) from the Administrative Agent. Each Syndication Party agrees and represents that it has relied upon its independent review (a) of the Loan Documents, and (b) any information independently acquired by such Syndication Party from Borrower or otherwise in making its decision to acquire an interest in the Loans independently and without reliance on the Administrative Agent. Each Syndication Party represents and warrants that it has obtained such information as it deems necessary (including any information such Syndication Party independently obtained from Borrower or others) prior to making its decision to acquire an interest in the Loans. Each Syndication Party further agrees and represents that it has made its own independent analysis and appraisal of and investigation into each Borrower’s authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire an interest in the Loans. Each Syndication Party agrees that it will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon the Administrative Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and the Loans. The Administrative Agent assumes no responsibility for the financial condition of Borrower or for the performance of Borrower’s obligations under the Loan Documents. Except as otherwise expressly provided herein, no Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its possession.

13.24 No Joint Venture or Partnership. Neither the execution of this Term Loan Agreement, the sharing in the Loans, nor any agreement to share in payments or losses arising as a result of this transaction is intended to be or to create, and the foregoing shall not be construed to be, any partnership, joint venture or other joint enterprise between the Administrative Agent and any Syndication Party, nor between or among any of the Syndication Parties.

13.25 Purchase for Own Account; Restrictions on Transfer; Participations.

(a) Each Syndication Party represents that it has acquired and is retaining its interest in the Loans for its own account in the ordinary course of its banking or financing business. Each Syndication Party agrees that it will not sell, assign, convey or otherwise dispose of (“Transfer”) to any Person, or create or permit to exist any lien or security interest on, all or any part of its interest in the Loans without the prior written consent of the Administrative Agent and Borrower (which consent will not be unreasonably withheld); provided that: (a) any such Transfer must be in a minimum amount of $1,000,000; (for purposes of calculating such minimum assignment amounts, multiple assignments by two or more Related Funds shall be aggregated) (b) each Syndication Party must maintain an Individual Commitment of no less than $1,000,000, unless it Transfers its entire interest in the Loans; (c) no consent shall be required from Borrower during any period when an Event of Default shall have occurred and be continuing; (d) the transferee must execute an agreement substantially in the form to be agreed upon by the Borrower and the Administrative Agent (“Syndication Acquisition Agreement”) and assume all of the transferor’s obligations hereunder and execute such documents as the Administrative Agent may reasonably require; and (e) the Syndication Party making such Transfer must pay the Administrative Agent an assignment fee of $3,500 (treating multiple, simultaneous assignments by or two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or (z) in the case of an Assignee which is already a Syndication Party or is an affiliate or Related Fund of a Syndication Party or a Person under common management with a Syndication Party). Upon receipt of such fee and the properly executed Syndication Acquisition Agreement, the Administrative Agent shall (i) promptly accept such Syndication Acquisition Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the applicable Notes of the assigning Syndication Party) new Notes to the order of such assignee in an amount equal to the Loans assumed or acquired by it pursuant to such Syndication Acquisition Agreement and, if the assigning Syndication Party has retained a Individual Commitment and/or Loans, as the case may be, upon request, new Notes to the order of the assigning Syndication Party in an amount equal to the Individual Commitment and/or applicable Loans retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

(b) . In the case of Transfer covering all of a Syndication Party’s rights and obligations under this Term Loan Agreement, such lender shall cease to be a party hereto except as to Sections 4.9 and 4.10 and Article XI in respect of the period prior to the effective date of such Transfer.

(c) Any Syndication Party may participate any part of its interest in the Loans to any Person without the prior written consent of the Administrative Agent or Borrower. Each Syndication Party understands and agrees that in the event of any such participation its obligations hereunder will not change on account of such participation, and, (i) the participant will have no rights under this Term Loan Agreement, including, without limitation, any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by Borrower or any Subsidiary Guarantor therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Syndication Parties pursuant to Section 13.7.1; and (ii) the Administrative Agent shall continue to deal directly with the Syndication Party with respect to the Loans (including with respect to voting rights - except for such voting rights that require the consent of all Syndication Parties pursuant to Section 13.7.1) as though no participation had been granted and will not be obligated to deal directly with any participant.

(d) Notwithstanding any provision contained herein to the contrary, any Syndication Party may at any time pledge or assign all or any portion of its interest in the Loans to any Federal Reserve Bank or the Federal Farm Credit Bank’s Funding Corporation in accordance with applicable law.

(e) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 14.4 a copy of each Syndication Acquisition Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Syndication Parties and the Individual Commitment of, and principal amount of the Loans owing to, each Syndication Party from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Syndication Parties shall treat each Person whose name is recorded in the Register as the owner of the Loans and any

Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Syndication Acquisition Agreement; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked “canceled”. The Register shall be available for inspection by the Borrower or any Syndication Party (with respect to any entry relating to such Syndication Party’s Loans) at any reasonable time and from time to time upon reasonable prior notice.

(f) Notwithstanding anything to the contrary contained herein, any Syndication Party (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 13.25(f), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided, that non-public information with respect to the Borrower may be disclosed only with the Borrower’s consent which will not be unreasonably withheld and, at the request of Borrower, the execution and delivery of a confidentiality agreement in form and substance reasonably satisfactory to Borrower. This paragraph (f) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

13.26 Adjustments; Set-off.

(a) Except to the extent that this Agreement provides for payments to be allocated to a particular Syndication Party, if any Syndication Party (a “Benefited Lender”) shall at any time receive any payment of all or part of the Individual Term Outstanding Obligations owing to it (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 12.1(g), or otherwise), in a greater proportion than any such payment to any other Syndication Party, if any, in respect of such other Syndication Party’s Individual Term Outstanding Obligations, such Benefited Lender shall purchase for cash from the other Syndication Parties a participating interest in such portion of each such other Syndication Party’s Individual Term Outstanding Obligations as shall be necessary to cause such Benefited Lender to share the excess payment ratably with each of the Syndication Parties; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Syndication Parties provided by law, each Syndication Party shall have the right, following the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Syndication Party or any branch or agency thereof to or for the credit or the account of the Borrower. Each Syndication Party agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Syndication Party, provided that the failure to give such notice shall not affect the validity of such setoff and application.

13.27 Method of Making Payments. Payment and transfer of all amounts owing or to be paid or remitted hereunder to the Administrative Agent by the Syndication Parties, including, without limitation, payment of the Advance Payment, shall be by wire transfer in accordance instructions provided by the Administrative Agent (“Wire Instructions”). Payment and transfer of all amounts to be paid or remitted hereunder to the Syndication Parties by the Administrative Agent, including, without limitation, Payment Distributions, shall be by wire transfer in accordance with the instructions contained on their respective signature pages hereto.

13.28 Events of Syndication Default/Remedies.

13.28.1 Syndication Party Default. Any of the following occurrences, failures or acts, with respect to any of the Syndication Parties shall constitute an “Event of Syndication Default” hereunder by such Syndication Party: (a) if any representation or warranty made by such Syndication Party in this Term Loan Agreement shall be found to have been untrue in any material respect; (b) if such Syndication Party fails to make any distributions or payments required under this Term Loan Agreement within five (5) days of the date required; (c) if such Syndication Party breaches any other covenant, agreement, or provision of this Term Loan Agreement which breach shall have continued uncured for a period of thirty (30) consecutive days after such breach first occurs, unless a shorter period is required to avoid prejudicing the rights and position of the other Syndication Parties; (d) if any agency having supervisory authority over such Syndication Party, or any creditors thereof, shall file a petition to reorganize or liquidate such Syndication Party pursuant to any applicable federal or state law or regulation and such petition shall not be discharged or denied within fifteen (15) days after the date on which it is filed; (e) if by the order of a court of competent jurisdiction or by any appropriate supervisory agency, a receiver, trustee or liquidator shall be appointed for such Syndication Party or for all or any material part of its property or if such Syndication Party shall be declared insolvent; or (f) if such Syndication Party shall be dissolved, or shall make an assignment for the benefit of its creditors, or shall file a petition seeking to take advantage of any debtors’ act, including the bankruptcy act, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or liquidator of all or any material part of its property.

13.28.2 Remedies. Upon the occurrence of an Event of Syndication Default, the non-defaulting Syndication Parties, acting by, or through the direction of, a simple majority of the non-defaulting Syndication Parties (determined based on the ratio of the total of their Individual Commitments to the Aggregate Commitment (after subtracting the amount of the Individual Commitment of the defaulting Syndication Party from the Aggregate Commitment)), may, in addition to any other remedy specifically set forth in this Term Loan Agreement, have and exercise any and all remedies available generally at law or equity, including the right to damages and to specific performance.

13.29 Amendments Concerning Agency Function. The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Term Loan Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior written consent thereto.

13.30 Replacement of Holdout Lender. If any action to be taken by the Syndication Parties or the Administrative Agent hereunder requires the unanimous consent, authorization, or agreement of all Syndication Parties, and a Syndication Party (“Holdout Lender”) fails to give its consent, authorization, or agreement, then the Administrative Agent, upon at least five (5) Banking Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Syndication Parties (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Banking Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver a Syndication Acquisition Agreement, subject only to the Holdout Lender being repaid its full share of the outstanding Bank Debt without any premium, discount, or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Syndication Acquisition Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Syndication Acquisition Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.25 hereof and this Section. Until such time as the Replacement Lenders shall have acquired all of the Syndication Interest of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to provide the Holdout Lender’s Funding Share of Advances. In the event that the Holdout Lender is a participant, (a) the Syndication Party through which such participant acquired its interest shall have the first option to repurchase such participation interest and be the Replacement Lender; provided (b) if the Syndication Party through which such participant acquired its interest does not, within five (5) Banking Days after the Administrative Agent has given notice to the Holdout Lender as provided above, elect to become the Replacement Lender, then such Syndication Party shall cancel or re-acquire such participant’s interest and shall sell to the Replacement Lender(s) an interest in its Individual Commitment equivalent to the participant interest.

13.31 Further Assurances. The Administrative Agent and each Syndication Party agree to take whatever steps and execute such documents as may be reasonable and necessary to implement this Article 13 and to carry out fully the intent thereof.

ARTICLE 14. MISCELLANEOUS

14.1 Costs and Expenses. To the extent permitted by law, Borrower agrees to pay to the Agents and/or the Syndication Parties, as applicable, on demand, all out-of-pocket costs and expenses (a) reasonably incurred by the Agents (including, without limitation, the reasonable fees and expenses of one counsel plus, if necessary, any special counsel and one local counsel per jurisdiction, retained by the Administrative Agent, plus, after the Closing Date, separate counsel retained by any other Agent if such Agent reasonably determines that the use of counsel chosen by the Administrative Agent to represent such Agent would present a conflict of interest for such counsel, and including fees and expenses incurred for diligence and travel, courier, reproduction, printing and delivery expenses, consulting and inspection) in connection with the preparation, negotiation, and execution of the Fee Letter, the Commitment Letter, the other Loan Documents, and the transactions contemplated thereby and processing the Borrowing Notices, and (b) incurred by the Agents or any Syndication Party (including, without limitation, the reasonable fees and expenses of counsel (including any local counsels and special counsels retained by the Agents and the Syndication Parties) in connection with the enforcement or protection of the Syndication Parties’ rights under the Loan Documents upon the occurrence of an Event of Default, including without limitation collection of the Loan (regardless of whether such enforcement is by court action or otherwise) or, unless it is determined by a final non-appealable judgment that such Agent or Syndication Party, as applicable, has acted in a grossly negligent or willful manner, upon the commencement of an action by Borrower against any Agent or Syndication Party. Borrower shall not be obligated to pay the costs or expenses of any Person whose only interest in the Loan is as a holder of a participation interest. For the avoidance of doubt, none of such fees and expenses shall be payable if the Closing Date does not occur.

14.2 Service of Process and Consent to Jurisdiction. Borrower, the Joint Lead Arrangers, the Syndication Agent and each Syndication Party hereby agree that any litigation with respect to this Term Loan Agreement or to enforce any judgment obtained against such Person for breach of this Term Loan Agreement or under the Notes or other Loan Documents may be brought in the courts of the State of New York in the United States District Court for the Southern District of New York (if applicable subject matter jurisdictional requirements are present), as the Administrative Agent may elect; and, by execution and delivery of this Term Loan Agreement, Borrower, the Joint Lead Arrangers, the Syndication Agent and each Syndication Party irrevocably submits to such jurisdiction. With respect to litigation concerning this Term Loan Agreement or under the Notes or other Loan Documents within the jurisdiction of the courts of the State of New York or the United States District Court for the Southern District of New York, Borrower, the Joint Lead Arrangers, the Syndication Agent and each Syndication Party hereby agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the such party at its address set forth in Section 14.4 or on the signature pages hereof, as applicable, or at such other address of which the Administrative Agent shall have been notified pursuant hereto. The receipt by Borrower, such Joint Lead Arranger, Syndication Agent or Syndication Party, as applicable, of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Borrower or such Joint Lead Arranger, Syndication Agent or Syndication Party, as applicable, for all purposes of such litigation.

14.3 Jury Waiver. IT IS MUTUALLY AGREED BY AND BETWEEN THE ADMINISTRATIVE AGENT, THE JOINT LEAD ARRANGERS, THE SYNDICATION AGENT, EACH SYNDICATION PARTY, AND BORROWER THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS CREDIT AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS.

14.4 Notices. All notices, requests and demands required or permitted under the terms of this Term Loan Agreement shall be in writing and (a) shall be addressed as set forth below or at such other address as either party shall designate in writing, (b) shall be deemed to have been given or made: (i) if delivered personally, immediately upon delivery, (ii) if by telex, telegram, or facsimile transmission, immediately upon sending and upon confirmation of receipt, (iii) if by nationally recognized overnight courier service with instructions to deliver the next Banking Day, one (1) Banking Day after sending, and (iv) if by United States Mail, certified mail, return receipt requested, five (5) days after mailing.

14.4.1 Borrower:

Pilgrim’s Pride Corporation

4845 US Highway 271 N

Pittsburg, Texas 75686

FAX: (972) 290-8950

Attention: Chief Financial Officer

with a copy to:

Baker & McKenzie LLP

4500 Trammell Crow Center

2001 Ross Avenue

Dallas, Texas 75201

FAX: (214) 965-5902

Attention: Alan G. Harvey

14.4.2 Administrative Agent:

Lehman Commercial Paper Inc.

745 Seventh Avenue

New York, New York 10019

Attention:

Telecopy:

Telephone:

14.4.3 Syndication Agent:

Credit Suisse

Eleven Madison Avenue

New York, New York 10010

Attention:

Telecopy:

Telephone:

14.4.4 Joint Lead Arrangers:

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Attention:

Telecopy:

Telephone:

and

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention:

Telecopy:

Telephone:

14.4.5 Syndication Parties:

See signature pages hereto.

14.5 Liability of Administrative Agent and Joint Lead Arrangers. None of the Agents shall have any liabilities or responsibilities to Borrower or any Subsidiary on account of the failure of any Syndication Party to perform its obligations hereunder or to any Syndication Party on account of the failure of Borrower or any Subsidiary to perform their respective obligations hereunder or under any other Loan Document.

14.6 Successors and Assigns. This Term Loan Agreement shall be binding upon and inure to the benefit of Borrower, the Agents and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all of the Syndication Parties.

14.7 Severability. The invalidity or unenforceability of any provision of this Term Loan Agreement or the other Loan Documents shall not affect the remaining portions of such documents or instruments; in case of such invalidity or unenforceability, such documents or instruments shall be construed as if such invalid or unenforceable provisions had not been included therein.

14.8 Entire Agreement. This Term Loan Agreement (together with all schedules hereto, which are incorporated herein by this reference), the other Loan Documents, represent the entire understanding of the Agents, each Syndication Party, and Borrower with respect to the subject matter hereof and shall replace and supersede any previous agreements of the parties with respect to the subject matter hereof except for the indemnification provisions in the Commitment Letter.

14.9 Applicable Law. To the extent not governed by federal law, this Term Loan Agreement and the other Loan Documents, and the rights and obligations of the parties hereto and thereto shall be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to any otherwise applicable rules concerning conflicts of law.

14.10 Captions. The captions or headings in this Term Loan Agreement and any table of contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Term Loan Agreement.

14.11 Complete Agreement; Amendments. This Term Loan Agreement, the Notes, and the other Loan Documents, along with the indemnification provisions in the Commitment Letter, are intended by the parties hereto to be a complete and final expression of their agreement and may not be contradicted by evidence of any prior or contemporaneous oral agreement. The Agents, each Syndication Party, and Borrower acknowledge and agree that there is no unwritten oral agreement between them with respect to the subject matter of this Term Loan Agreement. This Term Loan Agreement may not be modified or amended unless such modification or amendment is in writing and is signed by Borrower, the Agents and the Required Lenders or, where this Term Loan Agreement requires the consent of all Syndication Parties, then by all of the Syndication Parties (and each Syndication Party hereby agrees to execute any such amendment approved pursuant to Section 13.7 hereof). Borrower agrees that it shall reimburse the Agents for all reasonable fees and expenses incurred by the Agents in retaining outside legal counsel in connection with any amendment or modification to this Term Loan Agreement.

14.12 Additional Costs of Maintaining Loan. Borrower shall pay to each Syndication Party from time to time such amounts as each such Syndication Party may determine to be necessary to compensate such Syndication Party for any increase in costs to such Syndication Party which such Syndication Party reasonably determines are material and attributable to such Syndication Party’s making or maintaining an Advance hereunder or its obligation to make such Advance, or any reduction in any amount receivable by such Syndication Party under this Term Loan Agreement or the Notes payable to it in respect to such Advance or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any change after the date of this Term Loan Agreement in United States federal, state, municipal, or foreign laws or regulations (including Regulation D of the Federal Reserve Board), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks or financial institutions including such Syndication Party of or under any United States federal, state, municipal, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof (“Regulatory Change”), which: (a) subjects any Syndication Party to any tax of any kind whatsoever with respect to this Term Loan Agreement or any LIBO Rate Loan made by it, or changes the basis of taxation of payments to such Syndication Party in respect thereof (except for Non-Excluded Taxes covered by Section 4.10 and changes in the rate of tax on the overall net income of such Syndication Party); or (b) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Syndication Party that is not otherwise included in the determination of the LIBO Rate hereunder; or (c) imposes any other condition affecting this Term Loan Agreement or the Notes payable to such Syndication Party (or any of such extensions of credit or liabilities). If any Syndication

Party becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. The Administrative Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by the Administrative Agent for purposes of this Section of the effect of any Regulatory Change on the costs of such Syndication Party of making or maintaining an Advance or on amounts receivable by such Syndication Party in respect of Advances, and of the additional amounts required to compensate such Syndication Party in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

14.13 Capital Requirements. In the event after the date of this Term Loan Agreement of the introduction of or any change in: (a) any law or regulation; (b) the judicial, administrative, or other governmental interpretation of any law or regulation; or (c) compliance by any Syndication Party or any corporation controlling any such Syndication Party with any guideline or request from any governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Syndication Party or any corporation controlling such Syndication Party, and such Syndication Party certifies, based on a reasonable determination, that such increase is based in any part upon such Syndication Party’s obligations hereunder with respect to any Advance prior to the date it is drawn, and other similar obligations, Borrower shall pay to such Syndication Party such additional amount as shall be certified by such Syndication Party to the Administrative Agent and to Borrower to be the net present value of (y) the amount by which such increase in capital reduces the rate of return on capital which such Syndication Party could have achieved over the period remaining until the Maturity Date, but for such introduction or change, (z) multiplied by the product of such Syndication Party’s Individual Loan Pro Rata Share times the Aggregate Commitment. The Administrative Agent will notify Borrower of any event occurring after the date of this Term Loan Agreement that will entitle any such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and of such Syndication Party’s determination to request such compensation. The Administrative Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by any Syndication Party for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by any such Syndication Party and of the amount of compensation owed to any such Syndication Party under this Section shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

14.14 Replacement Notes. Upon receipt by Borrower of evidence satisfactory to it of: (a) the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of the agreement of the Syndication Party to which the Note was payable to indemnify Borrower, and upon surrender and cancellation of such Note, if mutilated; or (b) the assignment by any Syndication Party of all or a portion of its Syndication Interest hereunder and the Note relating thereto, pursuant to this Term Loan Agreement, then Borrower will deliver in lieu of such Note a new Note or, in the case of an assignment of a portion of a Syndication Interest, new Notes, for any remaining balance. All Notes executed pursuant to this Section shall be dated as of the Effective Date. The Syndication Parties shall, as soon as practical after receipt of such new executed Notes, return to Borrower the Note which has been replaced by such new Note or Notes.

14.15 Mutual Release. Upon full indefeasible payment and satisfaction of the Bank Debt and Notes and the other obligations contained in this Term Loan Agreement, the parties, including Borrower, the Agents and each Syndication Party shall, except as provided in Articles 12 and 14 hereof, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Bank Debt.

14.16 Liberal Construction. This Term Loan Agreement constitutes a fully negotiated agreement between commercially sophisticated parties, each assisted by legal counsel, and shall not be construed and interpreted for or against any party hereto.

14.17 Counterparts. This Term Loan Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Term Loan Agreement by telefax, facsimile, or e-mail transmission of an Adobe file format document also shall deliver an original executed counterpart of this Term Loan Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Term Loan Agreement.

14.18 Confidentiality. Each Syndication Party shall, subject to the exceptions below, maintain the confidential nature of, and shall not use or disclose, any of Borrower’s financial information, confidential information or trade secrets without first obtaining Borrower’s written consent. Nothing in this Section shall require any Syndication Party to obtain such consent following the occurrence and during the continuation of an Event of Default in connection with the exercise by the Administrative Agent or any Syndication Party of its or their rights and remedies hereunder or under any of the other Loan Documents. The obligations of the Syndication Parties shall in no event apply to: (a) providing information about Borrower to any financial institution contemplated in Sections 13.6, 13.13, and 13.25 hereof or to such Syndication Party’s parent holding company or any of such Syndication Party’s affiliates (provide such Person is bound by similar confidentiality provisions limiting further disclosure); (b) any situation in which any Syndication Party is required by law, regulation, or subpoena or required by any Governmental Authority (which term shall, for the purposes of this Section 14.18 specifically include the National Association of Insurance Commissioners) to disclose information; (c) providing information to counsel to the Administrative Agent or any Syndication Party in connection with the transactions contemplated by the Loan Documents or in connection with the exercise of its or their rights or remedies thereunder; (d) providing information to officers, directors, employees, agents and representatives of such Syndication Party as need to know such information or to independent auditors retained by such Syndication Party (it being understood that they shall be informed by such Syndication Party of the confidential nature of such information and that such Syndication Party shall take reasonable steps to cause them to treat such information on a confidential basis); (e) any information that is in or becomes part of the public domain otherwise than through a wrongful act of such Syndication Party or any of its employees or agents thereof; (f) any information that is in the possession of any Syndication Party prior to receipt thereof from Borrower or any other Person known to such Syndication Party to be acting on behalf of Borrower; (g) any information that is independently developed by any Syndication Party; and (h) any information that is disclosed to any Syndication Party by a third party that has no obligation of confidentiality with respect to the information disclosed. A Syndication Party’s confidentiality requirements continue after it is no longer a Syndication Party under this Term Loan Agreement.

14.19 Limitation of Liability. NEITHER BORROWER NOR ANY SUBSIDIARY MAY MAKE ANY CLAIM AGAINST THE ADMINISTRATIVE AGENT, THE JOINT LEAD ARRANGERS< THE SYNDICATION AGENT, ANY SYNDICATION PARTY, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS THEREOF FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY ACT,

OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH. BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE (AND AGREES NOT TO CONSENT TO ANY SUCH SUIT BY A SUBSIDIARY) UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST. IN ADDITION, BORROWER ACKNOWLEDGES AND AGREES THAT NONE OF THE ADMINISTRATIVE AGENT, THE JOINT LEAD ARRANGERS, THE SYNDICATION AGENT OR ANY SYNDICATION PARTY HAS ANY DUTY OR REVIEW OR ADVISE BORROWER WITH RESPECT TO ANY PHASE OF ITS BUSINESS OPERATIONS OF CONDITION, THE RELATIONSHIP BEING SOLELY THAT OF DEBTOR AND CREDITORS AND THEIR BEING NO TRUST RELATIONSHIP OR RELIANCE.

14.20 Affect of Term Loan Agreement. This Term Loan Agreement shall be effective from the Effective Date forward.

[SIGNATURES BEGIN ON NEXT PAGE.]

IN WITNESS WHEREOF, the parties have executed this Term Loan Agreement as of the date first above written.

BORROWER:

PILGRIM’S PRIDE CORPORATION, a corporation formed under the laws of the State of Delaware

By:	/s/ Richard A. Cogdill
Name:	Richard A. Codgill
Title:	Chief Financial Officer, Sec & Treasurer

ADMINISTRATIVE AGENT:

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Laurie Perper
Name:	Laurie Perper
Title:	SVP

SYNDICATION AGENT:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Adam Forchheimer
Name:	Adam Forchheimer
Title:	Vice President

JOINT LEAD ARRANGERS:

LEHMAN BROTHERS INC.

By:	/s/ Laurie Perper
Title:	SVP, Laurie Perper

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sovonna Day-Goins
Title:	Sovonna Day-Goins
Director

[$450M SENIOR UNSECURED TERM LOAN AGREEMENT SIGNATURE PAGE]

SYNDICATION PARTIES:

Lehman Commercial Paper Inc.

By:	/s/ Michael C. Moravec
Name:
Title:	MD

Contact Name: Ritam Bhalla
Title:	Associate
Address:
Lehman Brothers
745 Seventh Avenue
Floor 5
NY, NY 10019

Phone No.: (212) 526-1819
Fax No.: (646) 758-2774
e-mail address: ritam.bhalla@lehman.com

[$450M SENIOR UNSECURED TERM LOAN AGREEMENT SIGNATURE PAGE]

SYNDICATION PARTIES:
CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Sovonna Day-Goins
Name:	Sovonna Day-Goins
Title:	Director

By:	/s/ Adam Forchheimer
Name:	Adam Forchheimer
Title:	Vice President

Contact Name: Shawn Fox
Title:
Address:	One Madison Avenue, NY, NY 10010

Phone No.: (212) 538-8608
Fax No.:
e-mail address: shawn.fox@credit-suisse.com

[$450M SENIOR UNSECURED TERM LOAN AGREEMENT SIGNATURE PAGE]

SCHEDULE I –INDIVIDUAL COMMITMENTS

LENDER	INDIVIDUAL COMMITMENT
LEHMAN COMMERCIAL PAPER INC.	$315,000,000.00
CREDIT SUISSE, CAYMAN ISLANDS BRANCH	$135,000,000.00
Total	$450,000,000.00

i

Exhibit 1.87

PILGRIM’S PRIDE CORPORATION,

as Issuer

AND

[                                             ],

as Trustee

SENIOR FIXED RATE NOTES INDENTURE

DATED AS OF

                    , 200

CROSS REFERENCE TABLE

Section of Trust Indenture Act of 1939	Section(s) of Indenture
ss. 310 (a) (1)	7.10
(a) (2)	7.10
(a) (3)	Not Applicable
(a) (4)	Not Applicable
(a) (5)	7.10
(b)	7.03, 7.08, 7.10
(c)	Not Applicable
ss. 311 (a)	7.11
(b)	7.11
(c)	Not Applicable
ss. 312 (a)	2.09
(b)	12.03
(c)	12.03
ss. 313 (a)	7.06
(b) (1)	Not Applicable
(b) (2)	7.06, 7.07
(c)	7.06, 12.02
(d)	7.06
ss. 314 (a)	4.03, 4.04, 12.02
(b)	Not Applicable
(c) (1)	12.04
(c) (2)	12.04
(c) (3)	Not Applicable
(d)	Not Applicable
(e)	12.05
ss. 315 (a)	7.01
(b)	7.05, 12.02
(c)	7.01
(d)	7.01
(e)	6.11
ss. 316 (a) (last sentence)	2.13
(a) (1) (A)	6.05
(a) (1) (B)	6.04
(a) (2)	Not Applicable
(b)	6.07
ss. 317 (a) (1)	6.08
(a) (2)	6.09
(b)	2.08
ss. 318 (a)	12.01

Note: This Cross Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

		Page

SECTION 12.06.	Rules by Trustee and Agents	92

SECTION 12.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	92

SECTION 12.08.	Governing Law	92

SECTION 12.09.	No Adverse Interpretation of Other Agreements	92

SECTION 12.10.	Successors	92

SECTION 12.11.	Severability	92

SECTION 12.12.	Counterpart Originals	92

SECTION 12.13.	Table of Contents, Headings, Etc	93

SECTION 12.14.	Qualification of This Indenture	93

v

This INDENTURE dated as of                     , 200    , is by and between Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”), and                                 , a                                 , as trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of (i) if and when issued, the         % Senior Notes due             (the “Fixed Rate Notes”) and (ii) if and when issued, the         % Senior Exchange Notes due              that may be issued from time to time in exchange for Fixed Rate Notes in an offer registered under the Securities Act as provided in a Registration Rights Agreement (the “Fixed Rate Exchange Notes” and, together with the Fixed Rate Notes, the “Notes”).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Acquired Debt” means, with respect to any specified Person:

(i) Indebtedness of any other Person existing at the time such other Person is merged with or into, or became a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” shall have the meaning set forth in a Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the total voting power of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

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“Asset Sale” means:

(a) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business; provided, that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.16 hereof and/or the provisions of Article 5 hereof and not by the provisions of Section 4.12 hereof; and

(b) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(i) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

(ii) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(iii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(iv) the sale, lease or transfer, as applicable, of equipment, inventory, accounts receivable (or interests therein) or other assets in the ordinary course of business or pursuant to a Permitted Securitization Program;

(v) the sale or other disposition of cash, Cash Equivalents or Investment Grade Securities;

(vi) the sale, lease or other disposition of any assets or rights to the extent constituting a Restricted Payment or Permitted Investment that is permitted by Section 4.11 hereof;

(vii) any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties in the ordinary course of business;

(viii) the sale or discounting of accounts receivable in the ordinary course of business;

(ix) any sale of assets received by the Company or any of its Restricted Subsidiaries upon foreclosure on a Lien;

(x) the sale or lease of inventory, products or services or the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(xi) any sale of Equity Interests in an Unrestricted Subsidiary;

(xii) the granting of Liens not otherwise prohibited by this Indenture; and

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(xiii) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims.

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means (i) with respect to a corporation, the board of directors or a duly authorized committee of the board of directors of the corporation, (ii) with respect to a partnership, the board of directors or a duly authorized committee of the board of directors of the general partner of the partnership or, in the case of a general partner other than a corporation, the Person or the board or committee of such person serving a similar function; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bridge Credit Agreement” means that certain credit agreement for a senior loan facility of the Company in an aggregate principal amount of $450,000,000, dated as of the Transaction Closing Date, including any related notes, guarantees, collateral documents, mortgages, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented or modified.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(i) in the case of a corporation, corporate stock;

(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

3

(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but in any event excluding interests in pools of accounts receivable or inventory sold by a Securitization Subsidiary pursuant to a Permitted Securitization Program.

“Cash Equivalents” means:

(i) United States dollars;

(ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) of this definition entered into with any financial institution meeting the qualifications specified in clause (iii) of this definition;

(v) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and

(vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

“Change of Control” means the occurrence of any of the following:

(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) other than a Wholly-Owned Restricted Subsidiary;

(ii) any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act), other than the Pilgrim Family, becomes the ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of the Voting Stock of the Company on a fully-diluted basis;

(iii) the adoption of a plan relating to the liquidation or dissolution of the Company;

(iv) the consummation of any transaction (including, without limitation, any merger, consolidation or recapitalization) to which the Company is a party the result of which is that, immediately after such transaction, the holders of all of the outstanding Voting Stock of the Company immediately prior to such transaction hold less than 50.1% of the Voting Stock of the Person surviving such transaction, measured by voting power rather than number of shares; or

4

(v) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(i) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

5

(v) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company, unless such Restricted Subsidiary is a Guarantor and its Subsidiary Guarantee remains in full force and effect, shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company or a Restricted Subsidiary by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(ii) the Net Income of any Restricted Subsidiary, unless such Restricted Subsidiary is a Guarantor and its Subsidiary Guarantee remains in full force and effect, shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, provided that the aggregate amount of such Net Income that could be paid to the Company or a Restricted Subsidiary by loans or advances or repayments of loans or advances, intercompany transfer or otherwise will be included in Consolidated Net Income;

(iii) the cumulative effect of a change in accounting principles shall be excluded;

(iv) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of Statements of Financial Accounting Standards No. 133) shall be excluded;

(v) any non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statements of Financial Accounting Standards No. 141 shall be excluded; and

(vi) any non-cash charges associated with any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity to the extent deducted in the calculation of Net Income shall be excluded.

6

“Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which the Company has filed financial statements with the Commission prior to the taking of any action for the purpose of which the determination is being made, as the sum of: (i) the par or stated value of all outstanding Capital Stock of the Company, plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (ii) any retained earnings or earned surplus less (a) any accumulated deficit and (b) any amounts attributable to Disqualified Stock.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who:

(i) was a member of such board of directors on the Initial Issue Date; or

(ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

“Control Acquisition Date” means the date on which the amount of Gold Kist Stock that the Company has acquired initially exceeds fifty percent (50%).

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at                                 , Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Existing Credit Facilities) or commercial paper facilities or Debt Issuances, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables or inventory), letters of credit or Debt Issuances, in each case, as amended, extended, renewed, restated, refinanced (including refinancing with Debt Issuances), supplemented or otherwise modified (in whole or in part, and without limitation as to amounts, terms, conditions, covenants and other provisions) from time to time.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.07 hereof as Custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

14

“Debt Issuances” means, with respect to the Company or any of its Restricted Subsidiaries, one or more issuances of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments after the Initial Issue Date.

“Debt Rating” means the rating assigned to the Notes by Moody’s or S&P, as the case may be.

“Default” means any event, act or condition that is, or after notice or with the passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.07 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.11 hereof.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Domestic Borrowing Base” means, as of a date of determination, the sum of (i) 85% of the book value of the outstanding accounts receivable of the Company and its Domestic Restricted Subsidiaries (as such accounts receivable would be shown on a consolidated balance sheet of the Company and its Domestic Restricted Subsidiaries prepared in accordance with GAAP), less allowance for doubtful accounts, plus (ii) 80% of the inventory of the Company and its Domestic Restricted Subsidiaries (as such inventory would be shown on a consolidated balance sheet of the Company and its Domestic Restricted Subsidiaries prepared in accordance with GAAP); provided, that for purposes of determining the Domestic Borrowing Base as of a date of determination, any accounts receivable or inventory that has been sold or otherwise transferred to a Securitization Subsidiary pursuant to a Permitted Securitization Program shall not be included in the Domestic Borrowing Base for purposes of the calculation thereof.

8

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of the Company’s Equity Interests (other than Disqualified Stock) (but excluding in any event any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means the Fixed Rate Exchange Notes.

“Existing Credit Facilities” means, collectively, the Existing U.S. Credit Facilities and the Existing Foreign Credit Facility.

“Existing Foreign Credit Facility” means the facility evidenced by the Credit Agreement, by and among Avicola Pilgrim’s Pride de Mexico S. de R.L. de C.V., the Company, certain subsidiaries of Avicola Pilgrim’s Pride de Mexico S. de R.L. de C.V., ING Capital LLC, ING Bank (Mexico), S.A. Institucion de Banca Multiple, ING Grupo Financero, BBVA Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero BBVA Bancomer, Bank of America N.A., Comerica Bank and the several lenders from time to time party thereto, dated as of September 25, 2006, and the related notes, collateral documents, guarantees and agreements, each as amended through the Initial Issue Date.

“Existing U.S. Credit Facilities” means:

(i) the facility evidenced by the Fourth Amended and Restated Note Purchase Agreement by and between the Company, John Hancock Life Insurance Company, ING Capital LLC and the other purchasers named therein, dated November 18, 2003, and the related notes, collateral documents, guarantees and agreements, each as amended through the Initial Issue Date;

(ii) the facility evidenced by the Amended and Restated Credit Agreement by and among the Company, CoBank, ACB, Agriland, FCS, and other syndication parties named therein, dated as of September 21, 2006, and the related notes, collateral documents, guarantees and agreements, each as amended through the Initial Issue Date; and

(iii) the facility evidenced by the Third Amended and Restated Secured Credit Agreement, by and among the Company and Harris Trust and Savings Bank, SunTrust Bank, U.S. Bank National Association, Wells Fargo Bank National Association and the lenders from time to time party thereto, dated as of April 7, 2004, as amended by the First Amendment to the

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Third Amended and Restated Secured Credit Agreement, dated November 25, 2005, and the related notes, collateral documents, guarantees and agreements, each as amended through the Initial Issue Date.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable eight-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the eight-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the eight-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

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(ii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(iii) the product of (a) all dividends, whether paid or accrued, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Rate Exchange Notes” shall have the meaning set forth in the Preamble.

“Fixed Rate Notes” shall have the meaning set forth in the Preamble.

“Foreign Borrowing Base” means, as of a date of determination, the sum of (i) 85% of the book value of the outstanding accounts receivable of the Foreign Restricted Subsidiaries (as such accounts receivable would be shown on a combined balance sheet of the Foreign Restricted Subsidiaries prepared in accordance with GAAP), less allowance for doubtful accounts, plus (ii) 80% of the inventory of the Foreign Restricted Subsidiaries (as such inventory would be shown on a combined balance sheet of the Foreign Restricted Subsidiaries prepared in accordance with GAAP); provided, that for purposes of determining the Foreign Borrowing Base as of a date of determination, any accounts receivable or inventory that has been sold or otherwise transferred to a Securitization Subsidiary pursuant to a Permitted Securitization Program shall not be included in the Foreign Borrowing Base for purposes of the calculation thereof.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary and with respect to which more than 80% of its assets (determined on a consolidated basis in accordance with GAAP) are located in territories and jurisdictions outside of the United States of America.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Initial Issue Date.

“Global Note Legend” means the legend set forth on Exhibit A hereto, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Gold Kist Stock” means the issued and outstanding common stock of Gold Kist, Inc.

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“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means any Domestic Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

(ii) any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values; and

(iii) any commodity futures or option contract or other similar commodity hedging contract designed to protect such person against fluctuations in commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(i) borrowed money;

(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clause (i), (ii) and (iv) of this definition) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon);

(iii) banker’s acceptances;

(iv) representing Capital Lease Obligations;

(v) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business; or

(vi) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in

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accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons of nationally recognized standing that is, in the judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Issue Date” means the date of the original issuance of the first Note under this Indenture.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercompany Bonds” means an Investment by the Company or a Restricted Subsidiary in, and Indebtedness of the Company or another Restricted Subsidiary incurred in connection with, bonds, notes, debentures or similar instruments issued by any federal, state or local government of the United States or any state, territory, municipality, regulatory or administrative authority or instrumentality or agency thereof in which such bonds, notes, debentures or instruments are fully secured as to payment of both principal and interest by a requisition, loan, lease or similar payment agreement with the Company or a Restricted Subsidiary.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of the Note.

“Investment Grade Status” exists as of a date if at such date (i) the Debt Rating of Moody’s is at least Baa3 (or the equivalent) or higher and (ii) the Debt Rating of S&P is at least BBB- (or the equivalent) or higher.

“Investment Grade Securities” means:

(i) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and, in each case, with maturities not exceeding two years from the date of acquisition;

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(ii) investments in any fund that invests exclusively in investments of the type described in clause (i), which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(iii) corresponding instruments in countries other than the United States customarily utilized for high-quality investments and, in each case, with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.11(d) hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.11(d) hereof. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an “Investment” made by the Company in such Unrestricted Subsidiary.

“Issue Date” means, as to any Note, the date of original issuance of such Note.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lender” shall have the meaning ascribed to “Syndication Party” in the Bridge Credit Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a security interest in having substantially the same economic effect as any of the foregoing.

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“Loans” shall have the meaning ascribed to such term in the Bridge Credit Agreement.

“Maturity Date” means            , 20 .

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(ii) any extraordinary gain (or loss) or non-recurring gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss) or non-recurring gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, including any Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Indebtedness” means Indebtedness:

(i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender; and

(ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

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“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Secretary or an Assistant Treasurer, Assistant Controller or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream.

“Permitted Capital Raising Transaction” means any issuance by the Company, on or before the date which is eighteen (18) months after the Control Acquisition Date, of unsecured debt and/or equity securities (and including any unsecured loan or other transaction under which the debt instruments issued thereunder automatically convert to equity or any refinancings thereof, or any exchanges or conversions of such debt instruments into debt instruments on or before twelve (12) months of their issuance) in an aggregate amount not in excess of $200,000,000 to finance (a) in part a portion of the purchase price of a portion of the issued and outstanding Gold Kist Stock, (b) to refinance the Indebtedness of Gold Kist, including Gold Kist’s Senior Notes due 2014 and or related fees and expenses, which debt does not provide for scheduled principal payments prior to the Maturity Date.

“Permitted Investments” means:

(i) any Investment in the Company or in a Restricted Subsidiary of the Company;

(ii) any Investment of receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided, that nothing in this clause (ii) shall prevent the Company or any Restricted Subsidiary from offering such concessionary trade terms as management deems reasonable in the circumstances);

(iii) any Investment in cash, Cash Equivalents or Investment Grade Securities;

(iv) any Investment of Capital Stock, Obligations or other securities of any Person received by the Company or any of its Restricted Subsidiaries in settlement of Obligations created in the ordinary course of business and owing to the Company or such Restricted Subsidiary;

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(v) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(vi) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12 hereof;

(vii) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(viii) Hedging Obligations, provided, that such Hedging Obligations constitute Permitted Debt permitted by Section 4.09(b)(7) hereof;

(ix) Investments in a Person arising from the sale or transfer of assets primarily used in or related to, or Equity Interests of a Subsidiary of the Company whose assets primarily consist of those used in or related to, the Turkey Operations in connection with a joint venture including such Turkey Operations with a third party;

(x) Investments in Intercompany Bonds;

(xi) Investments made in bonds, debentures and notes issued by any corporation organized under the laws of any State of the United States having Investment Grade Status from the aggregate proceeds of insurance premiums paid by the Company or a Restricted Subsidiary under a captive insurance arrangement and any earnings on such Investments; and

(xii) Loans or advances to officers, directors, consultants and employees made in the ordinary course of the Company’s business or the business of any Restricted Subsidiary in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(xiii) any Investments received (x) in compromise of (1) obligations of trade creditors or customers owing to the Company or a Restricted Subsidiary incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (2) litigation, arbitration or other disputes; or (y) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(xiv) any Investment (x) existing on the Initial Issue Date or (y) made pursuant to binding commitments in effect on the Initial Issue Date and (z) that replaces, refinances or refunds any Investment described under either of the immediately preceding (x) or (y); provided

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that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is not materially less favorable to the Company or any of its Restricted Subsidiaries than the Investment replaced, refinanced or refunded as determined in good faith by the Company;

(xv) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(xvi) loans and advances to contract growers in an aggregate amount at any time not to exceed $25.0 million;

(xvii) other Investments made after the Initial Issue Date in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xvi) that are at the time outstanding, not to exceed the greater of (A) $75.0 million or (B) 2.5% of Total Assets; and

(xviii) repurchases of the Notes.

“Permitted Liens” means:

(i) Liens on the assets of the Company and its Restricted Subsidiaries securing Indebtedness and other Obligations (in addition to those referred to in clauses (ii) through (xxiv) of this definition) to the extent that such Indebtedness (a) was outstanding on the date of this Indenture or was permitted to be incurred by Section 4.09 hereof at the time of such incurrence and (b) at the time of such incurrence did not exceed an aggregate principal amount outstanding at any one time of the greater of (x) $1.5 billion less the aggregate amount of all Net Proceeds of Asset Sales (other than a sale of all or a substantial portion of the assets used in the Turkey Operations), applied by the Company or any of its Subsidiaries to repay Indebtedness incurred pursuant to Section 4.09(b)(1) hereof pursuant to Section 4.12 hereof and (y) 75% of the fair market value of property, plant, equipment and intangibles (excluding goodwill) of the Company and its consolidated Restricted Subsidiaries;

(ii) Liens on the assets of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations to the extent that such Indebtedness is permitted to be incurred by Section 4.09(b)(1), (2), (3) and (13)(b) hereof;

(iii) Liens on the assets of the Company and any Restricted Subsidiary securing Permitted Refinancing Indebtedness to the extent that (a) such Permitted Refinancing Indebtedness is permitted to be incurred by Section 4.09(b)(10) hereof and (b) such Permitted Refinancing Indebtedness was incurred to refinance Indebtedness outstanding under Section 4.09(b)(1), (2), (3) or (13)(b) hereof;

(iv) Liens in favor of the Company or its Restricted Subsidiaries;

(v) Liens on property of a Person existing at the time such Person is acquired by, merged with or into or consolidated with the Company or any Restricted Subsidiary of the

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Company; provided, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired by, merged into or consolidated with the Company or the Restricted Subsidiary;

(vi) Liens on property (including Capital Stock) existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such acquisition;

(vii) Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds, indemnity or performance bonds, warranty and contractual requirements or other obligations of a like nature incurred in the ordinary course of business;

(viii) Liens to secure Indebtedness permitted by Section 4.09(b)(4), (5), (6), (8) and (13) hereof (or Permitted Refinancing Indebtedness relating thereto, provided that the principal amount of the Indebtedness secured does not increase and the Liens do not extend to other property or assets) covering only the assets acquired with such Indebtedness;

(ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(x) Liens on accounts receivable or inventory of a Securitization Subsidiary or rights with respect thereto in connection with a Permitted Securitization Program;

(xi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(xii) Liens on the property of Foreign Restricted Subsidiaries and on intercompany Indebtedness to the Company to secure Indebtedness permitted by Section 4.09(b)(12) hereof;

(xiii) upon the occurrence of a Fall-Away Event, Liens securing Indebtedness in an amount that does not exceed 10% of the Company’s Consolidated Net Worth;

(xiv) Liens to secure a defeasance trust;

(xv) licenses of intellectual property in the ordinary course of business;

(xvi) easements, rights of way zoning and similar restrictions, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), restriction or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or its Subsidiaries) or materially impair their use in the operation of the Company’s and its Subsidiaries’ business;

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(xvii) Liens arising from precautionary Uniform Commercial Code financing statements filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(xviii) Leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(xix) Liens of Capital Stock of an Unrestricted Subsidiary that secures Indebtedness of other obligations of such Unrestricted Subsidiary;

(xx) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(xxi) Liens imposed by law (including, without limitation, Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith), such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers, banks, repairmen’s and mechanics’ Liens, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, in each case, incurred in the ordinary course of business;

(xxii) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course;

(xxiii) Liens incurred or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs; and

(xxiv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $40.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:

(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all customary expenses and premiums incurred in connection therewith); provided, however, that with respect to Indebtedness denominated in currency other than United States dollars, if the principal amount of such Indebtedness is extended, refinanced, renewed, replaced, defeased or refunded with Indebtedness denominated in the same foreign currency and not exceeding the principal amount (or accreted value, if applicable) thereof in such denomination of foreign currency, then it shall not be deemed to have exceeded the principal amount (or accreted value, if applicable) of the refinanced Indebtedness solely as a result of fluctuations in the exchange rate of such foreign currency;

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(ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(iv) such Indebtedness is incurred either by the Company or a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

Notwithstanding the foregoing, any Indebtedness incurred under Credit Facilities shall be subject to the refinancing provision of the definition of Credit Facilities and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

“Permitted Securitization Program” means a transaction or series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) pursuant to which a Securitization Subsidiary purchases accounts receivable or inventory from the Company or any Restricted Subsidiary and finances or sells such accounts receivables or inventory or fractional interests therein; provided, that (i) the Board of Directors shall have determined in good faith that such Permitted Securitization Program is economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of accounts receivable or inventory by the Securitization Subsidiary are made at fair market value (as determined in good faith by the Board of Directors), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors), (iv) no portion of the Indebtedness of a Securitization Subsidiary shall be Guaranteed Indebtedness or is recourse to the Company or any Restricted Subsidiary (other than to such Securitization Subsidiary and other than recourse for customary representations, warranties, covenants and indemnities) and (v) neither the Company nor any Subsidiary (other than the Securitization Subsidiary) has any obligation to maintain or preserve the Securitization Subsidiary’s financial condition.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pilgrim Family” means Lonnie A. “Bo” Pilgrim, his spouse, his issue, his estate and any trust, partnership or other entity primarily for the benefit of him, his spouse and/or issue.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s preferred or preference stock, whether now outstanding or hereafter issued, including, without limitation, all series and classes of such preferred or preference stock.

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“Registration Rights Agreement” means the Registration Rights Agreement .

“Regular Record Date” for the interest payable on any Interest Payment Date means the date specified on the face of the Note.

“Responsible Officer” when used with respect to the Trustee, means any officer, including any vice president, assistant vice president, assistant treasurer or any other officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Notes Legend” means the legend set forth in Section 2.10(g) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Subsidiary” means a Restricted Subsidiary or an Unrestricted Subsidiary of the Company which is established for the limited purpose of acquiring and financing or selling (including, without limitation, interests therein) accounts receivable or inventory and engaging in activities ancillary thereto.

“Senior Guarantee” means a Subsidiary’s Guarantee of the Senior Notes.

“Senior Notes” means the 9 5/8% Senior Notes due 2011 of the Company issued under the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture dated as August 9, 2001, by and between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as trustee, governing the Senior Notes, as amended or supplemented from time to time.

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“Shelf Registration Statement” means the Shelf Registration Statement referred to in the Bridge Credit Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Guarantee” means a Subsidiary’s Guarantee of the Subordinated Notes.

“Subordinated Notes” means the 9 1/4% Senior Subordinated Notes due 2013 of the Company issued under the Subordinated Notes Indenture.

“Subordinated Notes Indenture” means the Subordinated Indenture dated as November 21, 2003, by and between the Company and The Bank of New York, as trustee, governing the Senior Subordinated Notes, as amended or supplemented from time to time.

“Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantor’s guarantee of the Notes pursuant to Article 10 and in the form of the Subsidiary Guarantee attached as Exhibit E and any additional Subsidiary Guarantee of the Notes to be executed by any Subsidiary of the Company pursuant to Section 4.17.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

“Transaction Closing Date” means            , 20 .

“Transfer Restricted Note” means Notes that bear or are required to bear the legend set forth in Section 2.10(g) hereof.

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“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Turkey Operations” means the Company’s and/or its Restricted Subsidiaries’ turkey operations as substantially constituted on the date of this Indenture.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(i) has no Indebtedness other than Non-Recourse Indebtedness;

(ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(iv) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.11 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in Default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the eight-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

“U.S. Government Obligations” means direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof.

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“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to other Persons to comply with local law that collectively do not constitute more than 5% of all of the Capital Stock ordinarily having the power to vote for the election of directors of such Restricted Subsidiary) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
Affiliate Transaction	4.14
Asset Sale Offer	3.08
Authentication Order	2.06
Benefited Party	10.01
Change of Control Offer	4.16
Change of Control Payment	4.16
Change of Control Payment Date	4.16
Company	Preamble
Covenant Defeasance	8.03
DTC	2.07
Event of Default	6.01
Excess Proceeds	4.12
Fall-Away Event	4.18
Guaranteed Indebtedness	4.17
incur	4.09
Interest Rate	2.02	(a)
Legal Defeasance	8.02
Losses	7.07
Non-Global Holders	2.05	(d)
Notes	Preamble

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Term	Defined in Section
Offer Amount	3.08
Offer Period	3.08
Paying Agent	2.07
Payment Default	6.01
Permitted Debt	4.09
Purchase Date	3.08
QIB	2.05	(b)
Registrar	2.07
Restricted Definitive Note	2.05	(d)
Restricted Global Note	2.05	(b)
Restricted Payment	4.11
Rule 144A	2.05	(b)
Trustee	Preamble

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

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(d) words in the singular include the plural, and in the plural include the singular;

(e) all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(f) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(g) “including” means “including without limitation;”

(h) provisions apply to successive events and transactions; and

(i) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE 2

THE NOTES

SECTION 2.01. Principal Amount and Maturity.

(a) The principal amount of Fixed Rate Notes received by each Holder will equal 100.0% of the aggregate principal amount of the Loans for which they are exchanged and settled pursuant to Section 2.04 hereof. If a Default (but not an Event of Default) shall have occurred and be continuing on the date of such exchange, any notices given or cure periods commenced while the Loans were outstanding shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to the Note (with the same effect as if the Note had been outstanding as of the actual dates thereof). Fixed Rate Exchange Notes shall be issued under this Indenture in a Registered Exchange Offer in exchange for the Fixed Rate Notes duly and validly tendered in such Registered Exchange Offer. The aggregate principal amount of Notes issuable under this Indenture shall not exceed the aggregate principal amount of Loans exchanged from time to time for Fixed Rate Notes.

(b) All Notes will mature on the Maturity Date.

SECTION 2.02. Interest Rates.

(a) Notes shall bear interest for the period from and including the date such Note was issued to, but excluding, the Maturity Date, at a rate per annum equal to the amount set forth in the Note, which rate shall be equal to, in the case of Fixed Rate Notes, the interest rate then applicable to the Loans for which such Fixed Rate Note was issued in exchange and settlement (the “Interest Rate”).

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(b) Such interest shall be paid quarterly in arrears on the fifteenth day (or, if such day is not a Business Day, the next Business Day) of each fiscal quarter of the Company.

SECTION 2.03. Transferability.

Each Holder shall have an unconditional and absolute right to sell its Notes subject to and in compliance with the provisions of this Indenture and applicable law.

SECTION 2.04. Procedure for Exchange.

On the fifth Business Day (or, if later, immediately upon satisfaction of each of the requirements set forth in Section 2.8 of the Bridge Credit Agreement) following delivery by a Lender of an Exchange Notice (as defined in the Bridge Credit Agreement), the Company shall exchange and settle Loans for Fixed Rate Notes registered in the name of such Lender or the name(s) designated in writing by such Lender in the same principal amount as the Loans (or portion thereof) being exchanged, as set forth in Section 2.8 of the Bridge Credit Agreement. Notwithstanding any other provision of the Bridge Credit Agreement or this Indenture, it is expressly agreed and acknowledged that (1) each exchange and settlement of a Loan for an Fixed Rate Note shall operate as a novation of the Indebtedness represented by such Loan, (2) no Indebtedness represented by a Fixed Rate Note shall be deemed to be an extension or continuation of any Loan, and (3) the Indebtedness represented by such Loan shall be settled and extinguished by the new Indebtedness represented by such Fixed Rate Note.

SECTION 2.05. Form and Dating.

(a) General. The Fixed Rate Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Fixed Rate Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A. Each Fixed Rate Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples thereof. The terms and provisions contained in the Fixed Rate Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Fixed Rate Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. Fixed Rate Exchange Notes shall be in the form of Exhibit A but shall not bear the legend found in Section 2.10(g). Notwithstanding any other provision of this Indenture, it is acknowledged and agreed that a Fixed Rate Exchange Note shall evidence the same Indebtedness evidenced by the Fixed Rate Note for which it is exchanged, and such exchange shall not result in the repayment of the Indebtedness evidenced by the Fixed Rate Note.

(b) Global Notes. Fixed Rate Notes which are issued to Holders who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (“QIBs”) in accordance with Rule 144A under the Securities Act (“Rule 144A”) shall be issued initially in the form of a single, permanent Global Note in definitive, fully registered form without interest coupons with the legend set forth in footnote 1 to Exhibit A hereto (the “Restricted Global

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Note”), which shall be deposited on behalf of the Holder of the Fixed Rate Notes represented thereby with the Trustee, as Custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, and the Depositary or its nominee as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.05(c) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Certificated Notes. Except as otherwise provided herein, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Fixed Rate Notes. Holders of Fixed Rate Notes who are not QIBs (referred to herein as the “Non-Global Holders”) will receive certificated Fixed Rate Notes (“Restricted Definitive Notes”) bearing the Restricted Notes Legend; provided, however, that upon transfer of such Restricted Definitive Notes to a QIB or in accordance with Regulation S, such Restricted Definitive Notes will, unless the relevant Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.10 hereof. Certificated Notes will include the Restricted Notes Legend set forth above unless removed in accordance with this Section 2.05(d) or Section 2.10(g) hereof.

After a transfer of any Fixed Rate Notes during the period of the effectiveness of, and pursuant to, a Shelf Registration Statement with respect to the Fixed Rate Notes, all requirements pertaining to legends on such Fixed Rate Notes will cease to apply.

For greater certainty, the provisions of this Section 2.05(d) are subject to the requirements relating to notations, legends or endorsements on Notes required by law, stock exchange rule, or agreements to which the Company is subject, if any.

SECTION 2.06. Execution and Authentication.

(a) One Officer shall sign the Notes for the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

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(c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue.

(e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company or any of their respective Subsidiaries.

SECTION 2.07. Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby initially agrees so to act.

SECTION 2.08. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest and Additional Interest, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

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SECTION 2.09. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.10. Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

(1) to register the transfer of such Definitive Notes; or

(2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(3) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Noteholder thereof or his attorney duly authorized in writing; and

(4) in the case of Transfer Restricted Notes that are Definitive Notes, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Transfer Restricted Notes are being delivered to the Registrar by a Noteholder for registration in the name of such Noteholder, without transfer, a certification from such Noteholder to that effect (in substantially the form set forth on the reverse of the Note); or

(B) if such Transfer Restricted Notes are being transferred to the Company or to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Note); or

(C) if such Transfer Restricted Notes are being transferred (1) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; (2) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is

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acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Notes of U.S. $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (3) in reliance on another exemption from the registration requirements of the Securities Act: (a) a certification to that effect (in substantially the form set forth on the reverse of the Note), (b) if the Company or Registrar so requests, an Opinion of Counsel to the transferor or transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act and other applicable securities laws and (c) in the case of clause (2), a signed letter substantially in the form of Exhibit D hereto.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(1) if such Definitive Note is a Transfer Restricted Note, certification, substantially in the form set forth on the reverse of the Note, that such Definitive Note is being transferred in one of the transactions specified in such certification; and

(2) whether or not such Definitive Note is a Transfer Restricted Note, written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate from the Company, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

(d) Transfer or Exchange of a Beneficial Interest in a Global Note for a Definitive Note.

(1) Any person having a beneficial interest in a Global Note that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Note of the same aggregate principal amount. Upon receipt by the Trustee of

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written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Note only, the following additional information and documents (all of which may be submitted by facsimile):

(A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the owner of a beneficial interest in a Global Note, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Note); or

(B) if such beneficial interest is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Note); or

(C) if such beneficial interest is being transferred (1) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; (2) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Notes of U.S. $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Notes; or (3) in reliance on another exemption from the registration requirements of the Securities Act: (a) a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Note), (b) if the Company or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act or other applicable securities laws, and (c) in the case of clause (2), a signed letter substantially in the form of Exhibit D hereto, then the Trustee or the Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of the Global Note to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Note.

(2) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.10(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the persons in whose names such Notes are so registered in accordance with the instructions of the Depositary. Notwithstanding anything to the contrary in this Indenture, no Definitive Notes shall be issued except in accordance with Section 2.05(d), clause (f) of this Section 2.10 or upon an Event of Default.

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(e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.10), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

(1) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

(2) the Company, in its sole discretion, notifies the Trustee in writing that the Company elects to cause the issuance of Definitive Notes under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate requesting the authentication and delivery of Definitive Notes to the Persons designated by the Company, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of Global Notes, in exchange for such Global Notes.

(g) Legend.

(1) Except as permitted by the following paragraph (2), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the “Restricted Notes Legend”):

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO OFFER, SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER THEREOF) MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE HAS LIMITED RIGHTS TO REQUIRE THE COMPANY TO REGISTER THIS NOTE UNDER THE SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE

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DATE HEREOF AND THE LAST DATE ON WHICH ANY CO-ISSUER OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(l), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF U.S. $250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A)-(F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(2) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

(i) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Noteholder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restrictive Notes Legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; provided that the Noteholder delivers an Opinion of Counsel reasonably acceptable to the Company and the Trustee that such transfer is in compliance with the Securities Act; and

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(ii) any such Transfer Restricted Note represented by a Global Note shall not be subject to the provisions set forth in clause (i) of this Section 2.10(g) (such sales or transfers being subject only to the provisions of Section 2.10(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear the Restrictive Notes Legend, which request is made in reliance upon Rule 144, the Noteholder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Note) and deliver an Opinion of Counsel reasonably acceptable to the Company and the Trustee that such transfer is in compliance with the Securities Act.

For greater certainty, the provisions of this Section 2.10(g)(2) are subject to the requirements relating to notations, legends or endorsements on Notes required by law, stock exchange rule, or agreements to which the Company is subject, if any.

(h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(i) Obligations with Respect to Transfers and Exchanges of Notes.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(2) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

(3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Note selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or interest payment date, as the case may be.

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(4) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(5) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(j) No Obligation of the Trustee.

(1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or Participant or Indirect Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant or Indirect Participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including without limitation any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.11. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

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In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Company, in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note.

SECTION 2.12. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.12 as not outstanding. Except as set forth in Section 2.13 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

(b) If a Note is replaced pursuant to Section 2.11 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.13. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

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SECTION 2.14. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.15. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, upon direction by the Company and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.16. CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.17. Additional Interest.

If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable.

If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

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ARTICLE 3

REDEMPTION AND PREPAYMENT

SECTION 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof and paragraph 5 of the Notes, it shall furnish to the Trustee an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, and (iv) the redemption price. If the Company elects to redeem Notes pursuant to the provisions of Section 3.07 hereof and paragraph 5 of the Notes, it shall furnish such Officers’ Certificate to the Trustee at least 30 days but not more than 60 days before a redemption date unless a shorter notice shall be reasonably satisfactory to the Trustee. Each Officers’ Certificate shall be accompanied by an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall, therefore, be void and of no effect.

SECTION 3.02. Selection of Notes to be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed, (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $2,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed (including the CUSIP or ISIN number) and shall state:

(a) the redemption date;

(b) the redemption price;

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(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

SECTION 3.04. Effect of Notice Upon Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price.

On or before 11:00 a.m. Eastern Time on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes (or portions of Notes) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name

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such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest and Additional Interest, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Optional Redemption.

(a) Except as set forth in subparagraph (b) of this Section 3.07, the Company shall not have the option to redeem the Notes prior to             , 20     . On or after             , 20    , the Company may redeem all or a part of the Notes, at the redemption prices (expressed in percentages of principal amount equal to the sum of 100% plus the percentage of the coupon rate of each Note to be redeemed) set forth below plus accrued and unpaid interest, if any, thereon to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on                    of the years indicated below:

Year	Percentage of coupon rate
20	50.0%
20	25.0%
20	12.5%
20 and thereafter	00.0%

(b) Notwithstanding the provisions of subparagraph (a) of this Section 3.07, at any time prior to        , 200            , the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of         % of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that:

(1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of any such Equity Offering.

(c) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

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SECTION 3.08. Offer to Purchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.12 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes and, at the Company’s option, to holders of other pari passu Indebtedness (an “Asset Sale Offer”), it shall follow the procedures specified below.

(b) The Asset Sale Offer for the Notes shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.12 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest, including Additional Interest, shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of the Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, which shall not be later than 10 days after the Company becomes obligated to make an Asset Sale Offer with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.12 hereof and the length of time the Asset Sale Offer shall remain open;

(2) the Offer Amount (including information as to any other pari passu Indebtedness included in the Asset Sale Offer), the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to

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Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes tendered by Holders into an Asset Sale Offer exceeds the Offer Amount, the Trustee shall select the Notes to be purchased (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are then listed or (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples thereof, shall be purchased); and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to the allocation of the Net Proceeds from the Asset Sale pursuant to which such Asset Sale Offer is being made and the compliance of such allocation with the provisions of Section 4.12. On such date, the Company shall deposit with the Trustee or with the Paying Agent an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section.

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, in accordance with clause (8) above, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

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Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Interest, if any, then due and the Paying Agent is not prohibited from paying such money to the Holders on that date. The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 4.02. Maintenance of Office or Agency.

(a) The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03.

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SECTION 4.03. Reports.

(a) To the extent not required to be filed with the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders, if not filed electronically with the Commission, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(b) For so long as any Notes remain outstanding and the Company does not have or shall cease to have a class of equity securities registered under Section 12(g) of the Exchange Act or is not or shall cease to be subject to Section 15(d) of the Exchange Act, the Company shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall also comply with the other provisions of TIA Section 314(a).

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company shall also comply with TIA Section 314(a)(4).

(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith and in any event within five Business Days upon any Officer becoming

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aware of any Default or Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. Taxes.

The Company shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies; provided that neither the Company nor any such Restricted Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.06. Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. Corporate Existence.

Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.08. Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any

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Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Domestic Restricted Subsidiaries and any other Guarantors may incur Indebtedness or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended eight full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock or Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock or Disqualified Stock had been issued, as the case may be, at the beginning of such eight-quarter period.

(b) Notwithstanding the foregoing, clause (a) of this Section 4.09 will not prohibit the incurrence or issuance of any of the following items of Indebtedness or Preferred Stock (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any Guarantor of Indebtedness (and any replacements, renewals, refinancings, extensions, defeasements or amendments thereof) in an aggregate principal amount at any one time outstanding as of the date of any such incurrence under this clause (1) not to exceed an amount equal to the greater of (x) $1.5 billion, less the aggregate amount of all Net Proceeds of Asset Sales (other than a sale of all or a substantial portion of the assets used in or related to the Turkey Operations) applied by the Company or any of its Subsidiaries to repay Indebtedness incurred under this clause (1) pursuant to Section 4.12 and (y) 75% of the fair market value of property, plant, equipment and intangibles (excluding goodwill) of the Company and its consolidated Restricted Subsidiaries;

(2) the incurrence by the Company or any Restricted Subsidiary of Indebtedness pursuant to a revolving credit facility under the Existing U.S. Credit Facilities (and any replacements, renewals, refinancings, extensions, defeasements or amendments of any thereof) in an aggregate principal amount at any one time outstanding as of the date of any such incurrence under this clause (2) not to exceed the Domestic Borrowing Base;

(3) the incurrence of Indebtedness by the Foreign Restricted Subsidiaries pursuant to the Existing Foreign Credit Facility (and any replacements, renewals, refinancings, extensions, defeasements or amendments thereof) in an aggregate principal amount outstanding at any one time as of the date of any such incurrence under this clause (3) not to exceed the greater of (x) $100.0 million and (y) the Foreign Borrowing Base;

(4) the incurrence by the Company and the Guarantors (including any future Guarantor) of Indebtedness represented by the Notes (including, in each case, any Subsidiary Guarantees);

(5) the incurrence by the Company or any of its Restricted Subsidiaries of purchase money obligations incurred in the ordinary course of business in an amount

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outstanding at any one time (including any Permitted Refinancing Indebtedness incurred pursuant to clause (10) below) as of the date of any such incurrence not to exceed 75% of the purchase price or fair market value of the asset purchased, acquired or constructed;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of Capital Lease Obligations incurred in the ordinary course of business in an amount outstanding at any one time (including any Permitted Refinancing Indebtedness incurred pursuant to clause (10) below) as of the date of any such incurrence not to exceed 5% of the Company’s Consolidated Net Worth;

(7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations pursuant to which the Company or the Restricted Subsidiary has hedged against its actual exposure to fluctuations in interest rates, currency values or commodity prices;

(8) the incurrence by the Company or any Restricted Subsidiary of up to $25.0 million aggregate principal amount of Indebtedness to the Camp County Industrial Development Corporation pursuant to that certain Loan Agreement (the “Camp County Loan Agreement”), dated as of June 15, 1999, between the Company and the Camp County Industrial Development Corporation, including the incurrence by the Company or any Restricted Subsidiary to Harris Trust and Savings Bank pursuant to the Reimbursement Agreement dated June 15, 1999 between the Company and Harris Trust and Savings Bank, or under any irrevocable letter of credit, surety bond, insurance policy or other similar instrument issued by any Person to support the Company’s or any Restricted Subsidiary’s Obligations pursuant to the Camp County Loan Agreement or in connection with the related bonds issued by the Camp County Industrial Development Corporation (and reimbursement and similar agreements in respect thereof) and any Permitted Refinancing Indebtedness relating thereto; provided, that such $25.0 million and any corresponding credit enhancement or reimbursement obligation with respect thereto shall be reduced by any prepayments or scheduled payments under the Camp County Loan Agreement;

(9) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding (including any Permitted Refinancing Indebtedness incurred pursuant to clause (10) below) under this clause (9) not to exceed, immediately after giving effect to any such incurrence, the greater of (x) $150.0 million and (y) 5.0% of Total Assets;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) under this Indenture, the Senior Notes, the Senior Notes Indenture, the Subordinated Notes or the Subordinated Notes Indenture or that was permitted by this Indenture to be incurred under paragraph (a) of this Section 4.09 or clauses (4), (5), (6), (9), (13) or (20) of this paragraph (b);

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(11) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness and Intercompany Bonds between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) except in the case of Intercompany Bonds, if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Note, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (11);

(12) the Senior Guarantee, the Subordinated Guarantee and the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant and, in the case of a Domestic Restricted Subsidiary, the provisions of Section 4.17;

(13) Indebtedness of the Company to the extent the net proceeds thereof are promptly (a) used to purchase Notes tendered in a Change of Control Offer made as a result of a Change of Control in accordance with this Indenture or (b) deposited to defease the Notes in accordance with Section 8.04 hereof;

(14) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

(15) the issuance of Preferred Stock to the Company or a Wholly-Owned Restricted Subsidiary;

(16) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, performance, surety or similar bonds and letters of credit or completion or performance guarantees or equipment leases, or other similar obligations in the ordinary course of business and consistent with past practice;

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(17) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

(18) Indebtedness constituted of obligations in respect of purchase price adjustments, Guarantees or indemnities in connection with the acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of this Indenture;

(19) accounts payable or other obligations of the Company or any of its Restricted Subsidiaries to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods and services; and

(20) Indebtedness constituting a Permitted Capital Raising Transaction and Indebtedness under the Bridge Credit Agreement.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (20) above, or is entitled to be incurred pursuant to paragraph (a) of this Section 4.09, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided, that (x) Indebtedness outstanding under the Existing U.S. Credit Facilities on the date of this Indenture will be deemed to have been incurred on such date in reliance on the exception provided in clauses (1) and (2), as applicable, of paragraph (b) of this Section 4.09 and (y) Indebtedness outstanding under Existing Foreign Credit Facility on the date of this Indenture will be deemed to have been incurred on such date in reliance on the exception provided in clause (3) of paragraph (b) of this Section 4.09.

(c) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

(d) With respect to Indebtedness denominated in a currency other than United States dollars, the Company or any of its Restricted Subsidiaries shall not have been deemed to incur Indebtedness solely as a result of fluctuations in the exchange rates of currencies.

SECTION 4.10. Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its assets (including Capital Stock of a Restricted Subsidiary), whether owned at the date the Notes are first issued or thereafter acquired, or any interest therein or any income or profits therefrom, unless the Notes or the Subsidiary Guarantees are secured on an equal and ratable basis with

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such Indebtedness for so long as such Indebtedness is secured by such Lien; provided, however, if such Lien secures subordinated Indebtedness, the Lien securing such subordinated Indebtedness will be subordinated and junior to a Lien securing the Notes or the Subsidiary Guarantees, as the case may be.

SECTION 4.11. Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable (x) in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees (excluding (i) any intercompany Indebtedness between or among the Company and any Restricted Subsidiary of the Company or (ii) the purchase, redemption or other acquisition of Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) except at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in this clause (4) and clauses (1) through (3) above being collectively referred to as “Restricted Payments”).

(b) Notwithstanding paragraph (a) of this Section 4.11, the Company shall be permitted to engage in, and to cause or allow any of its Restricted Subsidiaries to engage in, a Restricted Payment, so long as, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable eight-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

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(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the Initial Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (10) and (11) of paragraph (c) of this Section 4.11) is less than the sum, without duplication, of

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter beginning immediately prior to the Initial Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) 100% of the aggregate net proceeds, including cash and fair market value of property other than cash, received by the Company since the Initial Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

(C) to the extent that any Restricted Investment that was made after the Initial Issue Date is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received in cash and the fair market value of property other than cash received, plus

(D) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation (other than to the extent that the Investment originally made in such Unrestricted Subsidiary was a Permitted Investment).

(c) Notwithstanding paragraphs (a) and (b) of this Section 4.11, the Company shall be permitted to effect, and to cause or allow any of its Restricted Subsidiaries to effect:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or Indebtedness of the Company

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which is subordinate or junior in right of payment to the Notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced; provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (b)(3)(B) of this Section 4.11;

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; provided, that the amount of any such net cash proceeds that are utilized for any such defeasance, redemption, repurchase or other acquisition shall be excluded from clause (b)(3)(B) of this Section 4.11;

(4) Investments made out of the net proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company; provided, that the amount of any such net proceeds that are utilized for any such Investment shall be excluded from clause (b)(3)(B) of this Section 4.11;

(5) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis so long as the Company or one of its Restricted Subsidiaries receives at least a pro rata share (and in like form) of the dividend or distribution in accordance with its common Equity Interests;

(6) the payment by the Company of cash dividends on its common stock in an aggregate amount up to $30.0 million per year;

(7) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the management or the Board of Directors of the Company or any Restricted Subsidiary pursuant to any equity subscription agreement, stock option agreement or similar agreement approved by the Board of Directors of the Company; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period;

(8) the repayment of intercompany Indebtedness that is permitted to be incurred under this Indenture;

(9) the satisfaction of obligations arising in connection with a Change of Control, provided that the Company has first satisfied its obligations pursuant to Section 4.16 with respect to a Change of Control Event;

(10) the repayment, refinancing, replacement, repurchase or redemption of subordinated capital certificates or other subordinated Indebtedness issued by Gold Kist Inc. or any successor company;

(11) other Restricted Payments in an aggregate amount not to exceed $75.0 million,

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provided, however, that, with respect to clauses (2) through (11) above, no Default or Event of Default shall have occurred and is continuing at the time of such Restricted Payment or would be caused thereby.

(d) The amount of all Restricted Payments (other than cash and Cash Equivalents) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors and set forth in a resolution. The Board of Directors’ determination (other than in the case of Investment Grade Securities) must be based upon an opinion or appraisal issued by an Independent Financial Advisor if the fair market value exceeds $100.0 million. Not later than the date of making any Restricted Payment with a fair market value in excess of $100.0 million, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.11 were computed, together with a description and amounts of all Restricted Payments made by the Company pursuant to this Section 4.11 since the date of the most recently delivered Officers’ Certificate pursuant to this paragraph (or, if none, the Issue Date), together with a copy of any fairness opinion or appraisal required by this Indenture. For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in this Section 4.11, the Company, in its sole discretion, may order and classify such Restricted Payment in any manner in compliance with this Section 4.11.

SECTION 4.12. Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by the Company’s Board of Directors and evidenced by a resolution of the Board of Directors and, if such fair market value exceeds $50.0 million, is set forth in an Officers’ Certificate delivered to the Trustee; and

(3) at least 75% of the fair market value of all forms of consideration received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or assets or Voting Stock of a type referred to in clauses (2), (3) or (4) of paragraph (b) of this Section 4.12. For purposes of this Section 4.12, each of the following shall be deemed to be cash:

(A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted

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Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion) within 180 days of the related Asset Sale.

(b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may, at its option:

(1) apply such Net Proceeds to permanently repay, purchase or retire unsubordinated Indebtedness of the Company or any Restricted Subsidiary;

(2) apply such Net Proceeds to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another business reasonably related to the business of the Company;

(3) apply such Net Proceeds to make a capital expenditure used or useful in the Company’s business;

(4) apply such Net Proceeds to acquire other long-term assets that are used or useful in the Company’s business; or

(5) enter into a binding agreement with respect to the application of such Net Proceeds described in clauses (2), (3) or (4) of this paragraph (b); provided that such binding agreement shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earliest of (x) the date on which such acquisition or expenditure is consummated, and (y) the 180th day following the expiration of the aforementioned 360-day period.

Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) of this Section 4.12 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $40.0 million, then within 45 Business Days after the later of the application of Net Proceeds in accordance with paragraph (b) of this Section 4.12 and the date that is 360 days following the receipt of the Net Proceeds, to the extent of the balance of Net Proceeds after application in accordance with paragraph (b) of this Section 4.12, the Company will make an Asset Sale Offer to all Holders of Notes and, at the Company’s option, all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the

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proceeds of sales of assets, to purchase the maximum principal amount of Notes and, at the Company’s option, such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to, but not including, the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and, at the Company’s option, such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and any such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and any such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) The Company will make the Asset Sale Offer in accordance with the procedures set forth in Section 3.08 hereof and will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.08 hereof and this Section 4.12 by virtue of such conflict.

SECTION 4.13. Dividend And Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The provisions of paragraph (a) of this Section 4.13 will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Indebtedness outstanding on the Initial Issue Date, the Credit Facilities as in effect on the Initial Issue Date and any amendments,

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modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements, as in effect on the Initial Issue Date;

(2) this Indenture, the Subsidiary Guarantee, the Notes, the Senior Notes, the Senior Notes Indenture, the Senior Guarantee, the Subordinated Notes, the Subordinated Notes Indenture and the Subordinated Guarantee;

(3) applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary non-assignment provisions in contracts, licenses and leases entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations for property (including Capital Stock) acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property so acquired of the nature described in clause (a)(3) of this Section 4.13;

(7) any agreement for the sale or other disposition of assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Subsidiary pending such sale or other disposition;

(8) Permitted Refinancing Indebtedness, provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under Section 4.10 that limit the right of the debtor to dispose of the assets subject to such Lien;

(10) customary restrictions imposed on any Securitization Subsidiary in connection with a Permitted Securitization Program, including, without limitation, those imposed on Pilgrim’s Pride Funding Corporation on the Initial Issue Date;

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(11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, sale and leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(12) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(13) encumbrances on property that exist at the time the property was acquired by the Company or a Restricted Subsidiary;

(14) Hedging Obligations incurred from time to time;

(15) any Permitted Investment; and

(16) contractual encumbrances or restrictions in effect on the Initial Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements in effect on the Initial Issue Date.

SECTION 4.14. Affiliate Transactions.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or is approved by a majority of the disinterested members of the Board of Directors; and

(2)(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, such determination shall be set forth in a resolution adopted by the Board of Directors stating that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250.0 million, the Board of Directors has received an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

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(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of paragraph (a) of this Section 4.14:

(1) any transaction entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practices;

(2) any transaction entered into by the Company and any of its Restricted Subsidiaries or between any of the Restricted Subsidiaries;

(3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

(4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company and reasonable indemnification arrangements;

(5) Restricted Payments that are permitted by the provisions of Section 4.11 hereof;

(6) loans or advances to officers, directors, employees or consultants in the ordinary course of business and consistent with past practice not to exceed $5.0 million in the aggregate at any one time outstanding;

(7) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate, (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the good faith determination of the Company’s Board of Directors, or are on terms at least as favorable as might reasonably have been obtained at such time from a party that is not an Affiliate of the Company;

(8) if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where such Person is treated no more favorably than the holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary; and

(9) transactions effected pursuant to agreements in effect on the Initial Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not in the good faith determination of the Company’s Board of Directors materially more disadvantageous to the Holders, taken as a whole, than the original agreement as in effect on the Initial Issue Date).

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SECTION 4.15. Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and either will reduce the amount available for Restricted Payments under Section 4.11(a) hereof or will at the time of such designation qualify as a Permitted Investment, as the Company shall determine. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default and such redesignation will increase the amount available for Restricted Payments under Section 4.11(a) hereof as provided therein or Permitted Investments, as applicable.

SECTION 4.16. Offer To Repurchase Upon Change Of Control.

(a) Upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple thereof) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase (the “Change of Control Payment”). Within ninety (90) days following any Change of Control, unless the Company has mailed a redemption notice with respect to all of the outstanding Notes in accordance with Section 3.07, the Company shall mail a notice to each Holder stating: (i) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and any Additional Interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple thereof.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the

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Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate (upon a written order of the Company) and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount of $2,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 4.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

(d) Notwithstanding the foregoing provisions of this Section 4.16, the Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.16 and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer in accordance with the terms hereof; or (ii) notice of redemption has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price.

(e) If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered, at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

SECTION 4.17. Issuance of Guarantees by Domestic Restricted Subsidiaries.

(a) The Company will not permit any Domestic Restricted Subsidiary, directly or indirectly, to Guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes (“Guaranteed Indebtedness”), unless (i) such Domestic Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes by such Domestic Restricted Subsidiary and (ii) such Domestic Restricted Subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Domestic Restricted Subsidiary under its Subsidiary Guarantee until the Notes have been paid in

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full. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee, or (B) subordinated to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

(b) Notwithstanding the foregoing, any such Subsidiary Guarantee by a Domestic Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged if such Guarantor sells or otherwise disposes of all or substantially all of its assets to, or consolidates with or merges with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, in compliance with the terms described of Section 10.05 hereof.

SECTION 4.18. Suspension of Covenants.

From and after the date that the Notes have achieved Investment Grade Status (a “Fall-Away Event”) and no Default or Event of Default (other than Defaults or Events of Default with respect to those covenants referred to below in this Section 4.18) has occurred and is continuing, the covenants contained in Sections 4.09, 4.11, 4.13, 4.14, 4.16 and 4.17 hereof and the requirements contained in Section 5.01(a)(4) hereof shall terminate and the Company and its Restricted Subsidiaries shall no longer be obligated to comply with the provisions and requirements of such sections in this Indenture with respect to the Notes.

SECTION 4.19. Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 5.01. Merger, Consolidation, or Sale of Assets.

(a) The Company shall not, directly or indirectly, in any transaction or series of related transactions: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, limited liability company, business trust or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

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(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement, in each case pursuant to agreements reasonably satisfactory to the Trustee; provided that if the Person formed by or surviving any such consolidation or merger (if other than the Company) is a limited liability company, business trust or limited partnership, a corporation of which all of the Equity Interests are owned by such Person shall be added to the Indenture as a co-issuer of the Notes by a supplemental indenture pursuant to which such corporation shall act as joint and several obligor with respect to the Notes;

(3) immediately after such transaction no Default or Event of Default exists;

(4)(i) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable eight-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (ii) the Fixed Charge Ratio for the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) and its Restricted Subsidiaries, on the date of and after giving pro forma effect to such acquisition and such incurrence or issuance, would not be less than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation or sale of assets and such supplemental indenture, if any, comply with this Indenture.

(b) The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

(c) Notwithstanding the foregoing, this Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries or a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

(d) For all purposes under this Indenture and the Notes, including the provisions described in this Section 5.01 and Sections 4.09 and 4.15, any surviving entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 4.15 and all Indebtedness of the surviving entity and its Subsidiaries that was not Indebtedness of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

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SECTION 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

An “Event of Default” occurs if:

(a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

(b) the Company defaults in the payment when due of principal of, or premium, if any, on the Notes;

(c) the Company or any of the Guarantors fail to comply with any of the provisions of Sections 4.16 or 5.01 hereof;

(d) the Company or any Restricted Subsidiary fails to comply with any of the provisions of Sections 4.09, 4.11 or 4.12 hereof for 30 days after written notice to the Company stating that such notice is a notice of Default by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class is received by the Company;

(e) the Company or any Restricted Subsidiary fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after written notice to the Company stating that such notice is a notice of Default by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class is received by the Company;

(f) the Company or any Restricted Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted

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Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(1) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more;

(g) a final nonappealable judgment or final nonappealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $30.0 million;

(h) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(i) the Company or any Restricted Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) consents to the appointment of a custodian of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors, or

(5) generally is not paying its debts as they become due;

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any Restricted Subsidiary in an involuntary case;

(2) appoints a custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary; or

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(3) orders the liquidation of the Company or any Restricted Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.;

SECTION 6.02. Acceleration.

If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal that has become due solely because of acceleration. No such rescission shall extend to any subsequent Default or impair any right consequent thereon.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

(a) Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except (i) a continuing Default, (ii) an Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase), (iii) a Default arising from the failure to redeem or purchase any Note when required pursuant to this Indenture, or (iv) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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(b) In the event of any Event of Default specified in Section 6.01(f), such Event of Default and all consequences thereof (excluding, however, any resulting payment Default) will be annulled, waived and rescinded, automatically and without action by the Trustee or the Holders, if, within 30 days after such Event of Default arose, the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

SECTION 6.05. Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest and Additional Interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

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Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. Modification upon Gold Kist Acquisition. Notwithstanding anything contained herein, on and after the Control Acquisition Date, any occurrence which would otherwise constitute a default or an Event of Default under Section 6.01 hereof on account of a matter solely attributable to Gold Kist (and the Company’s acquisition of the Gold Kist common stock), shall not be deemed to be a default or an Event of Default hereunder if such occurrence would not have constituted a default or an event of default under the that certain Fifth Credit Agreement dated as of December 16, 2005 among Gold Kist, as borrower, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., Rabobank Nederland “New York Branch”, and the other lenders named therein, as it may be amended from time to time, provided, however, that the Company shall provide notice to the Trustee and copies of any further amendments thereto after the date hereof, and furthermore, from and after the time that the Company’s nominees are elected as a majority of the members of the board of directors of Gold Kist, shall cause Gold Kist not to agree to any further amendments thereto that are material and adverse to the interests of the Holders to the extent that Gold Kist’s consent is required, without the prior written consent of the Holders.

SECTION 6.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default which the Trustee has, or is deemed to have, notice hereunder has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

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(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any prospectus or other disclosure material distributed with respect to the Notes.

(f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section anal to the provisions of the TIA.

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SECTION 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. Any facsimile signature of any Person on a document required or permitted in this Indenture to be delivered to the Trustee shall constitute a legal, valid and binding execution thereof by such Person.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, provided the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture and, in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(h) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

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(i) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(j) The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(k) The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the defeasance or discharge of this Indenture and final payment of the Notes.

(l) The right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(n) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

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SECTION 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has since been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee or any predecessor Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses including taxes (other than those based upon, measured by or determined by the income of the Trustee) and reasonable attorneys fees (“Losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not

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pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest and Additional Interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time upon 30 days prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the expense of the Company and Pilgrim’s Pride for the appointment of a successor Trustee.

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If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee By Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50,000,000) as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

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ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its obligations under its Subsidiary Guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a), (b), (c) and (d) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 2.10, 2.11 and 2.14 and Sections 4.01 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and its Restricted Subsidiaries shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.08 through 4.18 hereof, and the operation of Section 5.01 hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Subsidiary Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by

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reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

The Legal Defeasance or Covenant Defeasance may be exercised only if:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an Independent Financial Advisor, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b) in the case of Legal Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Initial Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing either: (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (ii) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

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(f) the Company delivers to the Trustee an Opinion of Counsel, subject to customary exceptions and assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors’ rights;

(g) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(h) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. Deposited Cash and U.S. Government Obligations To Be Held In Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

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SECTION 8.06. Repayment to Company.

Any cash or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest or Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

SECTION 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Additional Interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without the Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5;

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(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

(e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(f) to add a Guarantor pursuant to Section 10.02;

(g) to evidence and provide the acceptance of the appointment of a successor Trustee pursuant to Section 7.08;

(h) to conform the text of this Indenture, the Subsidiary Guarantee or the Notes to any provision of the “Description of Notes” contained in the final offering document relating to the original offering of the Notes, to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes;

(i) to provide for the issuance of additional Notes and related Guarantees in accordance with the limitations in this Indenture; and

(j) to comply with the rules of any applicable securities Depositary.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

After an amendment or supplement under this Section becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of such amended or supplemental indenture.

SECTION 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.08, 4.12 and 4.16 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes voting as a single class (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

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Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of the then outstanding Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.08, 4.12 and 4.16 hereof;

(c) reduce the rate of or change the time for payment of interest on any Note;

(d) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.08, 4.12 and 4.16 hereof);

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(h) cause the Notes to become subordinated in right of payment to any other Indebtedness;

(i) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of Section 10.05 hereof; or

(j) make any change in Sections 6.04 or 6.07 or the foregoing amendment and waiver provisions.

SECTION 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a written order from the Company to authenticate such Notes, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 7.02, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

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ARTICLE 10

SUBSIDIARY GUARANTEES

SECTION 10.01. Subsidiary Guarantee.

(a) Subject to this Article 10, in the event that any Restricted Subsidiary of the Company shall execute and deliver a supplemental indenture to this Indenture with respect to a Subsidiary Guarantee (as required by Section 10.02 hereof or otherwise), any such Guarantor shall, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of premium, if any, and interest and Additional Interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, any Guarantor shall be jointly and severally obligated to pay the same immediately. Any Guarantor also agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Any Guarantor agrees that its obligations with regard to such Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Any Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (A) proceed against the Company, any other guarantor (including any other Guarantor) of the obligations under the Subsidiary Guarantees or any other person, (B) proceed against or exhaust any security held from the Company, any such other guarantor or any other person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other person, or (D) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the obligations under the Subsidiary Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the obligations under the Subsidiary

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Guarantees; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party’s errors or omissions in the administration of the obligations under the Subsidiary Guarantees, except behavior which amounts to bad faith; (v)(A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations under the Subsidiary Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (vii) to the extent permitted under applicable law, the benefits of any “One Action” rule and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees. Except to the extent expressly provided herein, including Section 8.02, 8.03 and 10.05, any Guarantor covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantors, any amount paid by either to the Trustee or such Holder, any Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Any Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Any Guarantor further agrees that, as between any Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of any Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by any Guarantors for the purpose of any such Subsidiary Guarantee. Any Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the applicable Subsidiary Guarantee.

SECTION 10.02. Additional Guarantees.

If any Domestic Restricted Subsidiary (other than any Securitization Subsidiary that has entered into or established a Permitted Securitization Program), whether existing on the date of this Indenture or hereafter acquired or formed by the Company, incurs any Indebtedness (other

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than intercompany Indebtedness and Intercompany Bonds between or among such Domestic Restricted Subsidiary and the Company or any of its Restricted Subsidiaries), including without limitation, any Guaranteed Indebtedness contemplated by Section 4.17 hereof, then the Company shall cause any such Domestic Restricted Subsidiary to, within ten Business Days of the date on which any such Domestic Restricted Subsidiary became so obligated, (a) execute and deliver to the Trustee a supplemental indenture in form and substance substantially in the form of Exhibit E attached hereto and reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee, all of the Company’s obligations under the Notes and this Indenture (including the payment of principal, premium, if any, and interest on the Notes) on the terms set forth herein and therein and (b) deliver to the Trustee an Opinion of Counsel that, subject to customary assumptions and exclusions, such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary. Any Domestic Restricted Subsidiary that becomes a Guarantor shall remain a Guarantor unless (i) designated an Unrestricted Subsidiary by the Company in accordance with this Indenture; (ii) otherwise released from its obligations as a Guarantor pursuant to Section 10.05 hereof; or (iii) the circumstances giving rise to the obligation to provide a Subsidiary Guarantee under Section 4.17 or otherwise pursuant to this Section no longer exist.

SECTION 10.03. Limitation on Guarantor Liability.

Any Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of any such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and any Guarantors hereby irrevocably agree that the obligations of such Guarantor under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of any such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.04. Guarantors May Merge, Consolidate, Etc., On Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(b) either (i) the person acquiring the property in any such sale or disposition, or the Person formed by or surviving any such consolidation or merger (if such surviving Person is not the Guarantor), assumes all the obligations of that Guarantor under this Indenture and the

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Subsidiary Guarantee of such Guarantor pursuant to a supplemental indenture reasonably satisfactory to the Trustee, or (ii) in the case of a sale or other disposition of all or substantially all of the assets of such Guarantor’s assets, the Net Proceeds of such sale of other disposition are applied in accordance with Section 4.12.

In case of any such sale or other disposition, consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein or in any supplemental indenture to this Indenture as a Guarantor. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) of this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 10.05. Releases of Subsidiary Guarantees.

(a) The Subsidiary Guarantee of a Guarantor will be released and such Person shall no longer be deemed a Guarantor for purposes of this Indenture:

(1) in connection with any sale, disposition or other transfer of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the Net Proceeds of that sale or other disposition are applied in accordance with Section 4.12 hereof;

(2) in connection with any sale, disposition or other transfer of all of the Capital Stock of a Guarantor to a Person (including by way of merger or consolidation) that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the Net Proceeds of that sale are applied (or the Company certifies in an Officer’s Certificate delivered to the Trustee that such Net Proceeds will be applied) in accordance with Section 4.12 hereof;

(3) if the Company properly designates the Guarantor as an Unrestricted Subsidiary in accordance with Section 4.15 hereof;

(4) if all Indebtedness and Guaranteed Indebtedness of such Guarantor has been paid in full or otherwise discharged.

(b) Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the

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Company in accordance with the provisions of this Indenture, including without limitation that the application of Net Proceeds were applied (or, in the case of clause (a)(ii) of this Section 10.05, will be applied) in accordance with Section 4.12 hereof, or such designation was made in accordance with Section 4.15 hereof, as the case may be, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

(c) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

SECTION 11.01. Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

(a) either:

(1) all Notes that have been previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been previously delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at their maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, and interest and Additional Interest, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable by it under this Indenture; and

(c) the Company delivers to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

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SECTION 11.02. Deposited Cash and U.S. Government Obligations To Be Held In Trust; Other Miscellaneous Provisions.

Subject to Section 11.03 hereof, all cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

SECTION 11.03. Repayment to Company.

Any cash or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Company.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 12.02. Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company:

Pilgrim’s Pride Corporation

4845 U.S. Highway 271 N.

Pittsburg, Texas 75686

Attention: Chief Financial Officer

Telecopier No.: (972) 290-8950

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With a copy to:

Baker & McKenzie LLP

2300 Trammell Crow Center

2001 Ross Avenue

Dallas, Texas 75201

Attention: Alan G. Harvey

Telecopier No.: (214) 978-3099

If to the Trustee:

Attention: Corporate Trust Department

Telecopier No.:

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

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SECTION 12.03. Communication by Holders of Notes With Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

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SECTION 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, any Guarantor or the Trustee, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08. Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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SECTION 12.13. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14. Qualification of This Indenture.

The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

[Signatures on following page]

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SIGNATURES

Dated as of                    , 200

ISSUER:

PILGRIM’S PRIDE CORPORATION

By:
Name:	Richard A. Cogdill
Title:	Chief Financial Officer, Secretary and Treasurer

TRUSTEE:

By:
Name:
Title:

SIGNATURE PAGES TO INDENTURE

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EXHIBIT A

[FORM OF FACE OF NOTE]

No.	$
CUSIP No.

% Senior Fixed Rate Note Due

Pilgrim’s Pride Corporation, a Delaware corporation, promises to pay to             , or registered assigns, the principal sum of             Dollars ($            ) on .

Interest Payment Dates:            ,            ,            and              .

Record Dates:            ,            ,            and             .

Additional provisions of this Note are set forth on the other side of this Note.

PILGRIM’S PRIDE CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

[TRUSTEE] as Trustee, certifies that this is one of the [Global] Notes referred to in the within mentioned Indenture.

By:
Authorized Signatory

[GLOBAL NOTE LEGEND]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.10 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.10(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.15 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[RESTRICTED NOTES LEGEND]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO OFFER, SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER THEREOF) MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE HAS LIMITED RIGHTS TO REQUIRE THE COMPANY TO REGISTER THIS NOTE UNDER THE SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANY CO-ISSUER OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT,

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TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(l), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF U.S. $250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A)-(F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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[FORM OF REVERSE SIDE OF NOTE]

% Senior Fixed Rate Notes Due

1. Interest

Pilgrim’s Pride Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest quarterly in arrears on the fifteenth day of each fiscal quarter of the Company, commencing                    , 200 . Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Note plus 2.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the            ,            ,            or             next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially,            , a             corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Company issued the Notes under an Indenture dated as of            , 200     (“Indenture”), among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the

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Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Fixed Rate Notes issued on the date hereof, any additional Fixed Rate Notes issued after the date hereof and all Fixed Rate Exchange Notes issued in exchange for Fixed Rate Notes shall be treated as a single class for all purposes of the Indenture.

5. Optional Redemption

Except as set forth below and in paragraph 6, the Company shall not be entitled to redeem the Notes.

On and after             , 20    , the Company shall be entitled at its option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount equal to the sum of 100% plus the percentage of the coupon rate of each Note to be redeemed) plus accrued interest to, but not including, the redemption date, if redeemed during the 12-month period commencing on of the years set forth below:

Year	Percentage of Coupon Rate
50%
25%
12.5%
and thereafter	0.000%

In addition, prior to             , 20    , the Company shall be entitled at its option on one or more occasions to redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes issued at a redemption price (expressed as a percentage of principal amount) of         %, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption (other than Notes held by the Company or its Subsidiaries); and (2) each such redemption occurs within 45 days after the date of the closing of such Equity Offering.

6. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address.

7. Put Provisions

Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

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In the event the amount of Excess Proceeds from Asset Dispositions consummated by the Company exceeds $30 million, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $2,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

9. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

11. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee shall be entitled to amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders of the Notes by a successor to the Company in case of a merger, consolidation or sale of substantially all of the Company’s assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, to add a Guarantor, or to appoint a successor Trustee.

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12. Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Notes; (b) default in payment of principal on the Notes when due; (c) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $30.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company and any Restricted Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30.0 million; (g) certain defaults with respect to Guarantees; and (h) failure by the Company to redeem the Notes pursuant to paragraph 6 of the Notes. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

13. Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) signs the certificate of authentication on the other side of this Note.

16. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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17. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.

Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Company and the Guarantors, if any, will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Fixed Rate Note for an applicable Exchange Note of the Company which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such note shall not be entitled to Additional Interest). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.3

19. Governing Law

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Pilgrim’s Pride Corporation

4845 U.S. Highway 271 N.

Pittsburg, Texas 75686

Attention: Corporate Secretary

* * * * *

[3]	This Section not to appear on Exchange Notes.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                    agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BELOW

(1)	—	to the Company; or

(2)	—	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	—	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	—	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	—	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

2

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

3

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, check the box:

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Pilgrim’s Pride Corporation

4845 U.S. Highway 271 N.

Pittsburg, Texas 75686

Attention: Richard A. Cogdill

[TRUSTEE]

Attention: Corporate Trust Department

Telecopier No.:

Re:	% Senior Fixed Rate Notes due

Reference is hereby made to the Indenture, dated as of                     , 20        (the “Indenture”), between Pilgrim’s Pride Corporation, as issuer (the “Issuer”), and                     , as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                             (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                  (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE

B-1

PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Restricted Notes Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted

2

Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the the Definitive Notes and in the Indenture and the Securities Act.

4.   ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

3

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

4

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	[ ] a beneficial interest in the:
		(i)	☐ 144A Global Note (CUSIP ), or
		(ii)	☐ Regulation S Global Note (ISIN ), or

	(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

	(a)	☐ a beneficial interest in the:
		(i)	☐ 144A Global Note (CUSIP ), or
		(ii)	☐ Regulation S Global Note (ISIN ), or
		(iii)	☐ Unrestricted Global Note (CUSIP ); or

	(b)	☐ a Restricted Definitive Note; or

	(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

1

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Pilgrim’s Pride Corporation

4845 U.S. Highway 271 N.

Pittsburg, Texas 75686

Attention: Richard A. Cogdill

[TRUSTEE]

Attention: Corporate Trust Department

Telecopier No.:

Re:	% Senior Fixed Rate Notes due

Reference is hereby made to the Indenture, dated as of             , 20 (the “Indenture”), between Pilgrim’s Pride Corporation, as issuer (the “Issuer”), and                 , as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture

                        , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $            in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE

ONE] 144A Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING

INSTITUTIONAL ACCREDITED INVESTOR

Pilgrim’s Pride Corporation

4845 U.S. Highway 271 N.

Pittsburg, Texas 75686

Attention: Richard A. Cogdill

[TRUSTEE]

Attention: Corporate Trust Department

Telecopier No.:

Re:	% Senior Fixed Rate Notes due

Reference is hereby made to the Indenture, dated as of                     , 20 (the “Indenture”), between Pilgrim’s Pride Corporation, as issuer (the “Issuer”), and             , as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a)	[ ] a beneficial interest in a Global Note, or

(b)	[ ] a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form

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reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of            ,              (the “Indenture”), between Pilgrim’s Pride Corporation, as issuer (the “Issuer”), and             , as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Additional Interest, if any, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. This Subsidiary Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

By:
Name:
Title:

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